                                                                     Exhibit 4.3

                                                                  CONFORMED COPY


                      AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF MARCH 30, 2001



                                      AMONG

                             AMKOR TECHNOLOGY, INC.

                                   AS BORROWER

                                       AND

                  THE INITIAL LENDERS AND INITIAL ISSUING BANKS

                                  NAMED HEREIN

                  AS INITIAL LENDERS AND INITIAL ISSUING BANKS

                                       AND

                            SALOMON SMITH BARNEY INC.

                              AS SOLE BOOK MANAGER

                                       AND

                               CITICORP USA, INC.

                 AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT

                                       AND

                         DEUTSCHE BANC ALEX. BROWN INC.

                              AS SYNDICATION AGENT

                                       AND



SALOMON SMITH                                                   DEUTSCHE BANC
BARNEY INC.                                                     ALEX. BROWN INC.


                                  AS ARRANGERS

                      AMENDED AND RESTATED CREDIT AGREEMENT

               THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 30, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement") among AMKOR TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders as of the date hereof (the "Initial Lenders"), the banks listed on the signature pages hereof as the Issuing Banks as of the date hereof (the "Initial Issuing Banks"), SALOMON SMITH BARNEY INC. ("SSBI") as sole book manager (the "Book Manager"), CITICORP USA, INC. ("CUSA"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined) and as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent"), DEUTSCHE BANC ALEX. BROWN INC. ("DBAB"), as syndication agent (the "Syndication Agent"; together with the Administrative Agent and the Collateral Agent, the "Agents"), and SSBI and DBAB, as arrangers (the "Arrangers"), amends and restates in its entirety the Existing Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

               WHEREAS, the Borrower is a party to a Credit Agreement dated as of April 28, 2000 (as amended through the date hereof, the "Existing Credit Agreement") among the Borrower, the Initial Lenders, the Initial Issuing Banks, the SSBI, as book manager, Societe Generale ("SG"), as administrative agent (the "Existing Administrative Agent") and collateral agent (the "Existing Collateral Agent"), SSBI and SG, as syndication agents, SSBI, SG Cowen Securities Corporation and DBAB, as arrangers, and DBAB, as documentation agent;

               WHEREAS, on February 16, 2001 SG resigned as Existing Administrative Agent and Existing Collateral Agent as to all of the Facilities pursuant to Section 7.06 of the Existing Credit Agreement;

               WHEREAS, the Existing Administrative Agent, the Existing Collateral Agent, the Administrative Agent and the Collateral Agent have concurrently herewith (but prior to the effectiveness of this Agreement) entered into the Assignment and Release Agreement dated the date hereof (the "Assignment and Release Agreement") pursuant to which (i) the resignation by SG of its duties as Existing Administrative Agent and Existing Collateral Agent are confirmed, (ii) the Existing Administrative Agent and the Existing Collateral Agent have assigned all their respective rights, title and interest in, to and under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement) and delegated all of their respective obligations thereunder and with respect thereto to the Administrative Agent or the Collateral Agent, as applicable, and (iii) CUSA, as the successor Administrative Agent and Collateral Agent has accepted such assignment and delegation;

               WHEREAS, on February 20, 2001 the Borrower issued $500,000,000 of 9.25% senior notes due 2008 (the "Senior Notes (2001)"), the Net Cash Proceeds of which were applied by the Borrower in prepayment of certain of the Advances under the Existing Credit Agreement (including the repayment in full of the Term A Advances) and for its general corporate and working capital purposes;

               WHEREAS, the Borrower has requested that the Lender Parties amend and restate the Existing Credit Agreement on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein;

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

               WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities (other than the repayment in full of the Term A Advances referred to above), that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the Effective Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the "Obligations" thereunder and the representations and warranties made thereunder;

               NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Acquisition Agreement" means the asset purchase agreement dated as of January 14, 2000 between AT Korea and Anam.

               "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

               "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office in New York, New York, ABA No. 021-0000-89, Account No. 36852248,
Attention: Jason Trala.

               "Advance" means a Term B Advance, a Revolving Credit Advance or a Letter of Credit Advance.

               "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

               "Affiliate Restricted Investment Amount" means, at any time (without duplication) an amount equal to (a) the sum of (i) the amount of all cash Investments of the Borrower and its Restricted Subsidiaries, or which any of the Borrower and its Restricted Subsidiaries has assumed a legally binding commitment to make, on or after the Effective Date, in, (ii) the aggregate outstanding amount of all Contingent Obligations (including Contingent Obligations and reimbursement obligations in respect of letters of credit) of the Borrower and its Restricted Subsidiaries at such time in respect of obligations of, and (iii) (to the extent contributed, sold or otherwise transferred at less than its Fair Market Value, or, if leased) the Fair Market Value of all assets (other than cash) of the Borrower and its Restricted Subsidiaries contributed, sold or otherwise transferred or leased on or after the Effective Date to, any Non Wholly-Owned Affiliate, minus (b) (subject to any adjustment required pursuant to clause (i)(y)(B) of the definition of Maximum Restricted Investment Amount) the sum of any cash dividends, cash distributions or other return of capital or cash repayments of Debt owing to, or rental and other cash payments pursuant to any lease of assets granted by, the Borrower or any Wholly-Owned Restricted Subsidiary (but not intercompany loans to the Borrower or any Wholly-Owned Restricted Subsidiary) received after the Effective Date by the Borrower or any Wholly-Owned Restricted Subsidiary (in each case) in respect of any Investments made by them in any Non Wholly-Owned Affiliate.

               "Agents" has the meaning specified in the recital of parties to this Agreement.

               "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

               "Anam" means Anam Semiconductor, Inc., a Korean coproation.

               "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

               "Applicable Margin" means (a) with respect to the Term B Facility, 3.00% per annum in the case of Eurodollar Rate Advances, and 2.00% per annum in the case of Base Rate Advances and (b) with respect to the Revolving Credit Facility, (i) for the period from the Initial Closing Date to the six-month anniversary of the Initial Closing Date, 2.75% per annum in the case of Eurodollar Rate Advances, and 1.75% per annum in the case of Base Rate Advances, and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

---------------------------------------------------------------------------------
                                                      BASE RATE     EURODOLLAR
                  LEVERAGE RATIO                      ADVANCES    RATE ADVANCES
---------------------------------------------------------------------------------
Level I
-------
less than or equal to 1.25:1.0                          1.00%         2.00%
---------------------------------------------------------------------------------
Level II
--------
greater than 1.25:1.0 and less than or equal to
1.75:1.0                                                1.25%         2.25%
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Level III
---------
greater than 1.75:1.0 and less than or equal to
2.25:1.0                                                1.50%         2.50%
---------------------------------------------------------------------------------
Level IV
--------
greater than 2.25:1.0                                   1.75%         2.75%
---------------------------------------------------------------------------------

For the purposes of this clause (b)(ii), the Applicable Margin for each Base Rate Advance shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Leverage Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.3(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Leverage Ratio, (B) the Applicable Margin shall be at Level IV for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under
Section 5.3(b) or (c), as the case may be and (C) the Applicable Margin shall be at Level IV in the event a Default has occurred and is continuing.

               "Application Date" has the meaning specified in Section
2.6(b)(vi).

               "Appropriate Lender" means, at any time, with respect to (a) any of the Facilities, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) any Issuing Bank and
(ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.3(c) that are outstanding at such time, each such other Revolving Credit Lender.

               "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "Arrangers" has the meaning specified in the recital of parties to this Agreement.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.7 and in substantially the form of Exhibit C hereto.

               "Assignment and Release Agreement" has the meaning specified in the preliminary statements to this Agreement.

               "Assuming Lender" has the meaning specified in Section 2.17(d).

               "Assumption Agreement" has the meaning specified in Section 2.17(d)(ii).

               "AT Korea" means Amkor Technology Korea, Inc., an indirect Wholly-Owned Subsidiary of the Borrower.

               "AT Korea Bonds" means $385,000,000 of bonds issued by AT Korea to the Borrower on May 11, 1999 and $625,000,000 of bonds issued by AT Korea to the Borrower on May 2, 2000.

               "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

               "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b)     1/2 of 1% per annum above the Federal Funds Rate.

               "Base Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(i).

               "Board of Directors" means the Board of Directors of the Borrower or any duly authorized committee of the Board of Directors.

               "Book Manager" has the meaning specified in the recital of parties to this Agreement.

               "Borrower" has the meaning specified in the recital of parties to this Agreement.

               "Borrower's Account" means the account of the Borrower maintained by the Borrower with Citibank in New York, New York, ABA No. 021000089, Account No. 40568602.

               "Borrowing" means a Term B Borrowing or a Revolving Credit Borrowing.

               "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit D hereto, duly certified by the chief financial officer of the Borrower.

               "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

               "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

               "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

               "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and Permitted Liens and having a maturity of not greater than 180 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,
(b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper maturing no more than 12 months from the date of creation thereof and having at the time of acquisition thereof, a rating of at least "Prime-1" (or the then equivalent grade) from Moody's Investors Service, Inc. ("Moody's") or "A-1" (or the then equivalent grade) from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

               "Cayman Share Mortgage" means the Cayman law Share Mortgage in respect of shares in Amkor International Holdings dated as of April 28, 2000, as supplemented by a Guaranty and Security Confirmation dated as of the Effective Date, between Guardian Assets, Inc. and the Collateral Agent.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

               "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

               "Change of Control" means the occurrence of any of the following:
(a) the first date during any consecutive two year period on which a majority of the members of the board of directors of the Borrower are not Continuing Directors; or (b) any Person or two or more Persons (other than the Existing Stockholders) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 25% or more of the combined voting power of all Voting Interests of the Borrower.

               "Citibank" means Citibank, N.A., a national banking association.

               "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

               "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

               "Collateral Documents" means the Security Agreement, the Mortgages, the Cayman Share Mortgage, the Korean Collateral Documents, the Guaranty and Security Confirmations and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

               "Commitment" means a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

               "Commitment Date" has the meaning specified in Section 2.17(b).

               "Commitment Increase" has the meaning specified in Section
2.17(a).

               "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

               "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

               "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

               "Continuing Directors" means (i) members of the board of directors on the Effective Date; and (ii) other Persons nominated or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such election or nomination.

               "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
Section 2.9 or 2.10.

               "Convertible Subordinated Notes (1998)" means the 53/4% Convertible Subordinated Notes due 2003 issued pursuant to the Convertible Subordinated Notes Indenture.

               "Convertible Subordinated Notes (2000)" means the 5% Notes issued pursuant to the 2000 Convertible Subordinated Notes Indenture.

               "Convertible Subordinated Notes Indenture (1998)" means the Indenture dated as of May 6, 1998 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Convertible Subordinated Notes
(1998) were issued.

               "Convertible Subordinated Notes Indenture (2000)" means the Indenture dated as of March 22, 2000 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Convertible Subordinated Notes (2000) were issued.

               "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

               "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date),
(b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

               "CUSA" has the meaning specified in the recital of parties to this Agreement.

               "DBAB" has the meaning specified in the recital of parties to this Agreement.

               "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all Obligations in respect of indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person to the extent of the value of such property, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. Notwithstanding the foregoing, in no event shall the term "Debt" include (i) any lease properly classified as an operating lease in accordance with GAAP (other than a "synthetic lease" or a similar transaction in which the obligation is considered Debt for Borrowed Money for tax purposes), (ii) any trade payable arising in the ordinary course of business, provided that no material part of such account payable is more than ninety (90) days past due (unless subject to a bona fide dispute for which adequate reserves have been established), (iii) any obligations under open purchase orders to acquire tangible personal property entered into in the ordinary course of business and not yet due or payable, (iv) any accrued expenses or (v) any income taxes not at the time delinquent.

               "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

               "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

               "Defaulted AmounT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including any amount required to be paid by such Lender Party to (a) any Issuing Bank pursuant to
Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.2(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or any Issuing Bank pursuant to
Section 7.5 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

               "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.1(f).

               "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

               "Domestic Loan Parties" means the Borrower and the Subsidiary Guarantors.

               "Domestic Subsidiary" means any Subsidiary of the Borrower other than a Foreign Subsidiary; provided that none of the Equity Interests of a Domestic Subsidiary may be owned by a Foreign Subsidiary.

               "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) Net Income, (b) interest expense, (c) income tax expense, (d) to the extent included in Consolidated Net Income, non-cash foreign currency loss (or less any non-cash foreign currency gain), (e) to the extent included in Net Income, non-cash equity in loss of Affiliates (or less any non-cash equity in income of Affiliates), (f) depreciation expense and (g) amortization expense, in each case of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP for such period.

               "Effective Date" has the meaning specified in Section 3.1.

               "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund and (iv) any other Person approved by the Agents and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.7, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a commercial bank approved by each of the Agents and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.7, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

               "Eligible Collateral" means, collectively, Eligible Inventory and Eligible Receivables.

               "Eligible Inventory" means the Inventory of the Domestic Loan Parties (other than the classes of excluded Inventory set forth below). The value of such Inventory shall be determined by the Administrative Agent in its reasonable judgment taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. The Administrative Agent may consider any of the following classes of Inventory not to be Eligible Inventory:

               (a) Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Collateral Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be reasonably required by the Collateral Agent;

               (b) Inventory that is obsolete, unusable or otherwise unavailable for sale;

               (c) Inventory with respect to which the representations and warranties set forth in Section 9 of the Security Agreement applicable to Inventory are not true and correct in all material respects;

               (d) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

               (e) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any Domestic Loan Party has received notice of a dispute in respect of any such agreement to the extent of such dispute;

               (f) Inventory that is not in the possession of or under the sole control of the Domestic Loan Parties;

               (g)     Inventory consisting of work in progress; and

               (h) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

               "Eligible Receivables" means the Receivables of the Domestic Loan Parties other than the classes of excluded Receivables set forth below. The value of such Receivables shall be determined by the Administrative Agent in its reasonable judgment taking into consideration, among other factors, their book value determined in accordance with GAAP. The Administrative Agent may consider any of the following classes of Receivables not to be Eligible Receivables:

               (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Domestic Loan Parties;

               (b) Receivables on terms other than those normal or customary in the business of the Domestic Loan Parties;

               (c) Receivables owing from any Person that is an Affiliate of any Loan Party or any of its Subsidiaries;

               (d) Receivables more than 120 days past original invoice date or more than 90 days past the date due;

               (e) Receivables owing from any Person from which an aggregate amount of more than 20% of the Receivables owing is more than 90 days past due;

               (f) Receivables owing from any Person that (i) has disputed liability for any Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against any Loan Party or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise;

               (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.1(f);

               (h) Receivables (i) owing from any Person that is also a supplier to or creditor of any Domestic Loan Party unless such Person has waived any right of set-off in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower to discounts on future purchase therefrom;

               (i) Receivables arising out of sales to account debtors outside the United States unless such Receivables are (i) fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Collateral Agent or the Administrative Agent or (ii) owing from an account debtor that is a foreign subsidiary or division of a Person organized and in good standing under the laws of a jurisdiction within the United States;

               (j) Receivables arising out of sales on a guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

               (k) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof unless the Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor;

               (l) Receivables the full and timely payment of which the Administrative Agent in its reasonable judgment believes to be doubtful; and

               (m) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

               "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

               "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

               "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

               "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided, however, that the Convertible Subordinated Notes (1998) or the Convertible Subordinated Notes (2000) shall not be Equity Interests prior to conversion of such notes.

               "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

               "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

               "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

               "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

               "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(ii).

               "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

               "Events of Default" has the meaning specified in Section 6.1.

               "Excess Cash Flow" means, for any period,

               (a)     the sum of:

                       (i) Net Income of the Borrower and its Restricted Subsidiaries for such period plus

                       (ii) the aggregate amount of all non-cash charges deducted in arriving at such Net Income plus

                       (iii) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries during such period, the amount of such net increase plus

                       (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries during such period, the amount of such net decrease less

               (b)     the sum of:

                       (i) the aggregate amount of all non-cash credits included in arriving at such Net Income plus

                       (ii) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries during such period, the amount of such net decrease plus

                       (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries during such period, the amount of such net increase plus

                       (iv) the aggregate amount of Capital Expenditures of the Borrower and its Restricted Subsidiaries paid in cash during such period to the extent permitted by this Agreement plus

                       (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period plus

                       (vi) the aggregate principal amount of all optional prepayments of Term B Advances made during such period pursuant to Section 2.6(a) plus

                       (vii) cash investments in Non Wholly-Owned Affiliates (other than Restricted Subsidiaries) made during such period pursuant to Section 5.2(f)(vii) plus

                       (viii) income attributed during such period to minority Investments made pursuant to Section 5.2(f)(vii) to the extent such income is not received by the Borrower or any of its Restricted Subsidiaries plus

                       (ix)    $100,000,000.

               "Existing Credit Agreement" has the meaning specified in the preliminary statements to this Agreement.

               "Existing Debt" has the meaning specified in Section 4.1(s) hereof.

               "Existing Stockholders" means James J. Kim, Agnes C. Kim, David
D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987, Susan
Y. Kim Trust of December 31, 1987 and Mr. H.S. Kim.

               "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person by way of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as such application is made within 180 days after the occurrence of such damage or loss.

               "Fab Transaction" means one or more transactions which are designed to create an international subsidiary-contract wafer foundry business to be owned by an entity formed for such purpose ("Newco"), which transactions shall consist of any or all of the following: (a) the acquisition of all or substantially all of Anam's semiconductor wafer fabrication assets by Newco or a Subsidiary of Newco, (b) the exchange of Anam shares by the Borrower or any of its Subsidiaries for Equity Interests of Newco and, if applicable, of such Subsidiary of Newco; provided that, following such exchange the Borrower will own, after giving effect to such exchange, directly or indirectly, at least 30% of the issued and outstanding Equity Interests of Newco (on a fully diluted basis), (c) the transfer of the Borrower's wafer fabrication services business to Newco in exchange for Equity Interests of Newco or cash, or any combination thereof, (provided that, to the extent such transfer shall be made in exchange for cash, it shall be made for Fair Market Value) and (d) the exchange of Equity Interests of Newco for Equity Interests of any entity engaged in the same business ("Newco Successor") where the Equity Interests of such entity are traded on any stock exchange located in the United States or quoted on the NASDAQ National Market; provided, however, that (i) Newco (and Newco Successor) shall be incorporated in the United States, the Netherlands, Bermuda, Ireland, Luxembourg or another jurisdiction reasonably acceptable to the Agents, (ii) the Borrower's stock of Newco (and Newco Successor) shall not be subject to any restrictions on transfer that are more onerous to the Lender Parties as those applicable to the Borrower's stock of Anam on the Effective Date (it being understood that any restrictions on transfer resulting solely from such stock being "restricted securities" under Rule 144 of the Securities Act of 1933, as amended, shall not be deemed to be more onerous on the Lender parties), (iii) any Equity Interests of Newco and Newco Successor held by the Borrower, directly or indirectly, shall be pledged to the Lender Parties and (iv) as a result of any transaction constituting a "Fab Transaction" the Borrower shall not incur any dilution of the economic benefit in its aggregate Equity Interests in Anam and, in the event of a transfer in exchange for Equity Interests referred to in clause (c) above, any dilution of its economic benefit derived from the wafer fabrication services business (after taking into account tax and other economic benefits reasonably derived from the implementation of the Fab Transaction) in comparison to the Borrower's Equity Interests in Newco or Newco Successor, as the case may be; provided further, that Newco or Newco successor shall be formed as a corporation, limited liability company or other form of entity with limited liability to shareholders.

               "Facility" means the Term B Facility, the Revolving Credit Facility or the Letter of Credit Facility.

               "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable debt or equity security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by any of the chief financial officer, the chief executive officer, the corporate controller or the president of the Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable debt or equity security at any date, the closing sale price of such marketable debt or equity security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such marketable debt or equity security, the final price for the purchase of such marketable debt or equity security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Fee Letter" means the fee letter dated March 30, 2001 between the Borrower and CUSA.

               "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

               "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries minus Capital Expenditures plus (as of the last day of the relevant Measurement Period) all cash (including Cash Equivalents) of the Borrower and its Restricted Subsidiaries to (b) the sum of (i) income taxes that have been paid in cash plus (ii) interest payable in cash on all Debt for Borrowed Money plus (iii) scheduled principal amounts of all Debt for Borrowed Money payable, in each case, of or by the Borrower and its Restricted Subsidiaries for the most recent Measurement Period ending on or prior to such date.

               "Foreign Subsidiary" means a Subsidiary of the Borrower organized under the laws of a jurisdiction other than the United States or any State thereof.

               "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

               "GAAP" has the meaning specified in Section 1.3.

               "Granting Lender" has the meaning specified in Section 8.7(i).

               "Guaranties" means each Subsidiary Guaranty and each Intercompany Guaranty.

               "Guarantors" means each Subsidiary Guarantor and each Intercompany Guarantor.

               "Guaranty and Security Confirmation" means each agreement, pursuant to which a Loan Party reaffirms its obligations under, and affecting certain amendments to, the Guaranties and the Collateral Documents.

               "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

               "Hedge Agreements" means (i) interest rate swap, cap or collar agreements and (ii) interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

               "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

               "Increase Date" has the meaning specified in Section 2.17(a).

               "Increasing Lender" has the meaning specified in Section 2.17(b).

               "Indemnified Costs" has the meaning specified in Section 7.5(a).

               "Indemnified Party" has the meaning specified in Section 8.4(b).

               "Indentures" means the Senior Notes Indenture (1999), the Senior Notes Indenture (2001), the Senior Subordinated Notes Indenture, the Convertible Subordinated Notes Indenture (1998) and the Convertible Subordinated Notes Indenture (2000) and any other indenture governing the terms of Subordinated Debt incurred or issued pursuant to clauses (v) or (vi) of Section 5.2(b).

               "Information Memorandum" means the confidential information memorandum dated March 2001 used by the Arrangers in connection with the amendment hereby of the Existing Credit Agreement.

               "Initial Closing Date" means April 28, 2000, the date of the Initial Extension of Credit.

               "Initial Extension of Credit" means the initial Borrowing under the Existing Credit Agreement.

               "Initial Issuing Banks" has the meaning specified in the recital of parties to this Agreement.

               "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

               "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

               "Intercompany Guarantor" means each Subsidiary of the Borrower listed on Schedule III hereto and each other Subsidiary of the Borrower that has executed and delivered a guaranty pursuant to Section 5.1(j)(i)(B).

               "Intercompany Guaranty" means the guaranty dated as of April 28, 2000 among the Intercompany Guarantors, the Borrower and the Restricted Subsidiaries and any other guaranty which from time to time is executed and delivered by an Intercompany Guarantor pursuant to Section 5.1(j)(i)(B).

               "Intercompany Notes" means promissory notes, in form and substance satisfactory to the Agents, evidencing Debt permitted pursuant to
Section 5.2(iv)(B), and shall include, without limitation, the AT Korea Bonds.

               "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries to (b) interest payable in cash on all Debt for Borrowed Money of or by the Borrower and its Restricted Subsidiaries for the most recent Measurement Period ending on or prior to such date.

               "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

               "Internal Revenue Code" means the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

               "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

               "Investment" in any Person means any loan or advance to such Person, any deposit with such Person, any prepayment of the services of such Person (other than in the ordinary course of business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

               "Issuing Banks" means each Initial Issuing Bank and any other Revolving Credit Lender approved as an Issuing Bank by each of the Agents and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.7 so long as each such Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register).

               "Korean Collateral Documents" means (a) the Korean law securities Pledge Agreement dated as of June 8, 2000, as supplemented by a Guaranty and Security Confirmation dated as of the Effective Date, between the Borrower and the Collateral Agent and (b) the New York law Collateral Trust Agreement dated as of April 28, 2000, as supplemented by a Guaranty and Security Confirmation dated as of the Effective Date, between the Borrower and the Collateral Agent.

               "L/C Collateral Account" has the meaning specified in the Security Agreement.

               "L/C Related Documents" has the meaning specified in Section 2.4(c)(ii)(A).

               "Lender Party" means any Lender or any Issuing Bank.

               "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.7 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

               "Letter of Credit Advance" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

               "Letter of Credit Agreement" has the meaning specified in Section 2.3(a).

               "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on
Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.7(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

               "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.5.

               "Letters of Credit" has the meaning specified in Section 2.1(d).

               "Leverage Ratio" means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries to Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recent Measurement Period ending on or prior to such date.

               "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement which is intended to serve as the functional equivalent of security, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

               "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents,
(v) each Letter of Credit Agreement, (vi) each Intercompany Note, and (vii) the Fee Letter and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) each Secured Hedge Agreement, (vii) each Intercompany Note, and (viii) the Fee Letter.

               "Loan Parties" means the Borrower, the Guarantors and AT Korea.

               "Loan Value" means (a) with respect to Eligible Receivables, up to 85% of the value of Eligible Receivables; and (b) with respect to Eligible Inventory, up to 50% of the value of Eligible Inventory.

               "Margin Stock" has the meaning specified in Regulation U.

               "Material Adverse Change" means any material adverse change in the business, assets, properties, liabilities (actual and contingent), condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

               "Material Contract" means, at any date, the contracts and agreements filed, or required to be filed as an exhibit to the Borrower's Form 10-K, as if such Form 10-K were being filed on such date and including (whether or not required to be so filed) the Toshiba JV Agreement.

               "Maximum Restricted Investment Amount" means an amount not to exceed $175,000,000 during the period beginning on the Effective Date and ending on the date (the "Delivery Date") that the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.3(b) for the Fiscal Year ending December 31, 2001, which amount shall increase (a) on the Delivery Date, by 25% of Net Income of the Borrower and its Restricted Subsidiaries for such Fiscal Year, (b) on the first anniversary of the Delivery Date, by 35% of Net Income of the Borrower and its Restricted Subsidiaries for the Fiscal Year ending December 31, 2002 and (c) on each subsequent anniversary of the Delivery Date thereafter, by 50% of Net Income of the Borrower and its Restricted Subsidiaries for the Fiscal Year most recently ended as of such anniversary; provided, however, that (i) if on the Delivery Date, or on any anniversary thereof, Net Income of the Borrower and its Restricted Subsidiaries for the Fiscal Year most recently ended as of such date is a negative amount, then (x) the "Maximum Restricted Investment Amount" shall on such date be reduced by 100% of such negative amount of Net Income except that such reduced "Maximum Restricted Investment Amount" shall not be less than the then outstanding Affiliate Restricted Investment Amount and (y) in the event that following such reduction there is any remaining unabsorbed portion of negative amount of Net Income, such remaining unabsorbed portion shall (until fully absorbed) be deducted from (A) any amounts received by the Borrower and its Restricted Subsidiaries under clause (b) of the definition of Affiliate Restricted Investment Amount in the calculation thereof and (B) thereafter, to the extent remaining on any anniversary of the Delivery Date, the applicable percentage of Net Income for the relevant Fiscal Year for the purpose of any subsequent adjustment of the "Maximum Restricted Investment Amount" in accordance with the provisions of this paragraph; and (ii) at no time shall the "Maximum Restricted Investment Amount" exceed $350,000,000.

               "Measurement Period" means, at any date of determination, the most recent four consecutive fiscal quarters ending on or prior to such date; provided that, (a) for determination on December 31, 2000, Measurement Period shall mean (i) for purposes of determining the Fixed Charge Coverage Ratio, the two fiscal quarters most recently ended multiplied by two and (ii) for all other purposes, the three fiscal quarters most recently ended multiplied by 4/3; and
(b) for determination solely in respect of the Fixed Charge Coverage Ratio on March 31, 2001, Measurement Period shall mean the three fiscal quarters most recently ended multiplied by 4/3.

               "Mortgages" means each mortgage, deed of trust, trust deed, leasehold mortgage or leasehold deed of trust delivered pursuant to Section 5.1(j) or 5.1(p).

               "Mortgage Policies" has the meaning specified in Section 5.1(p)(i)(B).

               "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

               "Net Income" means, for any Person for any period, the net income (or net loss) of such Person for such period, determined on a Consolidated basis in conformity with GAAP, excluding any extraordinary gains or losses and other gains or losses arising from asset sales and dispositions other than in the ordinary course of business and, to the extent included in net income, non-cash charges recorded in connection with the early conversion of convertible debt and the prepayment of Term A Advances with the Net Cash Proceeds of issuance of the Senior Notes (2001); provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary and (b) the net income of any Subsidiary of such Person that is not a Wholly-Owned Subsidiary shall be reduced on a proportionate basis by a percentage equal to the percentage of the Equity Interests in such Subsidiary not owned directly or indirectly by the Borrower.

               "Non Wholly-Owned Affiliate" means any Unrestricted Subsidiary, Permitted Joint Venture or Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary).

               "Note" means a Term B Note or a Revolving Credit Note.

               "Notice of Borrowing" has the meaning specified in Section
2.2(a).

               "Notice of Issuance" has the meaning specified in Section 2.3(a).

               "Notice of Renewal" has the meaning specified in Section 2.1(d).

               "Notice of Termination" has the meaning specified in Section 2.1(d).

               "NPL" means the National Priorities List under CERCLA.

               "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.1(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

               "OECD" means the Organization for Economic Cooperation and Development.

               "Open Year" has the meaning specified in Section 4.1(r)(ii).

               "Other Taxes" has the meaning specified in Section 2.12(b).

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

               "Permitted Acquisition" means the acquisition by the Borrower or any Restricted Subsidiary of all of the outstanding Equity Interests of any Person, or (if such Person is organized under the laws of a jurisdiction other than the United States or any State thereof ) 90% or more of such outstanding Equity Interests; provided, however, that (a) such acquisition shall be consensual and shall have been approved by the board of directors (or the equivalent governing body) of such Person, (b) such Person shall be engaged in business which is the same as, or related to, the business engaged in by the Borrower and (c) no Default shall have occurred and be continuing or would result therefrom and the representations and warranties referred to in Section 3.2(i) would be true as though made on the date of consummation of such acquisition.

               "Permitted Joint Venture" means Anam, the Toshiba JV and each other joint venture permitted to be established under the terms of this Agreement; provided, however, that (a) each such joint venture shall at no time own any Equity Interests in a Restricted Subsidiary nor at any time itself have been a Restricted Subsidiary; (b) each such joint venture that is a Subsidiary of the Borrower shall meet the requirements of an Unrestricted Subsidiary (unless at the time it becomes a Subsidiary it is a Restricted Subsidiary); and
(c) any Contingent Obligation, including any contractually binding commitment to make future capital contributions, assumed by the Borrower or its Restricted Subsidiaries in respect thereof can be quantified in order to ensure compliance with the restrictions in Section 5.2(b)(ix).

               "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.1(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, provided, that any reserves required by GAAP shall have been made; (c) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (d) Liens arising from judgments or decrees in circumstances not constituting an Event of Default so long as such Lien is adequately bonded;
(e) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums on policies under which such proceeds are to be paid; (f) Liens incurred or deposits made under worker's compensation, unemployment insurance and other types of social security or to secure the performance of bids, tenders, contracts (other than for the payment of money), surety and appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (g) Liens incurred in connection with leases and subleases (other than Capitalized Leases) or licenses and sublicenses which (in each case) do not interfere in any material respect with the business of the Borrower or its Restricted Subsidiaries and any interest or title of a lessee or licensee under any such leases, subleases, licenses or sublicenses;
(h) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; and (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

               "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means a Single Employer Plan or a Multiple Employer Plan.

               "Pledged Debt" has the meaning specified in the Security
Agreement.

               "Pledged Shares" has the meaning specified in the Security Agreement.

               "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation, provided that the Convertible Subordinated Notes (1998) or the Convertible Subordinated Notes (2000) shall not be "Preferred Interests" for the purposes of this Agreement prior to the conversion of such Convertible Subordinated Notes
(1998) or Convertible Subordinated Notes (2000).

               "Pro Forma Basis" means, with respect to any determination for any period, that such determination shall be made giving pro forma effect (i) in the case of the use of "Pro Forma Basis" in Section 5.2(b)(v), to the incurrence of Debt anticipated to occur during such period and (ii) in the case of the use of "Pro Forma Basis" in Section 5.2(o), to each acquisition (by purchase or otherwise) or disposition (by sale or otherwise) of a Person or all or substantially all of the business or assets of a Person consummated by the Borrower or any of its Restricted Subsidiaries during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Debt), as if such incurrence of Debt or acquisition, disposition and related transactions had been consummated on the first day of such period, in each case (i) based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in reasonable detail in the relevant compliance certificate furnished to the Administrative Agent pursuant to Section 5.3(b) or (c) and (ii) prepared in accordance with Regulation S-X under the Securities Act of 1933 or, if not in accordance with Regulation S-X, accompanied by a certificate of the Borrower's chief financial officer certifying that such determination (including all related results and assumptions) has been made in a manner not inconsistent with GAAP and has been approved in writing by the Borrower's Board of Directors (or the audit committee thereof, if any).

               "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.5 or 6.1, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.5 or 6.1, the Revolving Credit Facility as in effect immediately prior to such termination).

               "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

               "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

               "Register" has the meaning specified in Section 8.7(d).

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Related Documents" means the Acquisition Agreement, the Senior Note Documents, the Subordinated Debt Documents, the AT Korea Bonds, and each other document and instrument executed and delivered in connection with the consummation of the Transactions (other than the Loan Documents) and the Indentures and each other document and instrument which governs or evidences any Debt incurred under Section 5.2(b)(vi) (to the extent that such Debt extends, refunds or refinances, in whole or in part, any Debt which is governed or evidenced by any of the foregoing documents and instruments or by the Loan Documents).

               "Replaced Lender Party" has the meaning specified in Section 2.12(h).

               "Replacement Effective Date" has the meaning specified in Section 2.12(h).

               "Replacement Lender Party" has the meaning specified in Section 2.12(h).

               "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

               "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

               "Restricted Subsidiary" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary or a Permitted Joint Venture; provided, however, no Unrestricted Subsidiary or Permitted Joint Venture may be designated a Restricted Subsidiary unless (a)(i) in the case of a Domestic Subsidiary, such Subsidiary is a Wholly-Owned Subsidiary and (ii) in the case of a Foreign Subsidiary, the Borrower, or a Wholly-Owned Subsidiary of the Borrower, owns 90% or more of the outstanding Equity Interests of such Foreign Subsidiary and (b) at the time of such designation, no Default shall have occurred and be continuing or would result therefrom.

               "Revolving Credit Advance" has the meaning specified in Section 2.1(c).

               "Revolving Credit Availability " means, at any date of determination, an amount which is (a) the lesser of (i) the Revolving Credit Facility on such date and (ii) the Loan Value of Eligible Collateral on such date minus (b) the sum of the aggregate principal amount of (x) the Revolving Credit Advances then outstanding, (y) the Letter of Credit Advances then outstanding and (z) the aggregate Available Amount of all Letters of Credit then outstanding.

               "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

               "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances after the Effective Date, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.7(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

               "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

               "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

               "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

               "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

               "Secured Obligations" has the meaning specified in the Security Agreement.

               "Secured Parties" means the Agents, the Lender Parties and any other holder of the Obligations of the Loan Parties under the Loan Documents.

               "Security Agreement" means the Security Agreement dated as of April 28, 2000, as supplemented by a Guaranty and Security Confirmation dated as of the Effective Date, among the Borrower, each Subsidiary Guarantor and the Collateral Agent.

               "Senior Debt Ratio" means, at any date of determination, the ratio of (a) the sum of (i) outstanding Advances, (ii) the Available Amount of outstanding Letters of Credit, and (iii) all other secured outstanding Debt (other than Subordinated Debt), in each case, as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.3(b) or (c), as the case may be, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters, as adjusted to give pro forma effect to any Investment made since the last day of such fiscal quarter or to be made within 90 days after such date of determination pursuant to an executed purchase agreement as though such Investment had been made at the beginning of such four fiscal quarter period.

               "Senior Notes (1999)" means the Series A and Series B 91/4% Senior Notes due 2006 issued pursuant to the Senior Notes Indenture (1999).

               "Senior Notes (2001)" has the meaning specified in the preliminary statements of this Agreement.

               "Senior Note Documents" means the Senior Notes (1999), the Senior Notes Indenture (1999), the Senior Notes (2001) and the Senior Notes Indenture
(2001).

               "Senior Notes Indenture (1999)" means the Indenture dated as of May 13, 1999 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Senior Notes (1999) were issued.

               "Senior Notes Indenture (2001)" means the Indenture dated as of February 20, 2001 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Senior Notes (2001) were issued.

               "Senior Subordinated Notes" means the Series A and Series B 101/2% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Indenture.

               "Senior Subordinated Notes Indenture" means the Indenture dated as of May 13, 1999 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Senior Subordinated Notes were issued.

               "SG" has the meaning specified in the preliminary statements to this Agreement.

               "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "SPC" has the meaning specified in Section 8.7(i).

               "SSBI" has the meaning specified in the recital of parties to this Agreement.

               "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

               "Subordinated Debt" means the Debt evidenced by the Senior Subordinated Notes, the Convertible Subordinated Notes (1998), the Convertible Subordinated Notes (2000) and any Debt of the Borrower incurred or issued pursuant to clauses (v) or (vi) of Section 5.2(b) that is subordinated to the Obligations of the Borrower under the Loan Documents.

               "Subordinated Debt Documents" means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture, the Convertible Notes (1998), the Convertible Notes Indenture (1998), the Convertible Subordinated Notes
(2000), the Convertible Subordinated Notes Indenture (2000) and any other Indenture or instrument evidencing any Subordinated Debt.

               "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Equity Interests in any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

               "Subsidiary Guarantor" means Guardian Assets, Inc. and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.1(j)(i)(A).

               "Subsidiary Guaranty" means the guaranty dated as of April 28, 2000, as supplemented by a Guaranty and Security Confirmation dated as of the Effective Date, made by each Subsidiary Guarantor in favor of the Lender Parties, and any other guaranty which from time to time is executed and delivered by a Subsidiary Guarantor in favor of the Lender Parties pursuant to
Section 5.1(j)(i)(A).

               "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

               "Tangible Net Worth" shall mean, at the end of any fiscal quarter, the sum of the capital stock (including Debt converted into or exchanged for capital stock or otherwise capitalized) and additional paid-in capital, plus retained earnings (or minus accumulated deficit) as determined on a consolidated basis in accordance with GAAP, minus any goodwill and intangibles, all as determined in accordance with GAAP.

               "Taxes" has the meaning specified in Section 2.12(a).

               "Term A Advances" means the term loans in an aggregate principal amount of $350,000,000 made to the Borrower on the Initial Closing Date pursuant to Section 2.1(a) of the Existing Credit Agreement.

               "Term A Facility" has the meaning specified in the Existing Credit Agreement.

               "Term B Advance" has the meaning specified in Section 2.1(b).

               "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

               "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances after the Effective Date, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.7(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

               "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

               "Term B Lender" means any Lender that has a Term B Commitment.

               "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

               "Termination Date" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Term B Commitments pursuant to Section 2.5 or 6.1 and (b)(i) for purposes of the Revolving Credit Facility and the Letter of Credit Facility, March 31, 2005 and (ii) for purposes of the Term B Facility and for all other purposes, the date that is the earlier of (A) September 30, 2005 and (B) six (6) months prior to maturity of the Senior Notes (1999).

               "Toshiba JV" means the joint venture established pursuant to the Toshiba JV Agreement.

               "Toshiba JV Agreement" means the Joint Venture Agreement dated December 7, 2000, among the Borrower, Toshiba Corporation and Iwate Toshiba Electronics Company Ltd., a copy of which has been delivered to the Administrative Agent and the Required Lenders.

               "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

               "Transaction Documents" means, collectively, the Loan Documents and the Related Documents.

               "Transactions" means the transactions contemplated by the Transaction Documents.

               "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

               "Unrestricted Subsidiary" means any Subsidiary of the Borrower, designated as an "unrestricted Subsidiary" by the board of directors of the Borrower (and shall in any event include Anam if such entity becomes a Subsidiary of the Borrower); provided that each such Subsidiary shall at all times: (a) account for and manage all of its assets and liabilities, and maintain its books, financial statements and accounting and other records, separately from those of the Borrower and its Restricted Subsidiaries, (b) deal with the Borrower and its Restricted Subsidiaries on arms' length terms and (c) not own any capital stock of a Restricted Subsidiary nor at any times itself have been a Restricted Subsidiary.

               "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.3(c) and outstanding at such time.

               "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

               "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of the Borrower that is (a) a Wholly-Owned Subsidiary or (b) a Foreign Subsidiary (which is not a Wholly-Owned Subsidiary) and (i) 90% or more of the outstanding Equity Interests of such Foreign Subsidiary are owned by the Borrower, or a Wholly-Owned Subsidiary of the Borrower, and (ii) applicable law does not enable the Borrower, or a Wholly-Owned Subsidiary of the Borrower, to compulsorily acquire the remaining outstanding minority Equity Interests of such Foreign Subsidiary (which are not owned by the Borrower or Wholly-Owned Subsidiary) from the holders thereof on terms which are commercially reasonable in the circumstances (provided, that the Borrower shall deliver to the Administrative Agent a certificate of its chief financial officer demonstrating in detail that any such Foreign Subsidiary falls within this clause (ii) and such Foreign Subsidiary shall be treated as a "Wholly-Owned Restricted Subsidiary" unless the Administrative Agent or the Required Lenders notify the Borrower within 21 days of receipt of such certificate that they are not satisfied (acting reasonably) as to the matters detailed in such certificate.

               "Wholly-Owned Subsidiary" of any Person, means any other Person, all of the outstanding Equity Interests of which (other than director's qualifying shares or other de minimis nominal shareholdings, to the extent that they are, in each case, be required by law) is owned by such Person directly or by other Wholly-Owned Subsidiaries of such Person.

               "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.2. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS.

               (a) In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

               (b) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

               (c) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

               (d) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Required Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

               (e) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

               (f) The term "including" when used in any Loan Document means "including, without limitation," except when used in the computation of time periods.

               (g) The terms "Lender," "Issuing Bank" and "Administrative Agent" and "Collateral Agent" include their respective successors.

               (h) Upon the appointment of any successor Administrative Agent or Collateral Agent pursuant to Section 7.6, references to SSBI and CUSA in Section 7.3 and to Citibank in the definition of Base Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

               SECTION 1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.1(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

               SECTION 2.1. THE ADVANCES AND THE LETTERS OF CREDIT.

               (a) The Term A Advances. On the Initial Closing Date, the Term A Lenders (as defined in the Existing Credit Agreement) made the Term A Advances to the Borrower. Prior to the Effective Date, the Borrower repaid the Term A Advances in full from the Net Cash Proceeds of the Senior Notes (2001) as required by the terms of the Existing Credit Agreement. The Term A Facility is hereby canceled.

               (b) The Term B Advances. Pursuant to the Existing Credit Agreement, the Term B Lenders, severally, made (ratably according to their Term B Commitments) a single advance in the aggregate principal amount of $350,000,000 (a "Term B Advance") to the Borrower on the Initial Closing Date, of which $347,375,000 is outstanding as of the date of this Agreement. Amounts of the Term B Advances which have been repaid or prepaid or which hereafter may be repaid or prepaid may not be reborrowed.

               (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Pro Rata Share of the Revolving Credit Availability at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $2,500,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment in effect from time to time and subject to the terms and conditions hereinafter set forth, the Borrower may borrow under this Section 2.1(c), prepay pursuant to Section 2.6(a) and reborrow under this
Section 2.1(c).

               (d) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Revolving Credit Availability at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(d).

               SECTION 2.2. MAKING THE ADVANCES.

               (a) Except as otherwise provided in Section 2.2(b) or 2.3, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

               (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances (i) for the Borrowing on the Initial Closing Date, (ii) for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or (iii) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or 2.10. In addition, the Revolving Credit Advances may not be outstanding as part of more than 12 separate Borrowings.

               (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

               (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

               (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

               SECTION 2.3. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT.

               (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least 50% of the Revolving Credit Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

               (b)     Letter of Credit Reports. Each Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

               (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing

Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

               (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

               SECTION 2.4. REPAYMENT OF ADVANCES.

               (a) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of the Term B Advances outstanding on the date of this Agreement on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

                                  Date                   Amount
                                  ----                   ------
                       March 31, 2001                    $875,000
                       June 30, 2001                     $875,000
                       September 30, 2001                $875,000
                       December 31, 2001                 $875,000
                       March 31, 2002                    $875,000
                       June 30, 2002                     $875,000
                       September 30, 2002                $875,000
                       December 31, 2002                 $875,000
                       March 31, 2003                    $875,000
                       June 30, 2003                     $875,000
                       September 30, 2003                $875,000
                       December 31, 2003              $42,000,000
                       March 31, 2004                 $42,000,000
                       June 30, 2004                  $42,000,000
                       September 30, 2004             $42,000,000
                       December 31, 2004              $42,000,000
                       March 31, 2005                 $42,000,000
                       June 30, 2005                  $42,000,000
                       September 30, 2005             $43,750,000

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

               (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

               (c)     Letter of Credit Advances.

                       (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                       (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                               (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                               (C)     the existence of any claim, set-off,
               defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                               (D)     any statement or any other document
               presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                               (E)     payment by any Issuing Bank under a
               Letter of Credit against presentation of a draft or certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                               (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                               (G)     any other circumstance or happening
               whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

               SECTION 2.5. TERMINATION OR REDUCTION OF THE COMMITMENTS.

               (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility
(i) shall be in an aggregate amount of $2,500,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

               (b)     Mandatory.

                       (i) Upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

                       (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

               SECTION 2.6. PREPAYMENTS.

               (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $2,500,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.4(c).

               (b)     Mandatory.

                       (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Term B Advances comprising part of the same Term B Borrowings equal to 25% of the amount of Excess Cash Flow for such Fiscal Year.

                       (ii) The Borrower shall, within 3 Business Days of the date of receipt (or such later date as may be specified in Section 5.2(e)(ii)) of the Net Cash Proceeds by the Borrower or any of its Restricted Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets (other than payments of cash or Cash Equivalents) of the Borrower or any of its Restricted Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clauses (i) and (iii) through (ix) of Section 5.2(e)) (provided that the Borrower shall only be required, on the 180th day after the date of receipt of such Net Cash Proceeds, to prepay the Advances in an amount equal to the amount of such Net Cash Proceeds not reinvested in like-kind assets or fixed assets (which are used in or are useful to the business of the Borrower at such time) during such

        180-day period), (B) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt (except Debt incurred or issued pursuant to clauses (i) through (iv) and clauses (vi) through
        (xii) of Section 5.2(b)), (C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and not otherwise included in clause (A) above, prepay an aggregate principal amount of the Term B Advances comprising part of the same Term B Borrowings equal to 100% of such Net Cash Proceeds; provided, however, that if such Net Cash Proceeds arise from the incurrence or issuance of Subordinated Debt pursuant to Section 5.2(b)(v), only 50% of such Net Cash Proceeds shall be required to be applied to the Term B Advances in accordance with this clause (b)(ii).

                       (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Revolving Credit Facility and the Loan Value of Eligible Collateral on such Business Day.

                       (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                       (v) Prepayments of the Revolving Credit Facility made pursuant to clause (iii) or (iv) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full and second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable.

                       (vi) Anything contained in this Section 2.6(b) to the contrary notwithstanding, (A) if, following the occurrence of any "Asset Sale" (as such term is defined in any Indenture, if applicable) by any Loan Party or any of its Subsidiaries, the Borrower is required to commit by a particular date (a "Commitment Date") to apply or cause its Subsidiaries to apply an amount equal to any of the "Net Proceeds" (as such term is defined in such Indenture, if applicable) thereof in a particular manner, or to apply by a particular date (an "Application Date") an amount equal to any such "Net Proceeds" in a particular manner, in either case in order to excuse the Borrower from being required to make an "Asset Sale Offer" (as such term is defined in such Indenture, if applicable) in connection with such "Asset Sale," and the Borrower shall have failed to so commit or to so apply an amount equal to such "Net Proceeds" at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Net Proceeds," and, within 60 days thereafter assuming no further application or commitment of an amount equal to such "Net Proceeds" the Borrower would otherwise be required to make an "Asset Sale Offer" in respect thereof, then in either such case the Borrower shall immediately apply or cause to be applied an amount equal to such "Net Proceeds" to the payment of the Advances in the manner set forth in Section 2.6(b)(ii) in such amounts as shall excuse the Borrower from making any such "Asset Sale Offer."

                       (vii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

               (c) Application. Each prepayment under the Term B Facility will be applied to remaining installments of the Term B Advances under Section 2.4(a) on a pro rata basis.

               SECTION 2.7. INTEREST.

               (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                       (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                       (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

               (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on
(i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that, following acceleration of the advances pursuant to
Section 6.1, interest shall accrue and be payable at the rate required by this
Section 2.7(b) whether or not requested by the Administrative Agent or the Required Lenders.

               (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), a notice of Conversion pursuant to Section 2.9 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period," the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

               SECTION 2.8. FEES.

               (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2001, and on the Termination Date, at the rate of 1/2 of 1% per annum on the actual daily Unused Revolving Credit Commitment of such Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

               (b)     Letter of Credit Fees, Etc.

                       (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2001, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the actual daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Revolving Credit Advances that are Eurodollar Rate Advances (including default interest, if any).

                       (ii) The Borrower shall pay to each Issuing Bank, for its own account, (A) a fronting fee, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2001, and on the Termination Date, on the average daily amount of its Letter of Credit Commitment during such quarter, from the Effective Date until the Termination Date, at the rate of 0.25% per annum and an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.25% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date; provided that, in no event shall such issuance fee be less than $500,
        (B) such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                       (iii) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

               SECTION 2.9. CONVERSION OF ADVANCES.

               (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business

Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.2(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

               (b)     Mandatory.

                       (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,500,000, such Advances shall automatically Convert into Base Rate Advances.

                       (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
        Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                       (iii) Upon the occurrence and during the continuance of a Default under Section 6.1(a) or 6.1(f) or any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

               SECTION 2.10. INCREASED COSTS, ETC.

               (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

               (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

               (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

               SECTION 2.11. PAYMENTS AND COMPUTATIONS.

               (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

               (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee or Letter of Credit fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

               (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

               SECTION 2.12. TAXES.

               (a) Except as otherwise provided herein, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with
Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

               (c) Except as otherwise provided herein, the Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses, except to the extent that such penalties, additions, interest and expenses accrue as a result of the failure of the relevant Lender Party or Agent to demand payment from the Borrower within 30 days of it becoming aware of the circumstances which entitle it to make such demand) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

               (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

               (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN (and, if such Lender Party delivers a form W-8BEN, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8BEN, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section
2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Effective Date by Internal Revenue Service form W-8BEN or W-8ECI (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

               (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection
(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section
2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

               (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

               (h) The Borrower may replace any Lender Party that has requested additional amounts from such Borrower under this Section 2.12, by written notice to such Lender Party and the Administrative Agent and identifying one or more persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "Replacement Lender Party," and collectively, the "Replacement Lender Parties") to replace such Lender Party (the "Replaced Lender Party"); provided that (i) the notice from such Borrower to the Replaced Lender Party and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given and (ii) as of the relevant Replacement Effective Date, each Replacement Lender Party shall enter into an Assignment and Acceptance with the Replaced Lender Party pursuant to Section 8.7(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to Section 8.7(a)), pursuant to which such Replacement Lender Parties collectively shall acquire, in such proportion among them as they may agree with such Borrower and the Administrative Agent, all (but not less than all) of the Commitments and outstanding Advances of the Replaced Lender Party, and, in connection therewith, shall pay to the Replaced Lender Party, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date, without duplication, of (x) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Advances of the Replaced Lender Party and
(y) the Replaced Lender Party's ratable share of all accrued but unpaid fees owing to the Replaced Lender Party hereunder.

               SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.7) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender

Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest.

               SECTION 2.14. USE OF PROCEEDS. The Revolving Credit Advances and the issuances of the Letters of Credit from and after the Effective Date shall be made available (and the Borrower agrees that it shall use the proceeds thereof and such Letters of Credit) for general corporate purposes of the Borrower and its Restricted Subsidiaries to the extent permitted under this Agreement.

               SECTION 2.15 DEFAULTING LENDERS.

               (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.1. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

               (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                       (i) first, to the Administrative Agent for any Defaulted Amounts then owing to the Administrative Agent, ratably in accordance with such respective Defaulted Amounts then owing to Administrative Agent;

                       (ii) second, to the Issuing Banks for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Banks; and

                       (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

               (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                       (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to the Administrative Agent hereunder, ratably in accordance with such amounts then due and payable to the Administrative Agent;

                       (ii) second, to the Issuing Banks for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to such Issuing Banks;

                       (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                       (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

               (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

               SECTION 2.16. EVIDENCE OF DEBT.

               (a) The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender. Each Lender that does not receive a Note pursuant to the preceding sentence shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of such Advances.

               (b) The Register maintained by the Administrative Agent pursuant to Section 8.7(d) shall include a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

               (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

               (d) Any reference to a Note or Notes made in this Agreement shall be a reference to a Note or Notes only to the extent such Note or Notes have been requested and issued pursuant to subsection (a) above.

               SECTION 2.17. INCREASE IN THE AGGREGATE COMMITMENTS.

               (a) The Borrower may, at any time prior to the Termination Date, by notice to the Administrative Agent, request the addition of a new facility pursuant to an increase in the Commitments (each, a "Commitment Increase") equal to $50,000,000 (or an integral multiple of $10,000,000 in excess thereof) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of all of the Commitment Increases exceed $100,000,000, (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.2 and in clause (d) of this Section 2.17 shall be satisfied, (iii) the Borrower will only be able to make one request hereunder, (iv) the final maturity of the Advances and Commitments under any such new facility shall be no shorter than the final maturity of the Term B Facility and (v) such new facility shall contain other terms as may be agreed by the Borrower and the Agents.

               (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase,
(ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in the requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

               (c) Promptly following the Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $2,500,000 or an integral multiple of $1,000,000 in excess thereof.

               (d) On the Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.17(c) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of the Increase Date and the Commitment of each Increasing Lender for such Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of the Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

                       (i) (A) certified copies of resolutions of the Board of Directors of the Borrower approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in a form reasonably satisfactory to the Administrative Agent;

                       (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

                       (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On the Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on the Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

               SECTION 3.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective on the date (the "Effective Date") on which all of the following conditions precedent have been first satisfied:

               (a) The Agents shall have received, in form and substance satisfactory to the Agents (unless otherwise specified) and in sufficient copies for each Lender Party:

                       (i) This Agreement, duly executed by the Borrower and the Required Lenders.

                       (ii) The Assignment and Release Agreement, duly executed by the Existing Administrative Agent, the Existing Collateral Agent, the Administrative Agent and the Collateral Agent and acknowledged and agreed to by the Borrower, including executed UCC-3 financing statements, intellectual property assignments and all other recordings, filings, documents and instruments as may be necessary or desirable to give effect to assignments set forth therein, together with:

                               (A) all certificates representing the Pledged Shares, undated stock powers or share transfer forms and all other instruments, certificates, agreements and documents which are held by the Existing Collateral Agent in respect of the Collateral; and

                               (B) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect (or continue to perfect) and protect the first priority Liens created under the Security Agreement and the other Collateral Documents has been taken.

                       (iii) The Guaranty and Security Confirmations, duly executed by each Loan Party.

                       (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by this Agreement and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Transaction Document to which it is or is to be a party.

                       (v) A copy of a certificate of the Secretary of State or other appropriate governmental official of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Effective Date, certifying, where applicable, that such Loan Party has paid all franchise taxes to the date of such certificate and such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation.

                       (vi) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the date of the Effective Date), certifying as to (A) the absence of any amendments to the charter and bylaws of such Loan Party since the Initial Closing Date (unless true, complete and up to date copies of any such amendments are delivered with such certificate), (B) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (D) the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes a Default.

                       (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                       (viii) Certified copies of each of the Related Documents (other than those delivered in connection with the Existing Credit Agreement), duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                       (ix) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested.

                       (x) Evidence of insurance naming the CUSA, as successor Collateral Agent, as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including business interruption insurance.

                       (xi) A favorable opinion of (A) Wilson Sonsini Goodrich & Rosati, counsel for the Loan Parties, in form and substance satisfactory to the Lender Parties, (B) local counsel in the jurisdictions and from the law firms listed in Schedule III in form and substance satisfactory to the Lender Parties and (C) Weil, Gotshal & Manges LLP, counsel to the Agents, in form and substance satisfactory to the Agents.

                       (xii) The Transaction Documents shall not have been altered, amended or otherwise changed or supplemented in any material respect or any condition therein waived without the prior written consent of the Lender Parties; and the Transactions shall have been consummated in accordance with the terms of the Transaction Documents and in compliance with applicable law and regulatory approvals.

                       (xiii) Before giving effect to the Transactions, there shall have occurred no Material Adverse Change since December 31, 2000.

                       (xiv) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of advisors and counsel to the Agents and local counsel for the Lender Parties).

                       (xv) The representations and warranties contained in each Loan Document are correct on and as of the Effective Date as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date.

                       (xvi) On the Effective Date no event has occurred and is continuing that constitutes a Default.

               SECTION 3.2. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE AND RENEWAL. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c)) on the occasion of each Borrowing, each Commitment Increase, and the obligation of each Issuing Bank to issue a Letter of Credit or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or the applicable Increase Date or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, such Increase Date or issuance or renewal such statements are true):

                       (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, such Increase Date or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than such Borrowing, issuance or renewal, in which case as of such specific date;

                       (ii) no event has occurred and is continuing, or would result from such Borrowing, such Increase Date or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default; and

                       (iii) for each Revolving Credit Advance or issuance or renewal of any Letter of Credit, the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance or renewal, respectively;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

               SECTION 3.3. DETERMINATIONS UNDER SECTION 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

               (a) Corporate Existence; Corporate Power. Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued and are non-assessable.

               (b) Ownership of Subsidiaries. Set forth on Schedule 4.1(b) is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the Effective Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the Effective Date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Effective Date. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. Each Subsidiary of the Borrower which is a Restricted Subsidiary is a Subsdiary Guarantor, an Intercompany Guarantor or both.

               (c) Authorization; No Conflicts. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transactions, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including Regulation U and Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or
(iv) except for the Liens created under the Loan Documents and Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

               (d) Governmental and Third-Party Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.1(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Transactions have been consummated in accordance with the Transaction Documents and applicable law.

               (e) Enforceable Obligations. This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

               (f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transactions.

               (g) Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Arthur Andersen, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the twelve months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2000, there has been no Material Adverse Change.

               (h) Financial Projections. The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.3 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

               (i) Full Disclosure. Neither the Information Memorandum nor any other information, exhibit or report (including the information memorandum as defined in the Existing Credit Agreement) furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading; provided, however, that to the extent that any such statement constitutes a projection of future financial performance, such statement is only represented and warranted hereby to have been made in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of the Information Memorandum or other information, exhibit or report, and represented, at the time of delivery, the Borrower's best estimate of such future financial performance.

               (j) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

               (k) Investment Company Act; Public Utility Holding Company Act. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. Neither the making of any

Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other Transactions, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (l) No Burdensome Restrictions. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would reasonably be expected to have a Material Adverse Effect.

               (m) Collateral Documents. The Collateral Documents create a valid and perfected first priority security interest in the Collateral subject only to Permitted Liens, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

               (n) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

               (o)     ERISA.

                       (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                       (ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                       (iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                       (iv) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                       (v) Set forth on Schedule 4.1(o) is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

               (p)     Environmental Matters.

                       (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                       (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                       (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

               (q)     Taxes.

                       (i) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (U.S. Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                       (ii) Set forth on Part I of Schedule 4.1(q) is a complete and accurate list, as of the Effective Date, of each taxable year of each Loan Party and each of its Subsidiaries for which U.S. Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                       (iii) The aggregate unpaid amount, as of the Effective Date, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years equals $0. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                       (iv) The aggregate unpaid amount, as of the Effective Date, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) equals $0. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                       (v) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to the Borrower or the Acquired Business since May 1, 1998.

               (r) Labor Matters. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

               (s) Existing Debt. Set forth on Schedule 4.1(s) is a complete and accurate list of all Debt (having a principal amount in excess of $500,000) of the Borrower and its Subsidiaries outstanding on the Effective Date ("Existing Debt"), showing as of the Effective Date the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

               (t) Owned Real Property. Set forth on Schedule 4.1(t) is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

               (u) Leased Real Property. Set forth on Schedule 4.1(u) is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

               (v) Existing Investments. Set forth on Schedule 4.1(v) is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the Effective Date, showing as of the Effective Date the amount, obligor or issuer and maturity, if any, thereof.

               (w) Intellectual Property. Set forth on Schedule 4.1(w) is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

               (x) Material Contracts. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto that (in each case) has or would reasonably be expected to have a Material Adverse Effect.

               (y) Existing Liens. Set forth on Schedule 4.1(y) is a complete and accurate list of all Liens of the Borrower and its Restricted Subsidiaries outstanding on the Effective Date, showing as of the Effective Date the property subject to such Lien and the obligations of the Borrower or the Restricted Subsidiaries secured by such Lien.

               (z) Use of Proceeds. The proceeds of the Term A Advances and the Term B Advances were used solely for the purposes set forth in Section 2.14 of the Existing Credit Agreement. The proceeds of the Revolving Credit Advances and the issuances of the Letters of Credit have been made available (and the Borrower agrees that it has used and shall use such proceeds and Letters of Credit) solely for the purposes set forth in Section 2.14 of the Existing Credit Agreement (with respect to such Advances made and Letters of Credit issued prior to the Effective Date) and in Section 2.14 (with respect to such Advances made and Letters of Credit issued on or after the Effective Date).

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

               SECTION 5.1. AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

               (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

               (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes and all material assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien (other than a Permitted Lien which is referred to in clauses (b), (d), (f) or (i) of the definition of such term in
Section 1.1) upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

               (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except to the extent that the failure to do so would not have, or could not reasonably be expected to have, a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

               (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate mergers or consolidations permitted under Section 5.2(d); and, provided further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

               (f) Visitation Rights. At any reasonable time and from time to time during regular business hours and with reasonable advance notice, permit any of the Agents or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that any proprietary information shall only be disclosed with appropriate safeguard measures as may be mutually agreed to by the Borrower and the Agents.

               (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

               (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that the following items shall not be transactions with Affiliates and, therefore, will not be subject to the provisions of the prior paragraph:

                       (i) any employment agreement or arrangement entered into by the Borrower or any of its Restricted Subsidiaries or any employee benefit plan available to the employees of the Borrower and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Borrower or such Restricted Subsidiary;

                       (ii) transactions between or among the Borrower and/or its Restricted Subsidiaries;

                       (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Borrower and indemnity provided on behalf of officers,

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

        directors and employees of the Borrower or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Borrower;

                       (iv) any transaction specifically contemplated by the Related Documents; and

                       (v)     any restricted payments that are permitted by
        Section 5.2(g) hereof.

               (j)     Covenant to Guarantee Obligations and Give Security. Upon
(x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property (having a Fair Market Value of at least $5,000,000) by any Loan Party (but excluding any capital stock of Anam which is transferred by the Borrower to a Wholly-Owned Restricted Subsidiary), and such property, in the reasonable judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                       (i) (A) in connection with the formation or acquisition of a Domestic Subsidiary (other than an Unrestricted Subsidiary or a Permitted Joint Venture), within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations of the Borrower and the other Subsidiary Guarantors under the Loan Documents, (B) in connection with the formation or acquisition of a Foreign Subsidiary (other than an Unrestricted Subsidiary or a Permitted Joint Venture), within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it is a Foreign Subsidiary and if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the obligations of AT Korea and the other Intercompany Guarantors under the Loan Documents,

                       (ii) within 10 Business Days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and material personal properties of the Domestic Subsidiaries and their respective Subsidiaries in detail satisfactory to the Agent,

                       (iii) within 15 Business Days after such request, formation or acquisition, duly execute and deliver, and cause each such Domestic Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent a Mortgage or Mortgages (covering real property with a Fair Market Value in excess of $5,000,000 for any individual real property or in excess of $10,000,000 in the aggregate for all real property acquired after the Effective Date), pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, and, in the case of such Mortgages, Mortgage

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

        Policies, surveys and the other items described in Section 5.1(p) to the extent applicable to such Mortgages,

                       (iv)    (A)     in connection with the formation or
               acquisition of a Restricted Subsidiary which is owned by the Borrower or a Subsidiary Guarantor, within 10 days after such formation or acquisition, pledge and deliver, or cause such Subsidiary Guarantor to pledge and deliver, certificates representing (x) all of the Equity Interests in any such Restricted Subsidiary which is a Domestic Subsidiary or (y) 66% (or up to 100% to the extent that a pledge of any percentage equal to or greater than 66 2/3% would not result in adverse tax consequences to the Borrower) of the Equity Interests in any Restricted Subsidiary which is a Foreign Subsidiary and is owned by the Borrower or any Subsidiary Guarantor;

                               (B)     in connection with the formation or
               acquisition of an Unrestricted Subsidiary that is a Domestic Subsidiary, within 10 days after such formation or acquisition, pledge and deliver, or cause such Subsidiary Guarantor to pledge and deliver, certificates representing all of the Equity Interests in any such Unrestricted Subsidiary; and

                               (C)     in connection with the formation or
               acquisition of any Permitted Joint Venture that is a Domestic Subsidiary or that is organized under the laws of the United States or any state thereof , within 10 days after such formation or acquisition, pledge and deliver certificates representing all of the Equity Interests of the Borrower or such Subsidiary Guarantor in such Permitted Joint Venture,

Provided, that in connection with the execution and delivery of any Guaranty or Collateral Document pursuant to this Section 5.1(j), the Borrower shall ensure that (within 30 days thereof) a legal opinion in respect thereof is delivered to the Administrative Agent, issued by counsel, and in form and substance, which are in each case reasonably satisfactory to the Administrative Agent; and provided, further, that until such time as the Borrower has performed all its obligations pursuant to this Section 5.1(j) in respect of any of its Subsidiaries, such Subsidiary shall not be treated as a "Wholly-Owned Restricted Subsidiary" for the purposes of Sections 5.2(b), (d), (e) and (f).

               (k)     Further Assurances.

                       (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                       (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, Mortgages, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Domestic Subsidiaries' properties, assets, rights or interests to the

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

        Liens now or hereafter intended to be covered by any of the Collateral Documents and to the extent Foreign Subsidiaries shall not suffer adverse tax consequences, subject any of such Foreign Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) maintain the validity and effectiveness of any Guaranty and to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.

               (l) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Related Document.

               (m) Preparation of Environmental Reports. At the reasonable request of the Collateral Agent from time to time, provide to the Lender Parties within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

               (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party except, in any case, where the failure to do so, either individually or in the aggregate, would not have, or could not reasonably be expected to have, a Material Adverse Effect.

               (o) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, not voluntarily terminate any Material Contract, enforce each Material Contract in accordance with its terms and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, would not have, or could not reasonably be expected to have, a Material Adverse Effect.

               (p)     Conditions Subsequent.

                       (i) Deliver to the Administrative Agent as soon as possible and in any event no later than May 31, 2001, in form and substance satisfactory to the Lenders

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

        (to the extent not previously delivered): A Mortgage covering the Borrower's Arizona facility duly executed by the Borrower, together with:

                               (A)     evidence that counterparts of such
               Mortgage have been duly recorded in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                               (B)     a fully paid American Land Title
               Association Lender's Extended Coverage title insurance policy (the "Mortgage Policy") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring such Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                               (C) an American Land Title Association form survey certified to the Administrative Agent and the issuer of the Mortgage Policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such survey is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, (to the extent necessary for the use or enjoyment to the property) any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                               (D)     the Assignments of Leases and Rents
               referred to in such Mortgage, duly executed by the appropriate Loan Party,

                               (E) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may reasonably deem necessary or desirable,

                               (F) evidence of the insurance required by the terms of such Mortgage, and

                               (G) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Lien on the property described in such Mortgage has been taken.

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

               (q) Ledger. The Borrower shall maintain or cause to be maintained at its address specified in Section 8.2 hereof a ledger or ledgers as evidence of Debt permitted pursuant to clauses (ii), (iii) and (iv) of Section 5.2(b).

               (r) Permitted Joint Ventures, Permitted Acquisitions and Mergers. Upon the establishment of any Permitted Joint Venture, or upon the consummation of any Permitted Acquisition or Merger, notify the Administrative Agent of such transaction, and thereafter provide the Administrative Agent with such information as the Administrative Agent may reasonably request with respect thereto, including any memorandum of understanding and joint venture agreement and any acquisition or merger agreement prepared in connection therewith and any documents or instruments relating to or evidencing the incurrence or assumption of Debt by such Permitted Joint Venture or any Subsidiary (including any Person which becomes a Subsidiary) of the Borrower in connection with such transaction (to the extent that such Debt is subject to the provisions of Section 5.2(b)).

               SECTION 5.2. NEGATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties (whether real, personal, mixed or intangible (including accounts)) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement (which evidences the existence of a Lien) that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or (to the extent that the following would have a commercial effect which is substantially equivalent to a
Lien) assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

                       (i)     Liens created under the Loan Documents;

                       (ii)    Permitted Liens;

                       (iii) Liens existing on the Effective Date and described on Schedule 4.1(y) hereto;

                       (iv) Liens upon or in real property or equipment acquired or held by the Borrower or any of its Restricted Subsidiaries to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions of maturity, renewals or replacements of any of the foregoing; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this

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

        clause (iv) shall not exceed the amount permitted under Section 5.2(b)(x) at any time outstanding;

                       (v) Liens arising in connection with Capitalized Leases permitted under Section 5.2(b)(x); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases; and

                       (vi) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

               (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                       (i)     Debt under the Loan Documents and Existing Debt;

                       (ii) intercompany Debt of the Borrower owed to a Restricted Subsidiary; provided that, (x) in the case of such Debt owed to a Foreign Subsidiary, such Debt shall be subordinated to the Obligations of the Borrower under the Loan Documents on terms reasonably satisfactory to the Administrative Agent and (y) in the case of all such Debt, the outstanding amount of such Debt shall at all times be documented by the Borrower in accordance with Section 5.1(q);

                       (iii) in the case of any Domestic Subsidiary that is a Wholly-Owned Restricted Subsidiary, intercompany Debt owed to the Borrower or to another Domestic Subsidiary that is a Wholly-Owned Restricted Subsidiary; provided that, in each case, the outstanding amount of such Debt shall at all times be documented by the Borrower in accordance with Section 5.1(q);

                       (iv) in the case of any Foreign Subsidiary that is a Wholly-Owned Restricted Subsidiary, intercompany Debt owed to the Borrower or to another Foreign Subsidiary that is a Wholly-Owned Restricted Subsidiary; provided that, in the case of such intercompany Debt owed to the Borrower, such Debt (A) shall constitute Pledged Debt and (B) shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent (the outstanding amount of which shall at all times be documented by the Borrower in accordance with Section 5.1(q));

                       (v) additional Subordinated Debt of the Borrower; provided that (x) upon issuance of such Subordinated Debt the Borrower shall be in compliance (on a Pro Forma Basis) with the financial covenants set forth in Section 5.4, (y) 50% of the Net Cash Proceeds of the issuance thereof shall be applied to the Term B Advances to the extent required by Section 2.6(b)(ii) and (z) such Debt shall meet the requirements of Section 5.2(b)(vi) as if such Debt were refinancing existing Subordinated Debt;

                       (vi) any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Debt (other than intercompany
        Debt) permitted under clauses (i) or (v) of this Section 5.2(b) or this clause (vi); provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such

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

        extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced (or in the case of a refinancing of the Obligations of the Loan Parties under the Loan Documents, the terms governing the Senior Notes (2001)) and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate;

                       (vii) Debt of the Borrower in respect of Hedge Agreements incurred in the ordinary course of business and consistent with prudent business practice with an aggregate Agreement Value not to exceed $400,000,000 at any time outstanding; provided that the aggregate Agreement Value of Debt in respect of clause (ii) of the definition of Hedge Agreements shall not exceed $100,000,000 at any time outstanding;

                       (viii) Debt arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                       (ix) Contingent Obligations (including letters of credit) of the Borrower or any Restricted Subsidiary incurred (or issued) after the Effective Date in respect of the obligations of any Non Wholly-Owned Affiliate; provided that after giving effect to the incurrence of such Contingent Obligation (or issuance of such letter of credit), (A) the Affiliate Restricted Investment Amount shall not exceed the Maximum Restricted Investment Amount and (B) at the time of such incurrence or issuance, no Default shall have occurred and be continuing or would result therefrom;

                       (x) Debt secured by Liens permitted by Section 5.2(a)(iv) and Capitalized Leases not to exceed an aggregate principal amount of $150,000,000 at any time outstanding for all Debt permitted under this clause (b)(x);

                       (xi) other Debt; provided that the aggregate principal amount of such other Debt outstanding at any time does not exceed a principal amount of $50,000,000;

                       (xii) Debt of Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries constituting Investments permitted under Section 5.2(f)(vii); and

                       (xiii) Debt of any Person existing at the time such Person is merged with or into Borrower or such Restricted Subsidiary, to the extent permitted as a merger under Section 5.2(d) and an Investment under Section 5.2(f), provided that (x) such Debt is not incurred in connection with or in contemplation of such merger and (y) in assuming such Debt the Borrower shall be in compliance (on a Pro Forma Basis) with the financial covenants set forth in Section 5.4.

               (c) Change in Nature of Business. Enter or permit any of its Subsidiaries or Permitted Joint Ventures to enter into any line of business other than the line of business presently conducted by the Borrower and its Restricted Subsidiaries and/or lines of business reasonably related or supplementary thereto or reasonable extensions thereof, as determined by the board of directors of the Borrower from time to time.

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

               (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit - any of its Restricted Subsidiaries to do so, except that:

                       (i) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Restricted Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Wholly-Owned Restricted Subsidiary; provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be, is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be;

                       (ii) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that either (A) such Restricted Subsidiary shall be a special purpose holding company (with no operating or other material assets, other than cash Investments made pursuant to clause (vi), (vii) or (x) of Section 5.2(f)) established for the purpose of such merger or consolidation or (B) the Person surviving such merger, (x) if a Domestic Subsidiary, shall be a Wholly-Owned Restricted Subsidiary and (y), if a Foreign Subsidiary, shall be a Restricted Subsidiary, at least 90% of the Equity Interest in which are owned directly or indirectly by the Borrower; provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be, is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be; and

                       (iii) any Restricted Subsidiary may merge into another Person in connection with the disposition of all its assets to the extent permitted under Section 5.2(e);

provided, however, that in each case, immediately before and after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

               (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets (other than payments of cash or Cash Equivalents), or grant any option or other right to purchase (to the extent the exercise of such option or right to purchase would result in a transaction not otherwise permitted under this Section 5.2(e)), lease or otherwise acquire any assets (each of the foregoing being a "Disposition"), except:

                       (i) Dispositions (other than by way of lease) of Inventory in the ordinary course of its business;

                       (ii) Dispositions of (x) the Anam Shares at (unless any such Disposition is made pursuant to clauses (viii) or (ix) of this
        Section 5.2(e)) Fair Market Value and (y) other assets for cash and for a Fair Market Value in an aggregate amount not to exceed (in respect of this clause (y) only) $25,000,000 in any Fiscal Year (provided, that in determining such amount in respect of any lease, such amount shall be the Fair Market Value of the assets subject to such lease);

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

                       (iii) Dispositions of surplus, damaged, worn or obsolete fixed assets in the ordinary course of business;

                       (iv) the making of Investments and Dispositions to the extent constituting Investments permitted by Section 5.2(f), provided that this clause (iv) shall not be construed so as to permit Dispositions of such Investments;

                       (v) sales or discounts without recourse of accounts receivables arising in the ordinary course of business in connection with the collection or compromise thereof;

                       (vi) sales of licenses or sublicenses by the Borrower or such Restricted Subsidiary of its patents, copyrights, trademarks, trade names and service marks in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

                       (vii) Dispositions of any interest in property through the granting of a Lien permitted under Section 5.2(a);

                       (viii) Dispositions of assets (A) among the Borrower and any of the Domestic Subsidiaries that are Wholly-Owned Restricted Subsidiaries, (B) among any of the Foreign Subsidiaries that are Wholly-Owned Restricted Subsidiaries and (C) from a Foreign Subsidiary that is not a Wholly-Owned Restricted Subsidiary to a Foreign Subsidiary that is a Wholly-Owned Restricted Subsidiary; provided that any such sale or disposition, in the case of this clause (C) only, is made on terms no less favorable to the applicable Wholly-Owned Restricted Subsidiary than would be provided for in an arm's length transaction; and

                       (ix) Dispositions of assets to Non Wholly-Owned Affiliates made after the Effective Date; provided that, after giving effect to such sale or disposition, (A) the Affiliate Restricted Investment Amount does not exceed the Maximum Restricted Investment Amount and (B) at the time of such sale or disposition, no Default shall have occurred and be continuing or would result therefrom.

               (f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

                       (i) Investments by the Borrower and its Restricted Subsidiaries in their Subsidiaries outstanding on the Effective Date;

                       (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Restricted Subsidiaries as presently conducted (x) solely for the purpose of enabling such employees to exercise stock options in respect of Equity Interests of the Borrower which have been granted to them by the Borrower in the ordinary course of business (as aforesaid) or (y) for any other purpose in an aggregate principal amount (in the case of this clause (y) only) not to exceed $15,000,000 at any time outstanding;

                       (iii) Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents;

                        (iv) Investments existing on the Effective Date and described on Schedule 4.1(w);

                        (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.2(b)(vii);

                        (vi) Investments consisting (A) of intercompany Debt permitted under clauses (ii), (iii) and (iv) of Section 5.2(b) (B) Dispositions of assets permitted under clause (viii) of Section 5.2(e) or (C) capital contributions or other Investments made by the Borrower or any of its Restricted Subsidiaries in any Wholly-Owned Restricted Subsidiary, the proceeds of which, in each case, are used for working capital purposes and for Capital Expenditures;

                        (vii) Investments made after the Effective Date (x) in any Permitted Acquisition made for consideration in cash or in contribution of assets (to the extent permitted by Section 5.2(e)); provided, that the sum of (1) the outstanding Affiliate Restricted Investment Amount plus (2) the aggregate cash consideration and the Fair Market Value of all assets contributed for all such Permitted Acquisitions made pursuant to this clause (x) on or after the Effective Date shall not at any time exceed the sum of the Maximum Restricted Investment Amount plus $75,000,000, or (y) in Non Wholly-Owned Affiliates; provided, that (A) after giving effect to any such Investment pursuant to this clause (y), the Affiliate Restricted Investment Amount shall not exceed the Maximum Restricted Investment Amount, (B) at the time such Investment is made, no Default shall have occurred and be continuing or would result therefrom and (C) to the extent that such Investment constitutes Debt of a Non Wholly-Owned Affiliate owing to a Domestic Loan Party, such Debt shall constitute Pledged Debt and be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent (the outstanding amount of which shall at all times be documented by the Borrower in accordance with Section 5.1(q));

                        (viii) Investments received (A) in satisfaction of judgments and (B) as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvent proceeding;

                        (ix) Investments in (A) negotiable instruments held for collection within the ordinary course of business, (B) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Borrower or such Subsidiary has determined collection is not likely) and
        (C) operating leases, deposits, utility and workers' compensation, performance and other similar deposits arising in the ordinary course of business;

                        (x) Investments made (in addition to those permitted under clause (b)(vii) above) from (A) the Net Cash Proceeds received from the issuance of, or in exchange for, Equity Interests in the Borrower or (B) up to 50% of Net Cash Proceeds of the incurrence or issuance of Subordinated Debt pursuant to Section 5.2(b)(v) used (in respect of this clause (B) only) in making Permitted Acquisitions; provided that (if any such Investment is made pursuant to this clause
        (x)) any such Net Cash Proceeds are in each case used within 120 days after the receipt thereof to make such Investments;

                        (xi) Investments received by the Borrower or such Restricted Subsidiary in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                        (xii) Investments consisting of the transfer of the semi-conductor wafer fabrication assets and associated exchange of shares made as part of a Fab Transaction; and

                        (xiii) other Investments; provided that the aggregate amount thereof shall at no time exceed $5,000,000.

                (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit (x) any of its Restricted Subsidiaries to do any of the foregoing, (y) any of its Restricted Subsidiaries to issue or sell any of their Equity Interests to any Person other than to the Borrower or a Restricted Subsidiary, or (z) any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                        (i) the Borrower may (A) declare and pay dividends and distributions payable only in capital stock of the Borrower and (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from, or in exchange for, the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights;

                        (ii)    any Restricted Subsidiary of the Borrower may
        (A) declare and pay cash dividends to the Borrower and (B) declare and pay dividends to any Restricted Subsidiary of which it is a Subsidiary;

                        (iii) the Borrower may effect any repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any employee of the Borrower or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time in the event of the death or termination of such Employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period and $5,000,000 in the aggregate;

                        (iv) the Borrower may make that portion of Investments permitted under Section 5.02(f) the payment for which consists of exclusively of Equity Interests of the Borrower;

                        (v) the Borrower may make other cash payments not otherwise permitted under this Section 5.2(g) in an aggregate amount not to exceed $10,000,000; and

                        (vi) the repurchase of Equity Interests of the Borrower deemed to occur (excluding any payment in cash) upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof.

                (h) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents except for any amendment that could not be reasonably expected to materially and adversely affect the rights or interests of the Lender Parties; provided that any such amendment shall be delivered to the Administrative Agent at least 3 Business Days before the date such Amendment is to become effective.

                (i) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as permitted by generally accepted accounting principles or (ii) its Fiscal Year.

                (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of (A) the AT Korea Bonds, if as a result thereof the outstanding aggregate principal amount of the AT Korea Bonds would be less than the aggregate Commitments, or
(B) any other Funded Debt (other than intercompany Debt), except (i) the prepayment of the Advances in accordance with the terms of this Agreement and
(ii) regularly scheduled payments or required repayments or redemptions of Existing Debt and other Debt permitted under Section 5.2(b); provided that the Borrower may honor any holders request to convert any Convertible Subordinated Notes (1998) or Convertible Subordinated Notes (2000) in accordance with their respective terms (and make any payment in connection therewith representing the value of any fractional share); and provided further, that the Borrower may make any payment, on or with respect to, or in connection with, the legal defeasance, redemption, repurchase or repayment of Debt of the Borrower or any Restricted Subsidiary permitted under Section 5.2(b) with the Net Cash Proceeds from the incurrence of Debt permitted under clauses (v), (vi) and (xi) of Section 5.2(b). Notwithstanding anything herein to the contrary, the Borrower and its Restricted Subsidiaries shall be permitted to repay intercompany Debt incurred pursuant to clauses (ii), (iii) and (iv) of Section 5.2, or which constitutes Existing Debt, from time to time at the discretion of the Borrower; provided that at no time shall the outstanding aggregate principal amount of (x) all the AT Korea Bonds be less than the aggregate Commitments or (y) any AT Korea Bond be reduced to zero.

                (k) Amendment, Etc., of Related Documents. Except to the extent permitted by paragraph (j) above or by Section 5.2(b)(vi), or in accordance with Section 8.1 in respect of the Loan Documents, cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that in each case would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Restricted Subsidiaries to do any of the foregoing.

                (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement (i) requiring the creation of Liens which are pari passu with, or in priority to, the Liens created by the Collateral Documents or (ii) prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets in favor of any Secured Party, except (x) in favor of the Secured Parties or (y) in connection with (A) any Existing Debt or Debt permitted under clauses (v) and (vi) of Section 5.2(b), (B) any purchase money Debt permitted by
Section 5.2(b)(x) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.2(b)(x) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) (in respect of clause (ii) only) any other agreement that expressly permits the creation or assumption of Liens as security for the Obligations.

                (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, except in connection with any Investment by a Restricted Subsidiary permitted by clauses (vii), (x) or (xii) of Section 5.2(f); provided that such Restricted Subsidiary's sole asset consists of such interest in such partnership or joint venture.

                (n) Speculative Transactions. Engage, or permit any of its Restricted Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions for speculative purposes.

                (o) Capital Expenditures. Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Restricted Subsidiaries in any Fiscal Year to exceed the higher of (i) 60% of EBITDA for such Fiscal Year (determined on a Pro Forma Basis) and (ii) the amount set forth below for such period;

------------------------------------------------------
        FISCAL YEAR ENDING               AMOUNT
------------------------------------------------------
December 31, 2000                    $  550,000,000
------------------------------------------------------
December 31, 2001                    $  500,000,000
------------------------------------------------------
December 31, 2002                    $  625,000,000
------------------------------------------------------
December 31, 2003                    $  725,000,000
------------------------------------------------------
December 31, 2004                    $  950,000,000
------------------------------------------------------
December 31, 2005                    $1,025,000,000
------------------------------------------------------

provided, however, that the unused portion of Capital Expenditures permitted in any Fiscal Year and not used in such period may be carried over and added to the amount otherwise permitted in the immediately succeeding Fiscal Year, provided further, that the aggregate amount of Capital Expenditures in such immediately succeeding Fiscal Year after such carry-over shall not exceed 125% of the amount of Capital Expenditures permitted for such Fiscal Year (prior to any carry-over).

                (p) Formation of Subsidiaries. Organize, or permit any Restricted Subsidiary to organize, any new Subsidiary after the Effective Date or invest, or permit any Restricted Subsidiary to invest, in any such newly organized Subsidiary, except as permitted (or except, in the case of organizing a Subsidiary, pursuant to an Investment which is permitted) under Section 5.2(f)(vi), (vii) or (x) and except for the entities listed on Schedule 5.2(p); provided, however, that (i) neither any Unrestricted Subsidiary nor any Permitted Joint Venture shall be permitted to organize, or invest in, any Restricted Subsidiary, (ii) no Subsidiary organized after the Effective Date shall be permitted to be a Restricted Subsidiary unless, (x) in the case of a Domestic Subsidiary, it is a Wholly-Owned Subsidiary and (y) in the case of a Foreign Subsidiary, 90% or more of the Equity Interests in such Foreign Subsidiary are owned directly or indirectly by the Borrower and (iii) after giving effect to the organization, or the investment in, any such new Subsidiary, no Default shall have occurred and be continuing.

                (q) Payment Restrictions Affecting Subsidiaries. Except as required by applicable law, directly or indirectly, enter into or suffer to exist, or permit any of its Restricted

Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Restricted Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Existing Debt or Debt permitted under clauses
(v) and (vi) of Section 5.2(b), (iii) any agreement or instrument evidencing purchase money Debt permitted by Section 5.2(b)(x) solely to the extent that the agreement or instrument governing such Debt prohibits the transfer of the property acquired with the proceeds of such Debt, (iv) any Capitalized Lease permitted by Section 5.2(b)(x) solely to the extent that such Capitalized Lease prohibits the transfer of the property subject thereto, (v) any agreement for the sale of assets on arm's length terms permitted by Section 5.2(e) solely to the extent that such agreement prohibits the transfer of the assets subject thereto and (vi) customary anti-assignment provisions contained in leases, licenses and other contracts permitted under this Agreement which are entered into on arm's length terms in the ordinary course of business, and consistent with the past practice, of the Borrower and its Restricted Subsidiaries.

                (r) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing except, in each of the foregoing cases where to do so would not have a Material Adverse Effect.

                SECTION 5.3. REPORTING REQUIREMENTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

                (a) Default Notices. As soon as possible and in any event within five Business Days after an officer of the Borrower becomes aware of the occurrence of a Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of PricewaterhouseCoopers or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties, stating that in the course of the regular audit of the consolidated financial statements of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and unaudited consolidating statements of income of the Borrower and its Subsidiaries for such Fiscal Year, together with a certificate duly signed by the Chief Financial Officer of the Borrower stating that such balance sheets and statements (A) were prepared by the Borrower in accordance with generally accepted accounting principals and (B) to the best of the Chief Financial Officer's knowledge, accurate in all material respects, (iii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.4, and a letter from such accountants confirming their agreement with the procedures used by the Borrower in such computations and verifying the mathematical accuracy of such computations, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.4, a statement of reconciliation conforming such financial statements to GAAP and provided further that the Borrower shall also provide, to the extent necessary, a balance sheet, statement of income and statement of cash flows that will exclude the Unrestricted Subsidiaries and Permitted Joint Ventures that existed during such reporting period and (iv) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.4, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.4, a statement of reconciliation conforming such financial statements to GAAP and provided further that the Borrower shall also provide, to the extent necessary, a balance sheet, statement of income and statement of cash flows that will exclude the Unrestricted Subsidiaries and Permitted Joint Ventures that existed during such reporting period.

                (d) Annual Business Plan and Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, a business plan and forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.1(f).

                (f) Securities Reports. Promptly after the sending or filing thereof, copies of the Borrower's Reports on Form 10-K and Form 10-Q.

                (g) Creditor Reports. Promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
Section 5.3.

                (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request. Upon request of the Administrative Agent, request of each other party to each Material Contract such information and reports as the Borrower or any of its Subsidiaries is entitled to make under such Material Contract and (subject to complying with applicable confidentiality restrictions) provide copies thereof to the Administrative Agent.

                (i)     ERISA.

                        (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                        (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                        (iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                        (iv) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                (k) Real Property. Promptly following its acquisition by the Borrower or its Subsidiaries, details of any real property in respect of which a Mortgage may be required pursuant to Section 5.1(j).

                (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                (m) Borrowing Base Certificate. Within ten Business Days after the end of each quarter, a Borrowing Base Certificate, as at the end of the previous quarter, certified by the chief financial officer of the Borrower.

                (n) Fab Certificate. At least 15 Business Days prior to the occurrence of the Fab Transaction, the Borrower shall deliver reasonably complete information in sufficient detail to permit the Lender Parties to evaluate the Fab Transaction together with a certificate from the chief financial officer (or equivalent officer) of the Borrower as to the satisfaction of clause (iv) of the definition of the Fab Transaction.

                (o) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request, including information relating to the Borrower's hedging policy; provided, however, that any proprietary information shall only be disclosed with appropriate safeguard measures as may be mutually agreed to by the Borrower and the Agents.

                SECTION 5.4. FINANCIAL COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                (a) Fixed Charge Coverage Ratio. Maintain (i) at all times, a Fixed Charge Coverage Ratio of not less than 1.10:1 and (ii) as at the last day of each Measurement Period, a Revolving Credit Availability of not less than $50,000,000.

                (b) Leverage Ratio. Maintain at all times a Leverage Ratio of not more than the amount set forth below for each period set forth below:

-----------------------------------------------------
         QUARTER ENDING                 RATIO
-----------------------------------------------------
March 31, 2001                          3.25:1
-----------------------------------------------------
June 30, 2001                           3.25:1
-----------------------------------------------------
September 30, 2001                      3.25:1
-----------------------------------------------------

-----------------------------------------------------
         QUARTER ENDING                 RATIO
-----------------------------------------------------
December 31, 2001                       3.25:1
-----------------------------------------------------
March 31, 2002                          3.00:1
-----------------------------------------------------
June 30, 2002                           3.00:1
-----------------------------------------------------
September 30, 2002                      2.75:1
-----------------------------------------------------
December 31, 2002                       2.50:1
-----------------------------------------------------
March 31, 2003                          2.25:1
-----------------------------------------------------
June 30, 2003                           2.25:1
-----------------------------------------------------
September 30, 2003                      2.25:1
-----------------------------------------------------
December 31, 2003                       2.25:1
-----------------------------------------------------
March 31, 2004                          2.00:1
-----------------------------------------------------
June 30, 2004                           2.00:1
-----------------------------------------------------
September 30, 2004                      2.00:1
-----------------------------------------------------
December 31, 2004                       2.00:1
-----------------------------------------------------
March 31, 2005                          2.00:1
-----------------------------------------------------
June 30, 2005                           2.00:1
-----------------------------------------------------
September 30, 2005                      2.00:1
-----------------------------------------------------

                (c) Interest Coverage Ratio. Maintain at all times an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

-----------------------------------------------------
         QUARTER ENDING                 RATIO
-----------------------------------------------------
March 31, 2001                          3.50:1
-----------------------------------------------------
June 30, 2001                           3.50:1
-----------------------------------------------------
September 30, 2001                      3.50:1
-----------------------------------------------------
December 31, 2001                       3.50:1
-----------------------------------------------------
March 31, 2002                          3.50:1
-----------------------------------------------------
June 30, 2002                           3.50:1
-----------------------------------------------------
September 30, 2002                      3.75:1
-----------------------------------------------------
December 31, 2002                       3.75:1
-----------------------------------------------------
March 31, 2003                          4.00:1
-----------------------------------------------------
June 30, 2003                           4.00:1
-----------------------------------------------------
September 30, 2003                      4.00:1
-----------------------------------------------------
December 31, 2003                       4.00:1
-----------------------------------------------------
March 31, 2004                          4.00:1
-----------------------------------------------------
June 30, 2004                           4.00:1
-----------------------------------------------------
September 30, 2004                      4.00:1
-----------------------------------------------------
December 31, 2004                       4.00:1
-----------------------------------------------------
March 31, 2005                          4.00:1
-----------------------------------------------------
June 30, 2005                           4.00:1
-----------------------------------------------------
September 30, 2005                      4.00:1
-----------------------------------------------------

                (d) Tangible Net Worth. The Borrower will not permit Tangible Net Worth at any time to be less than (i) 90% of the Tangible Net Worth on the Initial Closing Date after giving affect to the Transactions (as defined in the Existing Credit Agreement) plus (ii) 50% of the sum of Net Income of the Borrower and its Restricted Subsidiaries for each fiscal quarter beginning with the first quarter after the Initial Closing Date (without reduction for losses) plus (iii) the amount of Net Cash Proceeds from issuances of Equity Interests received by the Borrower since the Effective Date.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                SECTION 6.1. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same becomes due and payable; or

                (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.1(e), (f), (i), (j) or (r), 5.2, 5.3 or 5.4; provided that, in the case of Section 5.3, any such failure shall remain unremedied for three Business Days after the earlier date of which
(A) a Responsible Officer becomes aware of such failure or (B) written notice shall have been given to the Borrower by any Agent or Lender Party; or

                (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 Business Days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                (e) any Loan Party or any of its Restricted Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event (other than a permitted redemption under Section 5.2(g)(iv) or (v)) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                (g) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Restricted Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 15 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.1, 5.1(j) or 5.1(p) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                (j) any Collateral Document after delivery thereof pursuant to Section 3.1, 5.1(j) or 5.1(p) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                (k)     a Change of Control shall occur; or

                (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

                (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $1,000,000 per annum; or

                (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to each Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and each Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                SECTION 6.2. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.1 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   THE AGENTS

                SECTION 7.1. AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                SECTION 7.2. AGENTS' RELIANCE, ETC. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.7; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                SECTION 7.3. CUSA, SSBI, DBAB AND THEIR AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of CUSA, SSBI and DBAB shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include CUSA, SSBI and DBAB in their respective individual capacities. CUSA, SSBI and DBAB and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if CUSA, SSBI and DBAB were not Agents and without any duty to account therefor to the Lender Parties.

                SECTION 7.4. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                SECTION 7.5. INDEMNIFICATION.

                (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including fees and expenses of counsel) payable by the Borrower under Section 8.4, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.5 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including fees and expenses of counsel) payable by the Borrower under Section 8.4, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                (c) For purposes of this Section 7.5, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and
(iii) their respective Unused Revolving Credit Commitments at such time; provided, however, that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                SECTION 7.6. SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL
AGENT.

                (a) The Administrative Agent and/or the Collateral Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities and any of the Collateral at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent and/or a successor Collateral Agent to such of the Facilities and/or such of the Collateral as to which such Administrative Agent and/or Collateral Agent has resigned or been removed. If no successor Administrative Agent and/or Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's and/or Collateral Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent and/or Collateral Agent, then the retiring Administrative Agent and/or the retiring Collateral Agent may respectively, on behalf of the Lender Parties, appoint a successor Administrative Agent and a successor Collateral Agent, which in each case shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent and/or Collateral Agent hereunder by a successor Administrative Agent as to all of the Facilities and/or Collateral Agent as to any of the Collateral, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent and/or Collateral Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent or Collateral Agent (as the case may be), and the retiring Administrative Agent and/or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent and/or Collateral Agent hereunder by a successor Administrative Agent or successor Collateral Agent as to less than all of the Facilities or less than all of the Collateral and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent and/or successor Collateral Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent and/or Collateral Agent as to such Facilities and Collateral, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent and/or the retiring Collateral Agent (as the case may be) shall be discharged from its respective duties and obligations under this Agreement as to such Facilities and/or Collateral, other than as aforesaid. If, within 45 days after written notice is given of the retiring Administrative Agent's and/or Collateral Agent's resignation or removal under this Section 7.6, no successor Administrative Agent and/or Collateral Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's and/or Collateral Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent and/or Collateral Agent shall thereupon be discharged from its respective duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent and/or Collateral Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent as provided above. After any retiring Administrative Agent's and/or retiring Collateral Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities and/or Collateral Agent as to all the Collateral shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement and/or while it was Collateral Agent as to any of the Collateral.

                (b) The Lender Parties hereby acknowledge, ratify and consent to the transactions contemplated in the Assignment and Release Agreement, including (i) the retirement of the Existing Administrative Agent and the Existing Collateral Agent, (ii) the appointments of CUSA, as successor Administrative Agent and as successor Collateral Agent, (iii) the release (except as provided in Section 7.2) of SG and SG Cowen Securities Inc. of all of their respective obligations under the Existing Credit Agreement, in their respective capacities as the Existing Administrative Agent, the Existing Collateral Agent or an Arranger, as applicable, (iv) the assignment to CUSA of SG's rights as agent under (x) the Pledge Agreement dated as of June 8, 2000 among the Borrower, SG and the pledgees named therein and (y) the Custody Agreement dated as of June 8, 2000 (as amended by a supplemental agreement dated June 8, 2000) between the Borrower and Seoul Bank and acknowledged by SG and (v) the provisions of this Article VII inuring to the benefit of SG and SG Cowen Securities Inc. (as provided in Section 7.6(a)).


                                  ARTICLE VIII

                                  MISCELLANEOUS

                SECTION 8.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.1 or, in the case of the Initial Extension of Credit, Section 3.2,
(ii) change any provision that expressly requires a vote or determination by all of the Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, in the case of any Guarantor, to the extent permitted under the Guaranty to which it is a party),
(iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this Section 8.1, (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility or Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts stated to be payable hereunder to such Lender or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and Lenders (other than any Lender Party that is, at such time, a Defaulting Lender) holding at least a majority in interest of the aggregate Commitments (whether used or unused) under the Term A Facility, Term B Facility or Revolving Credit Facility if such Lenders under any of the foregoing Facilities are directly and adversely affected by such amendment, waiver or consent, change the allocation or order of application of any prepayment set forth in Section 2.6; provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                SECTION 8.2. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at Amkor Technology, Inc., Goshen Corporate Park, 1345 Enterprise Drive, West Chester, PA 19380, (Telecopier: 610-431-9967),
Attention: Kenneth T. Joyce, Chief Financial Officer; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent or the Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720 (Telecopier: 302-894 6120), Attention: Jason Trala; and if to Salomon Smith Barney Inc., at its address at 390 Greenwich St., New York, NY 10013 (Telecopier: 212-723-8544), Attention: Arnold Wong, Director or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier




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of an executed counterpart of any amendment or waiver of any provision of this
Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                SECTION 8.3. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                SECTION 8.4. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities (including the Existing Credit Agreement), the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.4(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.



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                (c)     If any payment of principal of, or Conversion of, any
Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.6, 2.9(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.1 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.7 as a result of a demand by the Borrower pursuant to Section 8.7(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.4, 2.6 or 6.1 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                SECTION 8.5. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.1, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section 8.5 are in addition to other rights and remedies (including other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                SECTION 8.6. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender and such Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and



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assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                SECTION 8.7. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it to the extent requested pursuant to Section 2.16(a)); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, provided, however, that nothing in this clause (i) shall prevent a Lender from assigning an interest in a single Facility if such Lender has an interest in more than one Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000 and shall be in an integral multiple of $1,000,000 in excess thereof under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.7(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.7(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent and the Syndication Agent (such consents not to be unreasonably withheld or delayed) and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender or any Affiliate of a Lender or any Approved Fund and except for any assignment by either Syndication Agent or any other of their respective Affiliates); provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.7(a), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

                (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.4 to the extent any claim thereunder relates to an event arising prior to



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such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a



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new Note (to the extent requested pursuant to Section 2.16(a)) to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note (to the extent requested pursuant to Section 2.16(a)) to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                (i) In addition to the assignment mechanics set forth in Sections 8.7(a) through (f), any Lender Party, (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the



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Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would otherwise be liable and (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision). Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower, the Syndication Agent and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection 8.7(h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment. For the avoidance of doubt, with respect to the Agents, the other Lender Parties and the Borrower, the Granting Lender shall for all purposes, including the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, be the Lender Party of record hereunder.

                (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it, if any) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                (k) Any Lender that is a fund that invests in bank loans may pledge all or any portion of the Advances owing to it and the Note or Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.7, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                SECTION 8.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                SECTION 8.9. NO LIABILITY OF THE ISSUING BANKS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency



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or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates or other document strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                SECTION 8.10. CONFIDENTIALITY. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors, to Approved Funds and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner, including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 8.10).

                SECTION 8.11. RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

                SECTION 8.12. JURISDICTION, ETC.

                (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                SECTION 8.13. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                SECTION 8.14. WAIVER OF JURY TRIAL. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          AMKOR TECHNOLOGY, INC.

                          By:       Kenneth T. Joyce
                                    Title: Vice President


                          CITICORP USA, INC.,
                          as Administrative Agent and Collateral Agent


                          By:       Johnathon Kim
                                    Title: Vice President


                          SALOMON SMITH BARNEY INC.,
                          as Sole Book Manager and Arranger


                          By:       Johnathon Kim
                                    Title: Vice President


                          DEUTSCHE BANC ALEX.BROWN INC.,
                          as Syndication Agent and Arranger


                          By:       Kate W. Cook
                                    Title: Managing Director


                          By:       George C. Hartmann, Jr.
                                    Title: Managing Director

                          LENDERS:



                          ABN AMRO BANK N.V.
                          By:       Richard R. DaCosta
                                    Title: Group Vice President
                          By:       Natalie M. Smith
                                    Title: Vice President


                          AERIES FINANCE-II LTD
                          By: INVESCO Senior Secured Management, Inc.
                          As Sub-Managing Agent

                          By:       Joseph Rotondo
                                    Title: Authorized Signatory

                          AIM FLOATING RATE FUND
                          By: INVESCO Senior Secured Management, Inc.
                          As Attorney in Fact

                          By:       Joseph Rotondo
                                    Title: Authorized Signatory


                          AMARA-1 FINANCE LTD.
                          By: INVESCO Senior Secured Management, Inc.
                          As Sub-advisor

                          By:       Joseph Rotondo
                                    Title: Authorized Signatory


                          AMARA-2 FINANCE LTD.
                          By: INVESCO Senior Secured Management, Inc.
                          As Sub-advisor

                          By:       Joseph Rotondo
                                    Title: Authorized Signatory


                          AMMC CDO I, LIMITED
                          By: American Money Management Corp.
                          as Collateral Manager

                          By:       David P. Meyer
                                    Title: Vice President

                            AMMC CDO II, LIMITED
                            as Collateral Manager

                            By:       David P. Meyer
                                      Title: Vice President


                            APEX (IDM) CDO-1, LTD.
                            By:       John Stelwagon
                                      Title: Director


                            ARES LEVERAGED INVESTMENT FUND, L.P.
                            By: ARES Management, L.P.
                            Its: General Partner

                            By:       Christopher N. Jacobs
                                      Title: Authorized Signatory

                            ARES LEVERAGED INVESTMENT FUND II, L.P.
                            By: ARES Management II, L.P.
                            Its: General Partner

                            By:       Christopher N. Jacobs
                                      Title: Authorized Signatory


                            ARES III CLO Ltd..
                            By: ARES CLO Management, L.P.
                            Investment Manager

                            By:       Christopher N. Jacobs
                                      Title: Authorized Signatory


                            ARES IV CLO LTD.
                            By: Ares CLO Management IV, L.P.
                            Investment Manager

                            By: Ares CLO GP IV, LLC,
                            Its Managing Member

                            By:       Christopher N. Jacobs
                                      Title: Authorized Signatory


                            AVALON CAPITAL LTD.
                            By:  INVESCO Senior Secured Management, Inc.
                               As Portfolio Advisor

                            By:       Joseph Rotondo
                                      Title: Authorized Signatory


                            AVALON CAPITAL LTD. 2
                            By:  INVESCO Senior Secured Management, Inc.
                            As Portfolio Advisor

                            By:       Joseph Rotondo
                                      Title: Authorized Signatory

                            BANK OF AMERICA
                            as Initial Lender

                            By:       Sugeet Manchanda
                                      Title: Principal


                            BANK OF TOKYO MITSUBISHI TRUST
                            as Initial Lender

                            By:       Heather T. Zimmermann
                                      Title: Vice President


                            BANKERS TRUST COMPANY

                            By:       Mary Jelly
                                      Title: Authorized Signatory

                            BARCLAYS BANK PLC
                            as Initial Lender

                            By:       John Giannone
                                      Title: Director


                            BAVARIA TRR CORPORATION
                            as Initial Lender


                            By:       Lori Rezza
                                      Title: Vice President

                            BLACK DIAMOND CLO 1998-1 LTD.


                            By:       David Egglishaw
                                      Title: Authorized Signatory

                          BLACK DIAMOND CLO 2000-1 LTD.

                          By:       David Dyer
                                    Title: Authorized Signatory


                          BLACK DIAMOND INTERNATIONAL FUNDING, LTD.

                          By:       David Dyer
                                    Title: Authorized Signatory


                          BNP PARIBAS
                          as Initial Lender

                          By:       Jean Plassard
                                    Title: Managing Director
                          By:       Stephanie Reyes
                                    Title: Associate


                          CAPTIVA FINANCE LTD.
                          as Initial Lender

                          By:       David Dyer
                                    Title: Director


                          CENTURION CDO II, LTD.
                          By: American Express Asset Management
                          Group Inc. as Collateral Manager


                          By:       Michael M. Leyland
                                    Title: Managing Director

                          CERES II FINANCE LTD.
                          By: INVESCO Senior Secured Management, Inc
                          As Sub-Managing Agent (Financial)

                          By:       Joseph Rotondo
                                    Title: Authorized Signatory


                          CHARTER VIEW PORTFOLIO
                          By: INVESCO Senior Secured Management, Inc
                          As Investment Advisor


                          By:       Joseph Rotondo
                                    Title: Authorized Signatory

                          CITIBANK, N.A.
                          as Initial Lender

                          By:       Suzanne Crymes
                                    Title: Vice President


                          CITIBANK N.A.
                          as Additional Investment Manager for and on Behalf of FIVE FINANCE CORPORATION as a Lender

                          By:       Mike Regan
                                    Title: Authorized Signatory
                          By:       Maura K. Connor
                                    Title: Vice President


                          CITADEL HILL 2000 LTD.
                          as Initial Lender


                          By:       S. Lockhart
                                    Title: Authorized Signatory

                          COLISEUM FUNDING LTD.
                          By: Travelers Asset Management
                          International Company LLC

                          By:       Matthew J. McInerny
                                    Title: Assistant Investment Officer


                          COLUMBUS LOAN FUNDING LTD.
                          By: Travelers Asset Management
                          International Company LLC

                          By:       Matthew J. McInerny
                                    Title: Assistant Investment Officer



                          COMERICA BANK

                          By:       Robert P. Wilson
                                    Title: Assistant Vice President

                          CYPRESSTREE INVESTMENT PARTNERS I, LTD.,
                          By: CypressTree Investment Management
                          Company, Inc., as Portfolio Manager

                          By:       P. Jeffrey Huth
                                    Title: Principal


                          CYPRESSTREE INVESTMENT PARTNERS II, LTD.,
                          By: CypressTree Investment Management
                          Company, Inc., as Portfolio Manager

                          By:       P. Jeffrey Huth
                                    Title: Principal


                          CYPRESSTREE INVESTMENT MANAGEMENT
                          COMPANY, INC.
                          As: Attorney-in-Fact and on behalf of First Allmerica Financial Life Insurance Company as Portfolio
                          Manager

                          By:       P. Jeffrey Huth
                                    Title: Principal


                          NORTH AMERICAN SENIOR FLOATING RATE FUND
                          By: CypressTree Investment Management Company, Inc. as Portfolio Manager

                          By:       P. Jeffrey Huth
                                    Title: Principal


                          ELC (CAYMAN) Ltd.
                          CDO Series 1999-I

                          By:       John Stelwagon
                                    Title: Director


                          ELC (CAYMAN) Ltd.1999-III

                          By:       John Stelwagon
                                    Title: Director

                          ERSTE Bank
                          as Initial Lender

                          By:       John Fay
                                    Title: Vice President
                          By:       John S. Runnion
                                    Title: Managing Director

                          FIRST UNION NATIONAL BANK

                          By:       Jorge A. Gonzalez
                                    Title: Senior Vice President


                          FREMONT INVESTMENT & LOAN


                          By:       Mark Brewer
                                    Title: Vice President

                          GALAXY CLO 1999-1, LTD.
                          as Initial Lender
                          By: SAI Investment Advisor,Inc.
                          its Collateral Manager

                          By:       Thomas G. Brandt
                                    Title: Authorized Agent


                          HARBOURVIEW CDO II, LTD.

                          By:       David Foxhouen
                                    Title: D.V.P.


                          IBM CREDIT CORPORATION

                          By:       Thomas S. Curcio
                                    Title: Manager of Credit,  Commercial
                                    and Specialty Financing


                          IKB CAPITAL CORPORATION
                          as Lender

                          By:       David Snyder
                                    Title: President

                          J.H. WHITNEY MARKET VALUE FUND, L.P.
                          By: Whitney Market Value GP, LLC,
                          General Partner

                          By:       Michael B. DeFlorio
                                    Title: Managing Director


                          KEYBANK NATIONAL ASSOCIATION

                          By:       Jeff Kalinowski
                                    Title: Vice President


                          KZH CYPRESSTREE-1 LLC

                          By:       Kimberly Rowe
                                    Title: Authorized Agent


                          KZH SHOSHONE LLC

                          By:       Kimberly Rowe
                                    Title: Authorized Agent


                          KZH SOLEIL LLC

                          By:       Kimberly Rowe
                                    Title: Authorized Agent

                          KZH SOLEIL-2  LLC

                          By:       Kimberly Rowe
                                    Title: Authorized Agent


                          KZH STEALING LLC

                          By:       Kimberly Rowe
                                    Title: Authorized Agent


                          LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                          ADVANTAGE FUND
                          by Stein Roe & Farmham Incorporated
                          as Advisor

                          By:       Brian W. Good
                                    Title: Sr. Vice President & Portfolio
                                    Manager

                          LONG LANE MASTER TRUST IV
                          By: Fleet National Bank as Trust Administrator

                          By:       Renee Nadler
                                    Title: Authorized Signatory


                          MASTER SENIOR FLOATING RATE TRUST

                          By:       Joseph Matteo
                                    Title: Authorized Signatory

                          MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                          BANK LOAN INCOME PORTFOLIO
                          By: Merrill Lynch Investment Managers, L.P.
                          as Investment Advisor

                          By:       Joseph Matteo
                                    Title: Authorized Signatory


                          MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                          By:       Joseph Matteo
                                    Title: Authorized Signatory


                          METROPOLITAN PROPERTY AND CASUALTY
                          INSURANCE COMPANY

                           By:       James R. Dingler
                                     Title: Director


                           ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.
                           By: ING Pilgrim Investment
                           as its investment manager


                           By:       Charles E. LeMiuex, CFA
                                     Title: Vice President

                           ML CLO XX PILGRIM AMERICA (CAYMAN) LTD.
                           By: ING Pilgrim Investment
                           as its investment manager


                           By:       Charles E. LeMiuex, CFA
                                     Title: Vice President


                           MOUNTAIN CAPITAL CLO II LTD.,
                           as Initial Lender

                           By:       Darren P. Riley
                                     Title: Authorized Signatory


                           NORTHWOODS CAPITAL II, LIMITED
                           By: Angelo, Gordon & Co., L.P., as Collateral
                           Manager

                           By:       John W. Fraser
                                     Title: Managing Director


                           OASIS COLLATERALIZED HIGH INCOME PORTFOLIO-1 LTD.
                           By: INVESCO Senior Secured Management, Inc
                           as Subadvisor

                           By:       Joseph Rotondo
                                     Title: Authorized Signatory


                           OCTAGON INVESTMENT PARTNERS II, LLC
                           By: Octagon Investment Partners II, LLC
                           as sub-investment manager

                           By:       Michael B. Nechamkin
                                     Title: Portfolio Manager


                           OCTAGON INVESTMENT PARTNERS III, LLC
                           By: Octagon Credit Investors, LLC
                           as portfolio manager

                           By:       Michael B. Nechamkin
                                     Title: Portfolio Manager

                           OPPENHEIMER SENIOR FLOATING RATE FUND
                           as Initial Lender [and Initial Issuing Bank]

                           By:       David Foxhuren
                                     Title: A.V.P.


                           OSPREY INVESTMENTS PORTFOLIO
                           By: Citibank, N.A., as Manager

                           By:       Mike Regan
                                     Title: Authorized Signatory


                           PILGRIM AMERICA HIGH INCOME INVESTMENTS INC. LTD.
                           By: ING Pilgrim Investments
                           as its investment manager

                           By:       Charles E. LeMieux, CFA
                                     Title: Vice President


                           PILGRIM CLO 1999-1 LTD.
                           By: ING Pilgrim Investments
                           as its investment manager

                           By:       Charles E. LeMieux CFA
                                     Title: Vice President


                           PNC BANK, NATIONAL ASSOCIATION
                           as Initial Lender [and Initial Issuing Bank]

                           By:       Forrest B. Patterson, Jr.
                                     Title: Vice President


                           PROMETHEUS INVESTMENT FUNDING NO.1 LTD.
                           By: CPF Asset Advisory, L.P. as Investment Manager as Initial Lender

                           By:       Timothy L. Harrod
                                     Title: Director
                           By:       Steven Simons
                                     Title: Associate Director

                           Sankaty Advisors, LLC as Collateral Manager for GREAT POINT CLO 1999-1
                           CLO 1999-1 LTD.,
                           as Term lender

                           By:       Jonathan Lavine
                                     Title: Managing Director


                           SANKATY HIGH YIELD PARTNERS II, L.P.

                           By:       Jonathan Lavine
                                     Title: Managing Director


                           SANKATY HIGH YIELD ASSET PARTNERS L.P.

                           By:       Jonathan Lavine
                                     Title: Managing Director


                           SEABOARD CLO 2000 LTD.
                           as Initial Lender [and Initial Issuing Bank]

                           By:       Sheppard Davis
                                     Title: Authorized Signatory


                           SEQUILS PILGRIM-1 LTD.
                           By: ING Pilgrim Investments
                           as its investment manager

                           By:       Charles E LeMieux, CFA
                                     Title: Vice President

                           SIERRA CLO-I
                           as Initial Lender

                           By:       John M. Casparian
                                     Title: Chief Operating Officer
                                     Centre Pacific LLC, Manager


                           SOCIETE GENERALE

                           By:       Cynthia Jay
                                     Title: Managing Director

                           STANFIELD CLO LTD.
                           By: Stanfield Capital Partners LLC
                           as its collateral manager

                           By:       Christopher A. Bondy
                                     Title: Partner


                           STANFIELD/RMF TRANSATLANTIC CDO LTD.
                           By: Stanfield Capital Partners LLC
                           as its collateral manager

                           By:       Christopher A. Bondy
                                     Title: Partner


                           STRATEGIC MANAGED LOAN PORTFOLIO

                           By: Citibank, N.A., as manager

                           By:       Mike Regan
                                     Title: Authorized Signatory


                           THE BANK OF NOVA SCOTIA

                           By:       Todd Heuer
                                     Title: Managing Director


                           THE FUJI BANK, LIMITED,
                           as Initial Lender

                           By:       Nobuoki Kioka
                                     Title: Vice President


                           THE INDUSTRIAL BANK OF JAPAN

                           By:       Kennetth Biegen
                                     Title: Senior Vice President


                           THE SUMITOMO TRUST AND BANKING CO., LTD.

                           By:       Stephen A. Stratico
                                     Title: Vice President

                           THE TRAVELERS INSURANCE COMPANY

                           By:       Matthew J. McInerny
                                     Title: Assistant Investment Officer


                           TORONTO DOMINION (NEW YORK), INC.
                           as Initial Lender

                           By:       Stacey L. Malek
                                     Title: Vice President


                           TYRON CLO LTD. 2000-1

                           By:       John Stelwagon
                                     Title: Director


                           WINDSOR LOAN FUNDING, LIMITED
                           By: Stanfield Capital Partners LLC
                           as its Investment Manager

                           By:       Christopher A. Bondy
                                     Title: Partner

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
Article I   Definitions And Accounting Terms...........................................2

            Section 1.1.   Certain Defined Terms ......................................2

            Section 1.2.   Computation of Time Periods; Other Definitional Provisions 31

            Section 1.3.   Accounting Terms ..........................................31

Article II  Amounts and Terms of the Advances and the Letters of Credit...............32

            Section 2.1.   The Advances and the Letters of Credit ....................32

            Section 2.2.   Making the Advances .......................................33

            Section 2.3.   Issuance of and Drawings and Reimbursement Under Letters
                           of Credit .................................................34

            Section 2.4.   Repayment of Advances .....................................36

            Section 2.5.   Termination or Reduction of the Commitments ...............38

            Section 2.6.   Prepayments ...............................................38

            Section 2.7.   Interest ..................................................40

            Section 2.8.   Fees ......................................................41

            Section 2.9.   Conversion of Advances ....................................41

            Section 2.10.  Increased Costs, Etc. .....................................42

            Section 2.11.  Payments and Computations .................................43

            Section 2.12.  Taxes .....................................................45

            Section 2.13.  Sharing of Payments, Etc. .................................47

            Section 2.14.  Use of Proceeds ...........................................48

            Section 2.15.  Defaulting Lenders ........................................48

            Section 2.16.  Evidence of Debt ..........................................50

            Section 2.17.  Increase in the Aggregate Commitments .....................51

Article III Conditions of Lending and Issuances of Letters of Credit..................52

            Section 3.1.   Conditions Precedent to the Effectiveness of this
                           Agreement .................................................52

            Section 3.2.   Conditions Precedent to Each Borrowing and Issuance
                           and Renewal ...............................................54

            Section 3.3.   Determinations Under Section 3.1 ..........................55

Article IV  Representations and Warranties............................................55

            Section 4.1.   Representations and Warranties of the Borrower.............55

Article V   Covenants of the Borrower.................................................61

            Section 5.1.   Affirmative Covenants .....................................61

            Section 5.2.   Negative Covenants ........................................67


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                    Page
                                                                                    ----
            Section 5.3.   Reporting Requirements ....................................76

            Section 5.4.   Financial Covenants .......................................79

Article VI  Events of Default.........................................................81

            Section 6.1.   Events of Default .........................................81

            Section 6.2.   Actions in Respect of the Letters of Credit upon Default ..83

Article VII   The Agents .............................................................84

            Section 7.1.   Authorization and Action ..................................84

            Section 7.2.   Agents' Reliance, Etc. ....................................84

            Section 7.3.   CUSA, SSBI, DBAB and Their Affiliates .....................84

            Section 7.4.   Lender Party Credit Decision ..............................85

            Section 7.5.   Indemnification ...........................................85

            Section 7.6.   Successor Administrative Agent and Collateral Agent .......86

Article VIII Miscellaneous............................................................87

            Section 8.1.   Amendments, Etc. ..........................................87

            Section 8.2.   Notices, Etc. .............................................88

            Section 8.3.   No Waiver; Remedies .......................................89

            Section 8.4.   Costs and Expenses ........................................89

            Section 8.5.   Right of Set-off ..........................................90

            Section 8.6.   Binding Effect ............................................90

            Section 8.7.   Assignments and Participations ............................91

            Section 8.8.   Execution in Counterparts .................................94

            Section 8.9.   No Liability of the Issuing Banks .........................94

            Section 8.10.  Confidentiality ...........................................95

            Section 8.11.  Release of Collateral .....................................95

            Section 8.12.  Jurisdiction, Etc. ........................................95

            Section 8.13.  Governing Law .............................................96

            Section 8.14.  Waiver of Jury Trial ......................................96


                                TABLE OF CONTENTS
                                   (CONTINUED)




Schedule I              -     Commitments and Applicable Lending Offices
Schedule II             -     Intercompany Guarantors
Schedule III            -     Local Counsel
Schedule 4.1(b)         -     Subsidiaries
Schedule 4.1(d)         -     Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.1(o)         -     Plans, Multiemployer Plans and Welfare Plans
Schedule 4.1(q)         -     Open Years; Unpaid Tax Liabilities;
Schedule 4.1(s)         -     Existing Debt
Schedule 4.1(t)         -     Owned Real Property
Schedule 4.1(u)         -     Leased Real Property
Schedule 4.1(v)         -     Investments
Schedule 4.1(w)         -     Intellectual Property
Schedule 4.1(y)         -     Liens
Schedule 5.2(p)         -     New Subsidiaries

Exhibit A-1             -     Form of Term B Note
Exhibit A-2             -     Form of Revolving Credit Note
Exhibit B               -     Form of Notice of Borrowing
Exhibit C               -     Form of Assignment and Acceptance
Exhibit D               -     Form of Borrowing Base Certificate

                                                              SCHEDULE II TO THE
                                                                CREDIT AGREEMENT

                             INTERCOMPANY GUARANTORS

       ------------------------------------------------------------
        GUARDIAN ASSETS, INC.
       ------------------------------------------------------------
        AMKOR/ANAM ADVANCED PACKAGING, LLC
       ------------------------------------------------------------
        AMKOR/ANAM PILIPINAS, LLC
       ------------------------------------------------------------
        FIRST AMKOR CAYMANS, INC.
       ------------------------------------------------------------
        AMKOR TECHNOLOGY LIMITED
       ------------------------------------------------------------
        P-FOUR, INC
       ------------------------------------------------------------
        AMKOR INTERNATIONAL HOLDINGS, LTD.
       ------------------------------------------------------------
        AMKOR ASSEMBLY & TEST SHANGHAI (CHINA)
       ------------------------------------------------------------
        AMKOR TECHNOLOGY JAPAN, K.K.
       ------------------------------------------------------------

                                                             SCHEDULE III TO THE
                                                                CREDIT AGREEMENT



                                  LOCAL COUNSEL


Kim & Chang - Korea

Maples and Calder - Cayman Islands

Quarles & Brady Streich Lang LLP- Arizona

                                                          SCHEDULE 4.1(b) TO THE
                                                                CREDIT AGREEMENT


                                  SUBSIDIARIES

NAME                                     JURISDICTION                  OWNERSHIP
----                                     ------------                  ---------
Guardian Assets, Inc.                    Delaware Corporation          100% Amkor Technology,
                                                                       Inc.

Amkor Wafer Fabrication Services,        French Company                100% Amkor Technology,
S.A.R.L.                                                               Inc.

Amkor Technology Japan, K.K.             Japanese Corporation          100% Guardian Assets,
                                                                       Inc.

Amkor International Holdings, Ltd.       Cayman Islands Company        100% Guardian Assets,
                                                                       Inc.

Amkor Technology Euro Services,          French Company                100% Guardian Assets,
S.A.R.L.                                                               Inc.

First Amkor Caymans, Inc.                Cayman Islands Company        100% Amkor International
                                                                       Holdings, Inc.

Amkor Technology Limited                 Cayman Island Company         100% First Amkor
                                                                       Caymans, Inc.

P-Four, Inc.                             Philippines Corp.             100% First Amkor
                                                                       Caymans, Inc.

Amkor Technology Korea, Inc.             Korean Corp.                  100% Amkor Technology
                                                                       Limited

Amkor Assembly & Test Shanghai (China)   China Company                 100% Amkor Technology,
                                                                       Inc.

Amkor Technology Hong Kong. Ltd.         Hong Kong Company             100% Amkor Technology,
                                                                       Inc.

Amkor/Anam Advanced Packaging, LLC       Philippines Corp. Packaging   40% Amkor Technology
                                                                       Limited/ 60% P-Four, Inc.

Amkor/Anam Philipinas, LLC               Philippines Corp.             40% Amkor Technology
                                                                       Limited/ 60% P-Four, Inc.

                                                          SCHEDULE 4.1(d) TO THE
                                                                CREDIT AGREEMENT


             AUTHORIZATION, APPROVALS, ACTIONS, NOTICES AND FILINGS



                                      None.

                                                          SCHEDULE 4.1(o) TO THE
                                                                CREDIT AGREEMENT


                  PLANS, MULTIEMPLOYER PLANS AND WELFARE PLANS



                                      None.

                                                          SCHEDULE 4.1(q) TO THE
                                                                CREDIT AGREEMENT


                                     PART I

                                    OPEN YEAR

-----------------------------------------------------------------------------------------------
LOAN PARTY OR SUBSIDIARY NAME                 JURISDICTION             TAXABLE YEAR
-----------------------------------------------------------------------------------------------
Amkor Technology, Inc.                        U.S.                     1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Guardian Assets, Inc.                         U.S.                     1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Receivables, Inc.                       U.S.                     1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Technology Inventory Company            U.S.                     1998, 1999, 2000*
-----------------------------------------------------------------------------------------------
AK Industries, Inc.                           U.S.                     1998, 1999, 2000*
-----------------------------------------------------------------------------------------------
P1 - Amkor Anam Pilipinas, Inc.               Philippines              1994, 1997, 1998,
                                                                       1999, 2000
-----------------------------------------------------------------------------------------------
P2 - Amkor Anam Pilipinas, Inc.               Philippines              1997, 1998
(Note:  P2 merged with P1 in Dec. 1, 1998)
-----------------------------------------------------------------------------------------------
P3 - Amkor Anam Advanced Packaging, Inc.      Philippines              1997, 1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Precision Machine Co.                   Philippines              1997, 1998, 1999
-----------------------------------------------------------------------------------------------
Amkor Technology Korea, Inc.                  Korea                    1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Technology Euro Services, S.A.R.L.      France                   1996, 1997, 1998, 1999,
                                                                       2000
-----------------------------------------------------------------------------------------------
Amkor Technology Euroservices, Inc. Branch    UK                       1997, 1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Technology Japan, K.K.                  Japan                    1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Technology Hong Kong, Ltd.              Hong Kong                2000
-----------------------------------------------------------------------------------------------
Amkor Technology Singapore Branch             Singapore                1999, 2000
-----------------------------------------------------------------------------------------------
P-Four, Inc.                                  Philippines              1997, 1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Wafer Fabrication Services, S.A.R.L.    France                   1997, 1998, 1999, 2000
-----------------------------------------------------------------------------------------------
Amkor Iwate, K.K.                             Japan                    2000
-----------------------------------------------------------------------------------------------

* No activity in 2000 - dissolved January 1, 2001.

                                     PART II

                      ADJUSTMENTS TO FEDERAL TAX LIABILITY

-----------------------------------------------------------------------------------------------
                                                                     Interest and Penalties
Loan Party or Subsidiary Name       Jurisidiction    Taxable Year    due
-----------------------------------------------------------------------------------------------
None
-----------------------------------------------------------------------------------------------

                                                          SCHEDULE 4.1(s) TO THE
                                                                CREDIT AGREEMENT


                                  EXISTING DEBT


-----------------------------------------------------------------------------------------------------
Type of Debt                                                        Amount of Debt
-----------------------------------------------------------------------------------------------------
Senior Notes Due February 2008                                      $500,000,000
-----------------------------------------------------------------------------------------------------
Senior Notes, 9.25%, Due May 2006                                   $425,000,000
-----------------------------------------------------------------------------------------------------
Senior Subordinated Notes, 10.5%, Due May 2009                      $200,000,000
-----------------------------------------------------------------------------------------------------
Convertible, Subordinated Notes, 5.75%, Due May 2003                $50,463,000
-----------------------------------------------------------------------------------------------------
Convertible, Subordinated Notes, 5.00%, Due March 2007              $258,750,000
-----------------------------------------------------------------------------------------------------
Note Payable, interest as bank's prime, due in installments with
balance Due April 2004                                              $11,472,000
 ** Loan balance paid down during April 2000
-----------------------------------------------------------------------------------------------------
Other Long Term Debt                                                $463,000
-----------------------------------------------------------------------------------------------------
TOTAL LONG-TERM DEBT                                                $1,446,148,000
-----------------------------------------------------------------------------------------------------

                                                          SCHEDULE 4.1(t) TO THE
                                                                CREDIT AGREEMENT


                               OWNED REAL PROPERTY

    1.    1990 South Prince Road, Chandler, AZ  85248
          ---------------------------------------------------
          Personal Property                   $1,900,747

          Equipment Data Processing           $7,960,079

          Building                            $5,000,000


    2.    3200 W. Germann Road, Chandler, AZ  85248
          ---------------------------------------------------
          Personal Property                   $4,265,350

          Electronic Data Processing          $8,314,137

          Equipment                           $4,500,000

          Building                            $13,700,000



                                                          SCHEDULE 4.1(u) TO THE
                                                                CREDIT AGREEMENT

                              LEASED REAL PROPERTY




    1.    1345 Enterprise Drive, Westchester, PA  19380
          ---------------------------------------------------
          Personal Property                   $1,147,773
          Electronic Data Processing          $9,276,484

          Lessor--The Kim Trusts
          Lessee--Amkor Technology, Inc.
          Term--10/1/96 thru 9/30/06
          Monthly Rent--$68,537.09



    2.    6363 North State Highway 161, Irving, TX  75038
          ---------------------------------------------------
          Personal Property                   $293,386
          Electronic Data Processing          $741,727

          Lessor--Grubb & Ellis Management Services, Inc.
          Lessee--Amkor Technology, Inc.
          Term--12/1/99 thru 11/30/04
          Monthly Rent--$36,444.83



    3.    515 Congress Ave., Austin, TX  78701
          ---------------------------------------------------
          Personal Property                   $125,264
          Electronic Data Processing          $40,755

          Lessor--Hines Interest Ltd. Partnership
          Lessee--Amkor Technology, Inc.
          Term--8/1/98 thru 7/31/02
          Monthly Rent--$2,103.75



    4.    2127 Ringwood Ave., San Jose, CA  95131
          ----------------------------------------------------------
          Personal Property                   $188,882
          Electronic Data Processing          $97,782

          Lessor--The Realty Associates Fund III, L.P., c/o
          Insignia/ESG
          Lessee--Amkor Technology, Inc.
          Term--12/1/99 thru 11/30/04
          Monthly Rent--$37,515.30


    5.    Amkor Technology Wafer Fabrication Services
          720 Park Blvd., Suite 230, Boise, ID  83712
          ----------------------------------------------------------
          Personal Property                   $375,752
          Electronic Data Processing          $3,911,574

          Lessor--MK Plaza Trust c/o American Resurgens Mgmt. Corp.
          Lessee--Amkor Technology, Inc.
          Term--9/1/97 thru 9/1/00
          Monthly Rent--$6,186.67



    6.    Amkor Technology (Wafer Fabrication Office Included)
          3945 Freedom Circle, Suite 800, 830, 860, 890 & 910 Santa Clara, CA
          -------------------------------------------------------------------
          Personal Property                   $1,358,513
          Electronic Data Processing          $7,498,947

          Lessor--McCandless Management Corporation
          Lessee--Amkor Technology, Inc.
          Term--4/29/97 thru 11/18/01
          Monthly Rent--$79,320.80

                                                          SCHEDULE 4.1(v) TO THE
                                                                CREDIT AGREEMENT


                              EXISTING INVESTMENTS


-----------------------------------------------------------------------------------------------------
              Issuer and Description                      Maturity Date               Amount
-----------------------------------------------------------------------------------------------------
             Anam Semiconductor, Inc.                     Not Available             $36,327,000
-----------------------------------------------------------------------------------------------------
    JP Morgan Institutional Prime Money Market              On Demand               $38,074,000
-----------------------------------------------------------------------------------------------------
    Merrill Lynch Premier- Institutional Fund               On Demand               $75,460,000
-----------------------------------------------------------------------------------------------------
         Taiwan Semiconductor Technology                  Not Available             $18,045,000
-----------------------------------------------------------------------------------------------------
                  Tessera, Inc.                           Not Available             $2,500,000
-----------------------------------------------------------------------------------------------------
         Miscellaneous other investments                  Not Available             $2,406,000
-----------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS:                                                                 $172,812,000
-----------------------------------------------------------------------------------------------------

                                                          SCHEDULE 4.1(w) TO THE
                                                                CREDIT AGREEMENT


                              INTELLECTUAL PROPERTY


                               Amkor Issued Patents (US)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
     #       Patent Number    Filed      Issued                      Title
---------------------------------------------------------------------------------------------
     1       5,173,338 Exp  04/04/1991  12/22/92   Lead Frame Workholder and
                                                   Transport Appartus and Method
---------------------------------------------------------------------------------------------
     2         5,183,724    12/18/1990  02/02/93   Method of producing a strip of lead
                                                   frames for
                                                   Integrated circuit dies in a continuous
                                                   system
---------------------------------------------------------------------------------------------
     3         5,194,695    11/02/1990  03/16/93   Thermoplastic Semiconductor Package
---------------------------------------------------------------------------------------------
     4         5,239,806    11/17/1992  08/31/93   Theromplastic Semiconductor Package
                                                   and Method of Producing It
---------------------------------------------------------------------------------------------
     5         5,269,210    09/23/1991  12/14/93   Slitter machine for use in manufacturing
                                                   Semiconductor devices
---------------------------------------------------------------------------------------------
     6         5,305,043    08/27/1992  04/19/94   Method of and apparatus for producing a
                                                   strip
                                                   of lead frames for integrated circuit
                                                   dies in a
                                                   continuous system
---------------------------------------------------------------------------------------------
     7         5,328,870    11/09/1992  07/12/94   Method for forming plastic molded package
                                                   with heat sink for integrated circuit
                                                   devices
---------------------------------------------------------------------------------------------
     8         5,355,283    04/14/1993  10/11/94   Ball grid array with via interconnection
---------------------------------------------------------------------------------------------
     9         5,378,869    03/26/1993  01/03/95   Method for forming an integrated circuit
                                                   package with via interconnection
---------------------------------------------------------------------------------------------
    10         5,381,042    04/19/1994  01/10/95   Packaged integrated circuit including
                                                   heat slug having an exposed surface
---------------------------------------------------------------------------------------------
    11         5,455,462    11/15/1993  10/03/95   Plastic molded package with heat sink
                                                   for integrated circuit devices
---------------------------------------------------------------------------------------------
    12         5,471,011    05/25/1994  11/28/95   Homogeneous Thermoplastic SemiConductor
                                                   Chip Carrier Package
---------------------------------------------------------------------------------------------
    13         5,478,007    05/11/1994  12/26/95   Method for interconnection of integrated
                                                   circuit chip and substrate
---------------------------------------------------------------------------------------------
    14         5,482,736    08/04/1994  01/09/96   Method for applying flux to ball grid
                                                   array package
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    15         5,482,898    03/27/1995  01/09/96   Method for forming a semiconductor
                                                   device having a thermal dissipator and
                                                   electromagnetic shielding
---------------------------------------------------------------------------------------------
    16         5,483,100    06/02/1992  01/09/96   Integrated circuit package with via
                                                   interconnections formed in a substrate
---------------------------------------------------------------------------------------------
    18         5,485,037    03/27/1995  01/16/96   Semiconductor device having a thermal
                                                   dissipator and electromagnetic shielding
---------------------------------------------------------------------------------------------
    17       5,483,740 Exp  11/28/1994  01/16/96   Method of Making Homogeneous
                                                   Thermoplastic Semiconductor Chip
                                                   Carrier Package
---------------------------------------------------------------------------------------------
    19         5,582,772    06/07/1995  12/10/96   Copper oxide-filled polymer die attach
                                                   adhesive composition for semiconductor
                                                   package
---------------------------------------------------------------------------------------------
    20         5,583,378    05/16/1994  12/10/96   Ball grid array integrated circuit
                                                   package with thermal conductor
---------------------------------------------------------------------------------------------
    21         5,596,485    03/16/1995  01/21/97   Plastic packaged integrated circuit with
                                                   heat spreader
---------------------------------------------------------------------------------------------
    22         5,629,561    12/12/1995  05/13/97   Semiconductor package with integral heat
                                                   dissipator
---------------------------------------------------------------------------------------------
    23         5,635,671    03/16/1994  06/03/97   Mold runner removal from a
                                                   substrate-based packaged electronic
                                                   device
---------------------------------------------------------------------------------------------
    24         5,637,273    10/11/1996  06/10/97   Method for molding of integrated circuit
                                                   package
---------------------------------------------------------------------------------------------
    25         5,641,946    01/18/1996  06/24/97   Method and circuit board structure for
                                                   leveling solder balls in ball grid array
                                                   semiconductor packages
---------------------------------------------------------------------------------------------
    26         5,641,987    06/07/1995  06/24/97   Heat spreader suitable for use in semi-
                                                   Conductor packages having different pad
                                                   sizes
---------------------------------------------------------------------------------------------
    27         5,650,593    02/06/1995  07/22/97   Thermally enhanced chip carrier package
---------------------------------------------------------------------------------------------
    28         5,661,338    12/12/1995  08/26/97   Chip mounting plate construction of lead
                                                   frame for semiconductor package
---------------------------------------------------------------------------------------------
    29         5,672,909    07/29/1996  09/30/97   Interdigitated wirebond programmable
                                                   fixed voltage planes
---------------------------------------------------------------------------------------------
    30         5,701,034    05/03/1994  12/23/97   Packaged semiconductor die including
                                                   heat sink with locking feature
---------------------------------------------------------------------------------------------
    31         5,708,567    11/13/1996  01/13/98   Ball grid array semiconductor package
                                                   with ring-type heat sink
---------------------------------------------------------------------------------------------
    32         5,712,570    09/19/1995  01/27/98   Method for checking a wire bond of a
                                                   semiconductor package
---------------------------------------------------------------------------------------------
    33         5,722,161    05/01/1996  03/03/98   Method of making a packaged
                                                   semiconductor die including heat sink
                                                   with locking feature
---------------------------------------------------------------------------------------------
    34         5,723,899    08/29/1995  03/03/98   Semiconductor lead frame having
                                                   connection
                                                   bar and guide rings
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    35         5,729,432    01/18/1996  03/17/98   Ball grid array semiconductor package
                                                   with improved dissipation and
                                                   dehumidification effect
---------------------------------------------------------------------------------------------
    36         5,740,956    12/12/1995  04/21/98   Bonding method for semiconductor chips
---------------------------------------------------------------------------------------------
    37         5,767,446    10/24/1996  06/16/98   Printed circuit board having epoxy
                                                   barrier around a throughout slot and
                                                   ball grid array semiconductor package
---------------------------------------------------------------------------------------------
    38         5,795,818    12/06/1996  08/18/98   Integrated circuit chip to substrate
                                                   interconnection and method
---------------------------------------------------------------------------------------------
    39         5,796,163    05/23/1997  08/18/98   Solder ball joint
---------------------------------------------------------------------------------------------
    40         5,807,768    09/04/1996  09/15/98   Method For Fabricating a Heat
                                                   Sink-Integrated Semiconductor Package
---------------------------------------------------------------------------------------------
    41         5,827,999    11/14/1994  10/27/98   Homogeneous Chip Carrier Package
---------------------------------------------------------------------------------------------
    42         5,829,988    11/14/1996  11/03/98   Socket Assembly for Integrated Circuit
                                                   Chip Carrier Packager
---------------------------------------------------------------------------------------------
    43         5,838,951    08/28/1996  11/17/98   Wafer Map Conversion Method
---------------------------------------------------------------------------------------------
    44         5,852,870    04/24/1996  12/29/98   Method of Making a Grid Array Assembly
---------------------------------------------------------------------------------------------
    45         5,854,511    11/14/1996  12/29/98   Semiconductor Package Including Heat
                                                   Sink With Layered Conductive Plate And
                                                   Non-Conductive Tape Bonding To Leads
---------------------------------------------------------------------------------------------
    46         5,854,741    05/17/1996  12/29/98   Unit Printed Circuit Board Carrier Frame
                                                   For Ball Grid Array Semiconductor
                                                   Packages And Method For Fabricating Ball
                                                   Grid  Array Semiconductor Packages Using
                                                   The Same
---------------------------------------------------------------------------------------------
    47         5,858,149    11/14/1996  01/12/99   Process For Bonding Semiconductor Chip
---------------------------------------------------------------------------------------------
    48         5,858,815    12/11/1996  01/12/99   Semiconductor Package and Method for
                                                   Fabricating the Same
---------------------------------------------------------------------------------------------
                                                   Carrier Strip and Molded Flex Circuit
    49         5,859,475    04/24/1996  01/12/99   Ball Grid Array
---------------------------------------------------------------------------------------------
    50         5,864,470    06/25/1997  01/26/99   Flexible Circuit Board For Ball Grid
                                                   Array Semiconductor Package
---------------------------------------------------------------------------------------------
    51         5,866,939    12/31/1996  02/02/99   Grid Array Type Lead Frame And Lead End
                                                   Grid Array Semiconductor Package
                                                   Employing The Same
---------------------------------------------------------------------------------------------
    52         5,867,368    09/09/1997  02/02/99   Mounting For A Semiconductor Integrated
                                                   Circuit Device
---------------------------------------------------------------------------------------------
    53         5,872,399    04/01/1997  02/16/99   Solder Ball Land Metal Structure of Ball
                                                   Grid Semiconductor Package
---------------------------------------------------------------------------------------------
    55         5,894,008    10/16/1997  04/13/99   A Method for Manufacturing an
                                                   Alumina-Silicon Carbide Nanocomposite
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    56         5,897,334    10/15/1997  04/27/99   Method for Reproducing Printed Circuit
                                                   Boards For Semiconductor Packages
                                                   Including Poor Quality Printed Circuit
                                                   Board Units and Methods for Fabricating
                                                   Semiconductor Packages Using the
                                                   Reproduced Printed Circuit Boards
---------------------------------------------------------------------------------------------
    57         5,905,633    12/31/1996  05/18/99   Method of Producing BGA Semiconductor
                                                   Packages Using Metal Carrier Frame & BGA
                                                   Produced by Such Method
---------------------------------------------------------------------------------------------
    58         5,908,317    03/07/1997  06/01/99   Method of Forming Chip Bump Chip Scale
                                                   Semiconductor Package, Such Package and
                                                   Chip Bump
---------------------------------------------------------------------------------------------
    59         5,915,169    12/23/1996  06/22/99   Semiconductor Chip Scale Package and
                                                   Method of Producing Such
---------------------------------------------------------------------------------------------
    60         5,939,784    09/09/1997  08/17/99   Standing Acoustical Wave Package
---------------------------------------------------------------------------------------------
    61         5,949,655    07/17/1998  09/07/99   Mounting Having An Aperture Cover With
                                                   Adhesive Locking Features For Flip Chip
---------------------------------------------------------------------------------------------
    62         5,950,074    05/26/1998  09/07/99   Method of Making An Integrated Circuit
                                                   Package
---------------------------------------------------------------------------------------------
    63         5,953,589    08/20/1997  09/14/99   Ball Grid Array Semiconductor Package
                                                   With Solder Balls Fused On Printed
                                                   Circuit Board
---------------------------------------------------------------------------------------------
    64         5,962,810    09/09/1997  10/05/99   Integrated circuit package employing a
                                                   transparent encapsulant and a method of
                                                   making the package
---------------------------------------------------------------------------------------------
    65         5,971,734    09/19/1997  10/26/99   Mold for ball grid array semiconductor
---------------------------------------------------------------------------------------------
    66         5,977,624    01/16/1998  11/02/99   Semiconductor Package and Assembly for
                                                   Fabricating the Same
---------------------------------------------------------------------------------------------
    67         5,981,314    10/31/1996  11/09/99   Near Chip Size Integrated Circuit Package
---------------------------------------------------------------------------------------------
    68         5,981,873    05/24/1999  11/09/99   Printed circuit board for ball grid
                                                   array semiconductor package and method
                                                   for molding ball grid array
                                                   semiconductor package using the same
---------------------------------------------------------------------------------------------
    69         5,985,695    08/28/1998  11/16/99   Method of making a molded flex circuit
                                                   ball grid array
---------------------------------------------------------------------------------------------
    70         5,986,334    10/02/1997  11/17/99   Semiconductor Package having light,
                                                   thin, simple, and compact structure
---------------------------------------------------------------------------------------------
    71         6,013,554    12/30/1998  01/11/00   Method for fabricating an LDD MOS
                                                   transistor
---------------------------------------------------------------------------------------------
    72         6,020,218    01/26/1998  02/01/00   Method of manufacturing ball grid array
                                                   semiconductor package
---------------------------------------------------------------------------------------------
    73         6,021,563    06/25/1997  02/08/00   Method for marking poor quality printed
                                                   circuit board units of printed circuit
                                                   board strip for semiconductor package
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    74         6,028,354    10/14/1997  02/22/00   A microelectronic device package having
                                                   a heat sink structure for increasing the
                                                   thermal conductivity of the package
---------------------------------------------------------------------------------------------
    75         6,034,429    04/18/1997  03/07/00   Method of Making an Integrated Circuit
                                                   Package
---------------------------------------------------------------------------------------------
    76         6,090,715    12/30/1998  07/18/00   Masking Process for Froming Self-Aligned
                                                   Dual Wells or Self-Aligned Field-Doping
                                                   Regions
---------------------------------------------------------------------------------------------
    77         6,091,141    12/29/1998  07/18/00   Method of Forming Chip Bumps of Bump
                                                   Chip Scale Semiconductor Package
---------------------------------------------------------------------------------------------
    78         6,092,281    08/28/1998  07/25/00   Electromagnetic Interference Shield
                                                   Device and Method
---------------------------------------------------------------------------------------------
    79         6,114,217    11/24/1998  09/05/00   Method of Forming Isolation Trenches On A
                                                   Semiconductor Substrate
---------------------------------------------------------------------------------------------
    80         6,117,193    10/20/1999  09/12/00   Optical Sensor Array Mounting and
                                                   Alignment
---------------------------------------------------------------------------------------------
    81         6,117,705    03/30/1998  09/12/00   Method of Making Integrated Circuit
                                                   Package hHaving Adhesive Bead Supporting
                                                   Planar Lid Above Planar Substrates
---------------------------------------------------------------------------------------------
    82         6,124,637    09/25/1998  09/26/00   Carrier Strip and Molded Flex Circuit
                                                   Ball Grid Array
---------------------------------------------------------------------------------------------
    83         6,132,081    12/23/1998  10/17/00   Method of Forming Titanium Silicide by
                                                   Heating a Silicon Substrate Having a
                                                   Titanium Film and a Method of Making
---------------------------------------------------------------------------------------------
    84         6,143,588    10/20/1998  11/07/00   A Method of Making Integrated Circuit
                                                   Package Employing a Transparent
                                                   Encapsulant
---------------------------------------------------------------------------------------------
    85         6,143,981    06/24/1998  11/07/00   Plastic Integrated Circuit Package and
                                                   Method and Leadframe for Making the
                                                   Package
---------------------------------------------------------------------------------------------
    86         6,150,193    05/22/2000  11/21/00   RD Shielded Device
---------------------------------------------------------------------------------------------
    87         6,150,709    12/01/1998  11/21/00   Grid Array Type Leadframe Having Lead
                                                   Ends in Different Planes
---------------------------------------------------------------------------------------------
    88         6,163,463    05/13/1998 12/19/2000  Integrated Circuit Chip to Substrate
                                                   Interconnection and Method
---------------------------------------------------------------------------------------------
    89         6,198,163    10/18/1999 03/06/2001  Thin Package Integrated Circuit
                                                   Including Recessed Heatsink with Exposed
                                                   Surface
---------------------------------------------------------------------------------------------
    90         6,200,841    12/30/1998 03/07/2001  MOS Transistor That Inhibits
                                                   Punchthrough and Method for Fabricating
                                                   the Same
---------------------------------------------------------------------------------------------
    91         6,201,305    06/09/2000 03/13/2001  Making Solder Ball Mounting Pads on
                                                   Substrates
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    92         6,204,131    12/30/1998 03/20/2001  Trench Structure for Isolating
                                                   Semiconductor Elements and Method for
                                                   Forming the Same
---------------------------------------------------------------------------------------------



                           Amkor Filed Applications (Foreign)
---------------------------------------------------------------------------------------------
              DATE FILED     DOCKET #  TITLE
---------------------------------------------------------------------------------------------
     1        03/24/1993        JP     Semiconductor Package with Heat Spreader and
                                       Dissipater
---------------------------------------------------------------------------------------------
     2        05/16/1995        JP     Ball Grid Array Integrated Circuit Package With
                                       Thermal Conductor
---------------------------------------------------------------------------------------------
     3        04/23/1997        EP     Method of Making Grid Array Assembly
---------------------------------------------------------------------------------------------
     4        04/23/1997        JP     Method of Making Grid Array Assembly
---------------------------------------------------------------------------------------------
     5        04/23/1997        KR     Grid Array Assembly and Method of Making
---------------------------------------------------------------------------------------------
     6        04/23/1997        JP     Molded Flex Circuit Ball Grid Array
---------------------------------------------------------------------------------------------
     7        04/23/1997        KR     Molded Flex Circuit Ball Grid Array
---------------------------------------------------------------------------------------------
     8        04/23/1997        SG     Molded Flex Circuit Ball Grid Array
---------------------------------------------------------------------------------------------
     9        04/27/1997        CA     Method of Making Grid Array Assembly
---------------------------------------------------------------------------------------------
    10        05/13/1998        CA     Improved Solder Ball Joint
---------------------------------------------------------------------------------------------
    11        05/13/1998        EP     Improved Solder Ball Joint
---------------------------------------------------------------------------------------------
    12        05/13/1998        SG     Solder Ball Joint
---------------------------------------------------------------------------------------------
    13        09/03/1998        EP     Shielded Surface Accoustical Wave Package
---------------------------------------------------------------------------------------------
    14        09/03/1998        JP     Shielded Surface Accoustical Wave Package
---------------------------------------------------------------------------------------------
    15        09/03/1998        KR     Shielded Surface Accoustical Wave Package
---------------------------------------------------------------------------------------------
    16        09/04/1998        CA     Integrated circuit Package employing a Transparent
                                       Encapsulant
---------------------------------------------------------------------------------------------
    17        09/04/1998        EP     Integrated Circuit Package Employing a Transparent
                                       Encapsulant
---------------------------------------------------------------------------------------------
    18        09/04/1998        JP     Integrated circuit Package employing a Transparent
                                       Encapsulant
---------------------------------------------------------------------------------------------
    19        09/04/1998        KR     Integrated circuit Package employing a Transparent
                                       Encapsulant
---------------------------------------------------------------------------------------------
    20        09/04/1998        SG     Integrated circuit Package employing a Transparent
                                       Encapsulant
---------------------------------------------------------------------------------------------
    21        09/08/1998        CA     Mounting Having an Aperture Cover with Adhesive
                                       Locking Feature for Flip chip Optical Integrated
                                       Circuit Device
---------------------------------------------------------------------------------------------
    22        09/08/1998        JP     Mounting Having an Aperture Cover with Adhesive
                                       Locking Feature for Flip chip Optical Integrated
                                       Circuit Device
---------------------------------------------------------------------------------------------
    23        09/08/1998        KR     Mounting Having an Aperture Cover with Adhesive
                                       Locking Feature for Flip chip Optical Integrated
                                       Circuit Device
---------------------------------------------------------------------------------------------
    24        09/08/1998        SG     Mounting Having an Aperture Cover with Adhesive
                                       Locking Feature for Flip chip Optical Integrated
                                       Circuit Device
---------------------------------------------------------------------------------------------
    25        10/02/1998        EP     A Microelectronic Device Package having a Heat Sink
                                       Structure for Increasing the Thermal conductivity of
                                       the Package
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    26        10/02/1998        KR     A Microelectronic Device Package having a Heat Sink
                                       Structure for Increasing the Thermal conductivity of
                                       the Package
---------------------------------------------------------------------------------------------
    27        10/02/1998        SG     A Microelectronic Device Package having a Heat Sink
                                       Structure for Increasing the Thermal conductivity of
                                       the Package
---------------------------------------------------------------------------------------------
    28        03/11/1999        CA     Method of Making Integrated Circuit Package having
                                       Adhesive Bead Supporting Planar Lid Above Planar
                                       Substrate
---------------------------------------------------------------------------------------------
    29        03/11/1999        EP     Method of Making Integrated Circuit Package having
                                       Adhesive Bead Supporting Planar Lid Above Planar
                                       Substrate
---------------------------------------------------------------------------------------------
    30        03/11/1999        JP     Method of Making Integrated Circuit Package having
                                       Adhesive Bead Supporting Planar Lid Above Planar
                                       Substrate
---------------------------------------------------------------------------------------------
    31        03/11/1999        KR     Method of Making Integrated Circuit Package having
                                       Adhesive Bead Supporting Planar Lid Above Planar
                                       Substrate
---------------------------------------------------------------------------------------------
    32        03/11/1999        SG     Method of Making Integrated Circuit Package having
                                       Adhesive Bead Supporting Planar Lid Above Planar
                                       Substrate
---------------------------------------------------------------------------------------------
    33        06/14/1999        EP     Plastic integrated circuit package and method and
                                       leadframe for making the package
---------------------------------------------------------------------------------------------
    34        06/14/1999        SG     Plastic integrated circuit package and method and
                                       leadframe for making the package
---------------------------------------------------------------------------------------------
    35        07/21/1999        EP     Plastic Integrated Circuit Device Package and
                                       MicroLeadFrame and Method for Making the Package
---------------------------------------------------------------------------------------------
    36        09/28/1999        TW     Plastic Integrated Circuit Device Package and
                                       MicroLeadFrame and Method for Making the Package
---------------------------------------------------------------------------------------------
    37        10/12/1999        JP     Plastice Integrated Circuit Device Package and
                                       MicroLeadFrame and Method for Making the Package
---------------------------------------------------------------------------------------------
    38        11/15/1999        TW     Core Located Input/Output Design
---------------------------------------------------------------------------------------------
    39        02/17/2000        JP     Plastic integrated circuit package and method and
                                       leadframe for making the package
---------------------------------------------------------------------------------------------
    40        05/11/2000       PCT     Low-Cost Printed Circuit Board with Integral Heat
                                       Sink for Semiconductor Package
---------------------------------------------------------------------------------------------
    41        05/23/2000        JP     Sheet Resin composition and Process for
                                       Manufacturing Semiconductor Device Therewith
---------------------------------------------------------------------------------------------
    42        06/02/2000       PCT     Plastic Package for an Optical Integrated Circuit
                                       Device and Method of Making
---------------------------------------------------------------------------------------------
    43        07/31/2000       PCT     Mold Locking Ground Ring
---------------------------------------------------------------------------------------------
    44        08/18/2000       PCT     Chip-Sized Optical Sensor Package
---------------------------------------------------------------------------------------------
    45        10/09/2000        TW     Micromachine Package Fabrication Method
---------------------------------------------------------------------------------------------
    46        10/09/2000        TW     Molded Image Sensor Package Having Lens Holder
---------------------------------------------------------------------------------------------
    47        10/16/2000        SG     Improved Thin and Heat Radiant Semiconductor Package
                                       and Method for Manufacturing
---------------------------------------------------------------------------------------------
    48        10/16/2000        SG     Leadframe for Semiconductor Package and Mold for
                                       Molding the Same
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    49        10/16/2000        SG     Semiconductor Package Having Increased Solder Joint
                                       Strength
---------------------------------------------------------------------------------------------
    50        10/16/2000        SG     Clamp and Heat Block for Wire Bonding a
                                       Semiconductor Package Assembly
---------------------------------------------------------------------------------------------
    51        10/16/2000        SG     Method of Making a Semiconductor Package Having
                                       Improved Defect Testing and Increased Production
                                       Yield
---------------------------------------------------------------------------------------------
    52        10/16/2000        SG     Semiconductor Package Having Reduced Thickness
---------------------------------------------------------------------------------------------
    53        10/16/2000        SG     Method and Apparatus for Manufacturing Semiconductor
                                       Packages
---------------------------------------------------------------------------------------------
    54        10/16/2000        SG     Leadframe and Semiconductor package with Improved
                                       solder Joint Strength
---------------------------------------------------------------------------------------------
    55        10/16/2000        SG     Semiconductor Package Having Improved Adhesiveness
                                       and Ground Bonding
---------------------------------------------------------------------------------------------
    56        10/16/2000        SG     Semiconductor Package Leadframe Assembly and Method
                                       of Manufacture
---------------------------------------------------------------------------------------------
    57        10/16/2000        SG     Improved Method for Making Semiconductor Packages
---------------------------------------------------------------------------------------------
    58        11/14/2000        SG     Core Located Input/Output Design
---------------------------------------------------------------------------------------------
    59        12/09/2000        SG     Near Chip Size Semiconductor Package
---------------------------------------------------------------------------------------------
    60        12/09/2000        SG     Semiconductor Package
---------------------------------------------------------------------------------------------
    61        12/09/2000        SG     Stackable Semiconductor Package and Method for
                                       Manufacturing Same
---------------------------------------------------------------------------------------------
    62        12/09/2000        SG     Stackable Semiconductor Package and Method for
                                       Manufacturing Same
---------------------------------------------------------------------------------------------
    63        12/09/2000        SG     End Grid Array Semiconductor Package
---------------------------------------------------------------------------------------------
    64        01/15/2001        TW     Protected Image Sensor Package and Fabrication Method
---------------------------------------------------------------------------------------------



                          Amkor Filed Applications (US)
---------------------------------------------------------------------------------------------
              DATE FILED    TITLE
---------------------------------------------------------------------------------------------
     1        02/17/1998    Method of fabricating semiconductor package
---------------------------------------------------------------------------------------------
     2        10/21/1998    Plastic integrated circuit device package and micro-leadframe and method for making the package
---------------------------------------------------------------------------------------------
     3        11/24/1998    LDD CMOS Transistor and a fabrication process thereof
---------------------------------------------------------------------------------------------
     4        11/24/1998    Method of forming titanium silicide
---------------------------------------------------------------------------------------------
     5        12/01/1998    Grid array assembly
---------------------------------------------------------------------------------------------
     6        01/20/1999    Microcircuit die-sawing protector and method
---------------------------------------------------------------------------------------------
     7        01/28/1999    Semiconductor package with multilevel lead frame
---------------------------------------------------------------------------------------------
     8        01/29/1999    Method of molding a printed circuit board for a semiconductor package
---------------------------------------------------------------------------------------------
     9        01/29/1999    A printed circuit board for ball grid array semiconductor
                            packages
---------------------------------------------------------------------------------------------
    10        02/08/1999    Electrostatic discharge dissipation package and method
---------------------------------------------------------------------------------------------
    11        03/02/1999    Test pattern for measuring variations of critical dimensions of wiring patterns formed in the fabrication of semiconductor devices
---------------------------------------------------------------------------------------------
    12        03/02/1999    narrow deep trench isolation method for semiconductor device
---------------------------------------------------------------------------------------------
    13        03/04/1999    Method for forming a metal wiring pattern on a semiconductor device
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    14        04/07/1999    Thin stackable semiconductor packages
---------------------------------------------------------------------------------------------
    15        05/04/1999    Printed circuit board with oval solder ball lands for BGA
                            semiconductor packages
---------------------------------------------------------------------------------------------
    16        05/11/1999    Ball grid array semiconductor package with solder balls fused on printed circuit board and method for fabricating the same
---------------------------------------------------------------------------------------------
    17        05/11/1999    Low Cost Printed Circuit Board with Integral Heat Sink for
                            Semiconductor Package
---------------------------------------------------------------------------------------------
    18        06/03/1999    Plastic package for an optical integrated circuit device and method of making
---------------------------------------------------------------------------------------------
    19        07/07/1999    Near chip size integrated circuit package
---------------------------------------------------------------------------------------------
    20        07/30/1999    TSSOP exposed pad options
---------------------------------------------------------------------------------------------
    21        08/09/1999    Electronic device package and leadframe and method for making the package
---------------------------------------------------------------------------------------------
    22        08/20/1999    Chip-sized optical sensor package
---------------------------------------------------------------------------------------------
    23        08/25/1999    Method of forming an integrated circuit device package tape as a base
---------------------------------------------------------------------------------------------
    24        08/25/1999    A partially cured expansion stabilizer layer on a package
                            containing an electronic device and method of making and
                            mounting
---------------------------------------------------------------------------------------------
    25        08/30/1999    Wafer-scale production of chip-scale semiconductor packages using wafer mapping techniques
---------------------------------------------------------------------------------------------
    26        08/30/1999    Circuit pattern tape for wafer-scale production of chip size semiconductor
---------------------------------------------------------------------------------------------
    27        08/30/1999    Method of laminating circuit pattern tape on semiconductor wafer
---------------------------------------------------------------------------------------------
    28        08/30/1999    Surface acoustical wave flip chip
---------------------------------------------------------------------------------------------
    29        09/08/1999    Lead frame used for the fabrication using the same
---------------------------------------------------------------------------------------------
    30        09/10/1999    Plastic integrated circuit package and method and leadframe for making the package
---------------------------------------------------------------------------------------------
    31        09/14/1999    Methods for making integrated circuit device packages and
                            micro-leadframes for the packages
---------------------------------------------------------------------------------------------
    32        10/05/1999    Method of making integrated circuit package using a
                            batch step for curing a die attachment film and a
                            system for performing
                            the method
---------------------------------------------------------------------------------------------
    33        10/19/1999    Methods and a device for heat treating a semiconductor wafer having different kinds of impurities
---------------------------------------------------------------------------------------------
    34        10/20/1999    Chip-scale semiconductor package of the fan-out type and method of manufacturing such packages
---------------------------------------------------------------------------------------------
    35        10/20/1999    Semiconductor device and method of manufacturing such device
---------------------------------------------------------------------------------------------
    36        10/20/1999    Semiconductor device and method of manufacturing such device
---------------------------------------------------------------------------------------------
    37        11/05/1999    Integrated circuit device packages and substrates for making the packages
---------------------------------------------------------------------------------------------
    38        11/05/1999    Exposed copper pad polyimide chip carrier
---------------------------------------------------------------------------------------------
    39        11/09/1999    Method of making integrated circuit package having adhesive bead supporting planar lid above planar substrate
---------------------------------------------------------------------------------------------
    40        11/09/1999    Chip-Size semiconductor packages
---------------------------------------------------------------------------------------------
    41        11/09/1999    MLP Deep Coining Option
---------------------------------------------------------------------------------------------
    42        11/12/1999    Cavity MLP
---------------------------------------------------------------------------------------------
    43        11/12/1999    A package for an integrated circuit device and passive devices including electromagnetic interference protection method of making the package
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    44        11/15/1999    Micro-machine package and method of fabricating
---------------------------------------------------------------------------------------------
    45        11/15/1999    Micro-machine package fabrication method
---------------------------------------------------------------------------------------------
    46        11/15/1999    Core located input/output design
---------------------------------------------------------------------------------------------
    47        11/17/1999    Method of molding plastic semiconductor packages
---------------------------------------------------------------------------------------------
    48        11/19/1999    Lead frame with lead separation preventing means, semiconductor package using the lead frame. And method to fabricate the
                            semiconductor package
---------------------------------------------------------------------------------------------
    49        11/22/1999    Thin image sensor package and method
---------------------------------------------------------------------------------------------
    50        11/22/1999    Thin image sensor package and method
---------------------------------------------------------------------------------------------
    51        11/23/1999    Method of attaching a sheet of an adhesive film to substrate in the course of making integrated circuit package
---------------------------------------------------------------------------------------------
    52        12/01/1999    Conductive strap attachment process that allows electrical connection between an integrated circuit die and a lead
---------------------------------------------------------------------------------------------
    53        12/08/1999    Molded image sensor package
---------------------------------------------------------------------------------------------
    54        12/08/1999    A snap lid image sensor package and method
---------------------------------------------------------------------------------------------
    55        12/08/1999    Molded image sensor package having lens holder
---------------------------------------------------------------------------------------------
    56        12/08/1999    Method of assembling a snap lid image sensor package
---------------------------------------------------------------------------------------------
    57        12/08/1999    Image sensor package having sealed cavity over active area
---------------------------------------------------------------------------------------------
    58        12/08/1999    Method of fabricating image sensor packages in an array
---------------------------------------------------------------------------------------------
    59        12/10/1999    A microelectronic device package having a heat sink structure for increasing the thermal conductivity
---------------------------------------------------------------------------------------------
    60        12/14/1999    Semiconductor package and method for fabricating the same
---------------------------------------------------------------------------------------------
    61        12/14/1999    A wire for a semiconductor package
---------------------------------------------------------------------------------------------
    62        01/14/2000    Package for multiple integrated circuits and method
---------------------------------------------------------------------------------------------
    63        01/18/2000    Stackable package for integrated circuit
---------------------------------------------------------------------------------------------
    64        01/18/2000    Method of making and mounting stackable package for integrated circuit
---------------------------------------------------------------------------------------------
    65        01/24/2000    Package for stacked integrated circuits and method of making
---------------------------------------------------------------------------------------------
    66        01/25/2000    Method of forming gate oxynitride for a semiconductor device
---------------------------------------------------------------------------------------------
    67        01/25/2000    Protected Image Sensor Package
---------------------------------------------------------------------------------------------
    68        01/25/2000    Protected image sensor fabrication method
---------------------------------------------------------------------------------------------
    69        02/02/2000    Method of making ultra-thin package for flip chip integrated circuit device
---------------------------------------------------------------------------------------------
    70        02/03/2000    Stackable package for integrated circuit with interposer
---------------------------------------------------------------------------------------------
    71        02/04/2000    Making chip size semiconductor packages
---------------------------------------------------------------------------------------------
    72        02/14/2000    Method of forming an integrated circuit package using a plastic tape as a base
---------------------------------------------------------------------------------------------
    73        02/16/2000    Low cost thermal BGA
---------------------------------------------------------------------------------------------
    74        02/24/2000    Leadframe and heat sink attached semiconductor package using the same
---------------------------------------------------------------------------------------------
    75        02/24/2000    Leadframe and heat sink attached semiconductor package using the same
---------------------------------------------------------------------------------------------
    76        02/24/2000    Method of forming silicide for semiconductor device
---------------------------------------------------------------------------------------------
    77        03/07/2000    Exposed pad cavity BGA
---------------------------------------------------------------------------------------------
    78        03/20/2000    Ultra low cost method for increasing mold cap thickness
---------------------------------------------------------------------------------------------
    79        03/27/2000    A flip chip array package for image array sensors; using
                            optically transparent epoxy
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    80        03/27/2000    flip chip image sensor package fabrication method'
---------------------------------------------------------------------------------------------
    81        03/27/2000    Copper strap design for low resistance path in an integrated circuit package
---------------------------------------------------------------------------------------------
    82        03/28/2000    Method of making a package containing stacked integrated
                            circuits
---------------------------------------------------------------------------------------------
    83        03/30/2000    Snapable multi-package substrate and array
---------------------------------------------------------------------------------------------
    84        03/30/2000    method for fabricating a snapable multi package array
                            substrate, snapable multi-package array and snapable electronic components
---------------------------------------------------------------------------------------------
    85        04/13/2000    Matrix Type Printed Circuit Board for Semiconductor Packages
---------------------------------------------------------------------------------------------
    86        04/13/2000    Electromagnetic interference shield device and method
---------------------------------------------------------------------------------------------
    87        04/18/2000    Electromagnetic interference shield device and method
---------------------------------------------------------------------------------------------
    88        04/25/2000    Precision aligned and marked structure
---------------------------------------------------------------------------------------------
    89        04/25/2000    Precision marking and singulation method
---------------------------------------------------------------------------------------------
    90        04/27/2000    Moisture resistant integrated circuit chip package and method
---------------------------------------------------------------------------------------------
    91        05/04/2000    MRT level 2 - non bussed, full body gold tape carrier
---------------------------------------------------------------------------------------------
    92        05/05/2000    Semiconductor Package and Method for Fabricating the Same
---------------------------------------------------------------------------------------------
    93        05/05/2000    Long Wire IC Package
---------------------------------------------------------------------------------------------
    94        05/05/2000    Long Wire IC Package fabrication method
---------------------------------------------------------------------------------------------
    95        05/08/2000    Stackable package for integrated circuit having a cavity and lid
---------------------------------------------------------------------------------------------
    96        05/08/2000    Ball grid array package w/stacked semiconductor dies "flip chip stacked die in superBGA"
---------------------------------------------------------------------------------------------
    97        05/08/2000    Stackable package with heat sink
---------------------------------------------------------------------------------------------
                            Apparatus for mounting an electronic device to a substrate
    98        05/11/2000    without soldering
---------------------------------------------------------------------------------------------
    99        05/11/2000    Flip chip mountable on substrate without underfill
---------------------------------------------------------------------------------------------
    100       05/19/2000    Semiconductor Package and Method for Fabricating the Same
---------------------------------------------------------------------------------------------
    101       05/19/2000    Semiconductor package and method for manufacturing the same
---------------------------------------------------------------------------------------------
    102       05/22/2000    Image sensor package having sealed cavity over active area
---------------------------------------------------------------------------------------------
    103       05/22/2000    Method of forming an image sensor package having sealed cavity over active area
---------------------------------------------------------------------------------------------
    104       05/30/2000    Multi-stacked memory package
---------------------------------------------------------------------------------------------
    105       05/31/2000    Reverse contrast marking for plastic packages
---------------------------------------------------------------------------------------------
    106       05/31/2000    Reverse contrast marking method
---------------------------------------------------------------------------------------------
    107       06/01/2000    Reinforcing solder connections of electronic devices
---------------------------------------------------------------------------------------------
    108       06/01/2000    Packaging high power integrated circuit devices
---------------------------------------------------------------------------------------------
    109       06/02/2000    RF shielded device
---------------------------------------------------------------------------------------------
    110       06/02/2000    Semiconductor package with spacer strips
---------------------------------------------------------------------------------------------
    111       06/07/2000    A Circuit Board for Semiconductor Package
---------------------------------------------------------------------------------------------
    112       06/13/2000    Electronic Device package and leadframe
---------------------------------------------------------------------------------------------
    113       06/16/2000    A package for an integrated circuit device and passive devices including electromagnetic interference protection
---------------------------------------------------------------------------------------------
    114       06/22/2000    Overhead material transport system for IC assembly and test manufacturing
---------------------------------------------------------------------------------------------
    115       06/23/2000    Hoist assembly
---------------------------------------------------------------------------------------------
    116       06/23/2000    Gripper assembly
---------------------------------------------------------------------------------------------
    117       06/23/2000    Material transport method
---------------------------------------------------------------------------------------------
    118       06/29/2000    Improved IC package with a flip chip integrated circuit and passive chip components on a laminate substrate that is over molded
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    119       06/29/2000    Flip chip integrated circuit and passive chip component package fabrication method
---------------------------------------------------------------------------------------------
    120        06/30/00     Leadframe Having a Mold Inflow Groove and Method
---------------------------------------------------------------------------------------------
    121       06/30/2000    Flip chip micromachine package
---------------------------------------------------------------------------------------------
    122       06/30/2000    Flip-chip micromachine package fabrication method
---------------------------------------------------------------------------------------------
    123       06/30/2000    Making chip sized optical semiconductor packages
---------------------------------------------------------------------------------------------
    124       06/30/2000    Stackable package for integrated circuit having chips for
                            fastening package and tool for opening clips
---------------------------------------------------------------------------------------------
    125       06/30/2000    Low profile exposed die package for semiconductor chip
---------------------------------------------------------------------------------------------
    126       07/05/2000    A wafer scale image sensors preparation using window on die pre-packaging
---------------------------------------------------------------------------------------------
    127       07/05/2000    Wafer scale image sensor package fabrication method
---------------------------------------------------------------------------------------------
    128       07/13/2000    Plastic integrated circuit package and method and leadframe for making the package
---------------------------------------------------------------------------------------------
    129       07/14/2000    Microcircuit die-sawing protector and method
---------------------------------------------------------------------------------------------
    130       07/17/2000    Semiconductor packaging method for multiple chip stacking
---------------------------------------------------------------------------------------------
    131       07/20/2000    Thin semiconductor package with stacked die
---------------------------------------------------------------------------------------------
    132       08/02/2000    Semiconductor chip having a radio frequency identification transceiver
---------------------------------------------------------------------------------------------
    133       08/11/2000    Making Semiconductor Packages with Stacked Dies and Interleaved
                            Heat Spreader
---------------------------------------------------------------------------------------------
    134       08/23/2000    Circuit Board for Semiconductor Package
---------------------------------------------------------------------------------------------
    135       08/24/2000    Semiconductor Package and Method for Fabricating
---------------------------------------------------------------------------------------------
    136       08/24/2000    Semiconductor Package
---------------------------------------------------------------------------------------------
    137       09/05/2000    Semiconductor Device Package Having Vias Extending Through the
                            Semiconductor Device
---------------------------------------------------------------------------------------------
    138       09/05/2000    Making Chip Size Semiconductor Packages with Stacked Dies
---------------------------------------------------------------------------------------------
    139       09/06/2000    A Novel Approach to Manufacturing Memory Cards
---------------------------------------------------------------------------------------------
    140       09/08/2000    Multiple Lead Frame Package with Enhanced Die-to-Die
                            Interconnect Routing Using Internal Lead Trace
---------------------------------------------------------------------------------------------
    141       09/26/2000    Micro-Machine Stacked Package
---------------------------------------------------------------------------------------------
    142       09/26/2000    Micro-Machine Stacked Wirebonded Package Method
---------------------------------------------------------------------------------------------
    143       09/26/2000    Micro-Machine Stacked Flip Chip Package
---------------------------------------------------------------------------------------------
    144       09/26/2000    Micro-Machine Stacked Flip Chip Package Fabrication Method
---------------------------------------------------------------------------------------------
    145       10/10/2000    Cond Tapered Optical Fiber
---------------------------------------------------------------------------------------------
    146       10/13/2000    Semiconductor Package Having Improved Adhesiveness and Ground
                            Bonding
---------------------------------------------------------------------------------------------
    147       10/13/2000    Improved Thin and Heat Radiant Semiconductor Package and Method
                            for Manufacturing
---------------------------------------------------------------------------------------------
    148       10/13/2000    Leadframe for Semiconductor Package and Mold for Molding the
                            Same
---------------------------------------------------------------------------------------------
    149       10/13/2000    Semiconductor Package Having Increased Solder Joint Strength
---------------------------------------------------------------------------------------------
    150       10/13/2000    Clamp and Heat Block for Wire Bonding a Semiconductor Package
                            Assembly
---------------------------------------------------------------------------------------------
    151       10/13/2000    Method for Making a Semiconductor Package Having Iproved Defect
                            Testing and Increased Production Yield
---------------------------------------------------------------------------------------------
    152       10/13/2000    Near Chip Size Semiconductor Package
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    153       10/13/2000    Semiconductor Package
---------------------------------------------------------------------------------------------
    154       10/13/2000    Stackable Semiconductor Package and Method for Manufacturing
                            the Same
---------------------------------------------------------------------------------------------
    155       10/13/2000    Stackable Semiconductor Package and Method for Manufacturing
                            the Same
---------------------------------------------------------------------------------------------
    156       10/13/2000    End Grid Array Semiconductor Package
---------------------------------------------------------------------------------------------
    157       10/13/2000    Method of and Apparatus for Manufacturing Semiconductor Packages
---------------------------------------------------------------------------------------------
    158       10/13/2000    Leadframe and Semiconductor package with Improved solder Joint
                            Strength
---------------------------------------------------------------------------------------------
    159       10/13/2000    Semiconductor Package Having Reduced Thickness
---------------------------------------------------------------------------------------------
    160       10/13/2000    Semiconductor Package Leadframe Assembly and Method of
                            Manufacture
---------------------------------------------------------------------------------------------
    161       10/13/2000    Improved Method for Making Semiconductor Packages
---------------------------------------------------------------------------------------------
    162       10/20/2000    Method of Fabricating Semiconductor Device
---------------------------------------------------------------------------------------------
    163       10/24/2000    Micro-Machine Package
---------------------------------------------------------------------------------------------
    164       10/24/2000    Molded Image Sensor Package Having Lens Holder
---------------------------------------------------------------------------------------------
    165       10/31/2000    Plastic Integrated Circuit Device Package and Method for Making
                            the Package
---------------------------------------------------------------------------------------------
    166       11/11/2000    Method of Forming Contact Portion of Semiconductor Element
---------------------------------------------------------------------------------------------
    167       11/13/2000    A Wafer Scale Package for Image Sensors Using Glass on Die
                            Pre-Packaging Preparation
---------------------------------------------------------------------------------------------
    168       11/13/2000    Chip Size Image Sensor Wirebond Package Fabrication Method
---------------------------------------------------------------------------------------------
    169       11/13/2000    Chip Size Image Sensor Bumped Package
---------------------------------------------------------------------------------------------
    170       11/13/2000    Chip Size Image Sensor Bumped Package Fabrication Method
---------------------------------------------------------------------------------------------
    171       11/15/2000    Flip Chip on Glass Image Sensor Package
---------------------------------------------------------------------------------------------
    172       11/15/2000    Flip Chip on Glass Image Sensor Package and Method
---------------------------------------------------------------------------------------------
    173       11/16/2000    Angulated Semiconductor Packages
---------------------------------------------------------------------------------------------
    174       12/06/2000    Semiconductor Package with Stacked Dies and Wire Bond
                            Reinforcement
---------------------------------------------------------------------------------------------
    175       12/20/2000    Wire Bonding Method and Semiconductor Package Manufactured
                            Using the Same
---------------------------------------------------------------------------------------------
    176       12/28/2000    Integrated Circuit Package and Method of Making
---------------------------------------------------------------------------------------------
    177       12/28/2000    Method of Making and Stacking a Semiconductor Package
---------------------------------------------------------------------------------------------
    178       12/29/2000    Tool and Method for Forming an Integrated Optical Circuit
---------------------------------------------------------------------------------------------
    179       12/29/2000    Optical Fiber Having Tapered End and Optical Connector with
                            Reciprocal Opening
---------------------------------------------------------------------------------------------
    180       01/03/2001    A Bond Wire Pressure Sensor Die Package
---------------------------------------------------------------------------------------------
    181       01/03/2001    Method for Forming a bond Wire Pressure Sensor Package
---------------------------------------------------------------------------------------------
    182       01/03/2001    Flip Chip Pressure Sensor Package
---------------------------------------------------------------------------------------------
    183       01/03/2001    Method for Forming a Flip Chip Pressure Sensor Die Package
---------------------------------------------------------------------------------------------
    184       01/10/2001    Pattern Recognition Method
---------------------------------------------------------------------------------------------
    185       01/10/2001    Clamp for Pattern Recognition
---------------------------------------------------------------------------------------------
    186       01/16/2001    Structure for Fabricating a Special-Purpose Die Using a
                            Polymerizable Tape
---------------------------------------------------------------------------------------------
    187       01/16/2001    Method for Fabricating a Special-Purpose Die Using a
                            Polymerizable Tape
---------------------------------------------------------------------------------------------
    188       01/16/2001    Optical Module with Lens Internal Holder
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    189       01/16/2001    Optical Module with Lens Internal Holder Fabrication Method
---------------------------------------------------------------------------------------------
    190       01/26/2001    Semiconductor Module Package Substrate
---------------------------------------------------------------------------------------------
    191       01/26/2001    Semiconductor Module Package Substrate Fabrication Method
---------------------------------------------------------------------------------------------
    192       01/30/2001    Semiconductor Package Having Semiconductor Chip Within Central
                            Aperture of Substrate
---------------------------------------------------------------------------------------------
    193       02/14/2001    Printed Circuit Board for Semiconductor Package and Method for
                            Manufacturing the Same
---------------------------------------------------------------------------------------------
    194       03/01/2001    Structure Including Electronic Components Singulated Using
                            Laser Cutting
---------------------------------------------------------------------------------------------
    195       03/01/2001    Method of Singulation Using Laser Cutting
---------------------------------------------------------------------------------------------

                                                          SCHEDULE 4.1(y) TO THE
                                                                CREDIT AGREEMENT

                                      LIENS


STATE OF ARIZONA
--------------------------------------------------------------------------------------------------
  SECURED PARTY         FILE NUMBER          DATE FILED       COLLATERAL
--------------------------------------------------------------------------------------------------
  Korea Exchange         0964423-0        Original Filing:    Fixtures and improvements to real
  Bank                   as Amended        April              property; water rights appurtenant
                                                              18, 1997 to the
                                                              Premises; personal
                                                              property, income,
                                            Amendment 1       equipment, etc.;
                                           June 27, 1997      Computer Software and Data;
                                                              Intellectual Property; in
                                                              connection with the premises and
                                            Amendment 2       blanket with respect to the
                                         December 31, 1998    Project.
--------------------------------------------------------------------------------------------------

  Societe Generale,       1115092          April 26, 2000     Blanket Lien
  as Collateral
  Agent
--------------------------------------------------------------------------------------------------

  CIT Technologies        1159452         January 25, 2001    Signal Generator (Equipment)
  Corporation
--------------------------------------------------------------------------------------------------


STATE OF CALIFORNIA

--------------------------------------------------------------------------------------------------
  SECURED PARTY         FILE NUMBER          DATE FILED       COLLATERAL
--------------------------------------------------------------------------------------------------
  LTX Corporation        9816760808        June 12, 1998      Equipment Lease.
--------------------------------------------------------------------------------------------------

  Societe Generale,     200012560227       April 28, 2000     Blanket Lien
  as Collateral
  Agent
--------------------------------------------------------------------------------------------------

  Newcourt              200023060142      August 11, 2000     Equipment
  Financial USA, Inc
--------------------------------------------------------------------------------------------------

  CIT Technologies      200105461010     February 20, 2001    Equipment
  Corporation DBA
  CIT Systems                                                 Note: UCC Statement not included
  Leasing
--------------------------------------------------------------------------------------------------


STATE OF DELAWARE
--------------------------------------------------------------------------------------------------
  SECURED PARTY              FILE NUMBER             DATE FILED          COLLATERAL
--------------------------------------------------------------------------------------------------
Societe Generale, as    20000025421            April 26, 2000          Blanket Lien
collateral agent
--------------------------------------------------------------------------------------------------




STATE OF IDAHO
--------------------------------------------------------------------------------------------------
  SECURED PARTY              FILE NUMBER             DATE FILED          COLLATERAL
--------------------------------------------------------------------------------------------------
Societe Generale, as    B868066                April 27, 2000          Blanket Lien
collateral agent
--------------------------------------------------------------------------------------------------




STATE OF PENNSYLVANIA
--------------------------------------------------------------------------------------------------
  SECURED PARTY         FILE NUMBER          DATE FILED       COLLATERAL
--------------------------------------------------------------------------------------------------
  Korea Exchange          09400194        December 7, 1978    Accounts
  Bank                as continued and                        Receivable and
                          Amended.                            Inventory contract
                                                              rights,
                                                              Instruments,
                                                              documents, chattel
                                                              paper, general
                                                              intangibles and
                                                              other forms of
                                                              obligations owing to the debtor
                                                              and insurance policies thereon,
                                                              etc.
--------------------------------------------------------------------------------------------------

  AT&T Systems            29421557       September 28, 1998   Equipment Lease
  Leasing
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt                30021609         March 17, 1999     Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt                30690683       September 2, 1999    Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt                31381387         March 14, 2000     Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt                31381391         March 14, 2000     Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Societe Generale,       31551067         April 26, 2000     Blanket Lien
  as collateral
  agent
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Newcourt                31560479         April 27, 2000     Equipment
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt                31570101          May 01, 2000      Equipment
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        31810529          July 3, 2000      Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        31810531          July 3, 2000      Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        31951006        August 11, 2000     Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        33010060        August 29, 2000     Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        33091443       September 25, 2000   Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        33091447       September 25, 2000   Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies        33091454       September 25, 2000   Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33281645       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281650       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281652       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

  Credence Capital        33281654       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281656       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281658       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281660       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281662       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281664       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281666       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281668       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33281670       November 13, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

  Credence Capital        33320796       November 21, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33320798       November 21, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital        33330573       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330577       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330581       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330587       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330591       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330595       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330599       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330603       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330607       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330611       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital        33330615       November 27, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       333340494       November 29, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Credence Capital       333340537       November 29, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       33440792       December 28, 2000     All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       33440794       December 28, 2000     All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       33440796       December 28, 2000     All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       33440798       December 28, 2000     All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       33440802       December 28, 2000     All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Associates           Original file
  Leasing Inc.             number         August 29, 2000     Equipment
                          33010060
                        * Assignment      Assignment Date:
                           33511593        January 29, 2001
--------------------------------------------------------------------------------------------------

  Orix USA           Original file number November 13, 2000    All right, title and interest of
                          33281654                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560046        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Orix USA           Original file number November 13, 2000    All right, title and interest of
                          33281656                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560048        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Orix USA           Original file number November 13, 2000   All right, title and interest of
                          33281658                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560055        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------
  Orix USA           Original file number November 13, 2000   All right, title and interest of
                          33281660                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560051        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number  November 13, 2000   All right, title and interest of
                          33281662                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560049        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number  November 13, 2000   All right, title and interest of
                          33281664                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560053        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 13, 2000    All right, title and interest of
                          33281666                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560057        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 13, 2000    All right, title and interest of
                          33281668                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                         335560061        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 13, 2000    All right, title and interest of
                          33281670                            Amkor Technology, Inc. in the sub
                        *Assignment       Assignment Date:    leases between Amkor Technology
                          33560059        January 29, 2001    Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Orix USA          Original file number November 27, 2000    Equipment
                          33330577
                                          Assignment Date:
                                          January 29, 2001
                        *Assignment
                          33560047
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 27, 2000    Equipment
                          33330599
                        *Assignment       Assignment Date:
                          33560062        January 29, 2001
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 27, 2000    Equipment
                          33330603
                        *Assignment       Assignment Date:
                          33560060        January 29, 2001
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 27, 2000    Equipment
                          33330607
                                          Assignment Date:
                                          January 29, 2001
                        *Assignment
                          33560056
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 27, 2000    Equipment
                          33330611
                        *Assignment       Assignment Date:
                          33560058        January 29, 2001
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 29, 2000    Equipment
                          33340494
                        *Assignment       Assignment Date:
                          33560054        January 29, 2001
--------------------------------------------------------------------------------------------------

  Orix USA          Original file number November 29, 2000    Equipment
                          33330615
                        *Assignment       Assignment Date:
                          33560052        January 29, 2001
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Orix USA          Original file number November 29, 2000    Equipment
                          33340537
                        *Assignment       Assignment Date:
                          33560050        January 29, 2001
--------------------------------------------------------------------------------------------------

  CIT Technologies        33500151        January 12, 2001    Equipment
  Corporation
--------------------------------------------------------------------------------------------------



CHESTER COUNTY, PENNSYLVANIA PROTHONOTARY
--------------------------------------------------------------------------------------------------
  SECURED PARTY         FILE NUMBER          DATE FILED       COLLATERAL
--------------------------------------------------------------------------------------------------
  AT&T Systems           ST98-2900       September 28, 1998   Equipment Lease
  Leasing
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt               ST99-0880         March 17, 1999     Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt               ST99-2958       September 2, 1999    Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt               ST00-0753         March 14, 2000     Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt               ST00-0754         March 14, 2000     Equipment Lease
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Societe Generale,      ST00-1289         April 26, 2000     Blanket Lien
  as collateral
  agent
--------------------------------------------------------------------------------------------------

  Newcourt               ST00-1299         April 28, 2000     Equipment
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  Newcourt               ST00-1300         April 28, 2000     Equipment
  Technologies
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies       ST00-2002          July 5, 2000      Equipment
  Corporation
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  CIT Technologies       ST00-2003          July 5, 2000      Equipment
  Corporation
--------------------------------------------------------------------------------------------------
  CIT Technologies       ST00-2373        August 11, 2000     Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies       ST00-2620       September 6, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies       ST00-2824       September 25, 2000   Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies       ST00-2825       September 25, 2000   Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  CIT Technologies       ST00-2826       September 25, 2000   Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3363       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3364       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3365       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3366       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3367       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3368       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Credence Capital       ST00-3373       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3374       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3375       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3384       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3385       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3386       November 14, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3463       November 21, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3464       November 21, 2000    All right, title and interest of
  Corporation                                                 Amkor Technology, Inc. in the sub
                                                              leases between Amkor Technology
                                                              Inc. and Amkor Technology Korea
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3502       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3503       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  Credence Capital       ST00-3504       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3505       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3506       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3507       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3508       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3510       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3511       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3521       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3522       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3526       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------

  Credence Capital       ST00-3527       November 30, 2000    Equipment
  Corporation
--------------------------------------------------------------------------------------------------



STATE OF TEXAS
--------------------------------------------------------------------------------------------------
  SECURED PARTY         FILE NUMBER          DATE FILED       COLLATERAL
--------------------------------------------------------------------------------------------------
  Societe Generale,
  as Collateral
  Agent                  0000482256        April 26, 2000     Blanket Lien
--------------------------------------------------------------------------------------------------

                                                          SCHEDULE 5.2(p) TO THE
                                                                CREDIT AGREEMENT


                                NEW SUBSIDIARIES


                Amkor Technology Hong Kong, Ltd.

                Amkor Assembly & Test Shanghai (China)

                                                                     EXHIBIT A-1

                                                                         FORM OF
                                                                     TERM B NOTE





U.S. $                                                    Dated:
      ----------------                                          ----------------

               FOR VALUE RECEIVED, the undersigned, AMKOR TECHNOLOGY, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of March 30, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Initial Lenders and Initial Issuing Banks party thereto, Salomon Smith Barney Inc. ("SSBI") as Book Manager, Citicorp USA, Inc. ("CUSA"), as Administrative Agent and as Collateral Agent, SSBI and Deutsche Banc Alex. Brown Inc. ("DBAB"), as Arrangers and DBAB, as Syndication Agent.

               The Borrower promises to pay to [NAME OF LENDER] or its registered assigns interest on the unpaid principal amount of the Term B Advance from the date of such Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America to CUSA, as Administrative Agent, at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: _______________ in same day funds. The Term B Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

               This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "TERM B ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this

Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

               This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     AMKOR TECHNOLOGY, INC.


                                     By
                                           -------------------------------------
                                     Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL


------------------------------------------------------------------------------------------
                                         AMOUNT OF          UNPAID
                       AMOUNT OF       PRINCIPAL PAID      PRINCIPAL         NOTATION
       DATE             ADVANCE          OR PREPAID         BALANCE          MADE BY
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

==========================================================================================

                                                                     EXHIBIT A-2

                                                                         FORM OF
                                                           REVOLVING CREDIT NOTE




U.S. $                                                    Dated:
      ----------------                                          ----------------

               FOR VALUE RECEIVED, the undersigned, AMKOR TECHNOLOGY, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances and the Letter of Credit Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of March 30, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Initial Lenders and Initial Issuing Banks party thereto, Salomon Smith Barney Inc. ("SSBI") as Book Manager, Citicorp USA, Inc. ("CUSA"), as Administrative Agent and as Collateral Agent, SSBI and Deutsche Banc Alex. Brown Inc. ("DBAB"), as Arrangers and DBAB, as Syndication Agent.

               The Borrower promises to pay to [NAME OF LENDER] or its registered assigns interest on the unpaid principal amount of each Revolving Credit Advance and Letter of Credit Advance from the date of such Revolving Credit Advance or Letter of Credit Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America to CUSA, as Administrative Agent, at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: _______________, in same day funds. Each Revolving Credit Advance and Letter of Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

               This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "REVOLVING CREDIT ADVANCES" or the "LETTER OF CREDIT ADVANCES") by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance and Letter of Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

               This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     AMKOR TECHNOLOGY, INC.


                                     By
                                        ----------------------------------------
                                     Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL


------------------------------------------------------------------------------------------
                                         AMOUNT OF          UNPAID
                       AMOUNT OF       PRINCIPAL PAID      PRINCIPAL         NOTATION
       DATE             ADVANCE          OR PREPAID         BALANCE          MADE BY
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

==========================================================================================

                                                                       EXHIBIT B

                                                                         FORM OF
                                                             NOTICE OF BORROWING





Citicorp USA, Inc.
as Administrative Agent
under the Credit Agreement
referred to below
2 Penns Way, Suite 200
New Castle, Delaware 19720

                                                          [Date]
               Attention: [                    ]

Ladies and Gentlemen:

               The undersigned, Amkor Technology, Inc. (the "BORROWER"), refers to the Amended and Restated Credit Agreement dated as of March 30, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Initial Lenders and Initial Issuing Banks party thereto, Salomon Smith Barney Inc. ("SSBI") as Book Manager, Citicorp USA, Inc. ("CUSA"), as Administrative Agent and as Collateral Agent, SSBI and Deutsche Banc Alex. Brown Inc. ("DBAB"), as Arrangers and DBAB, as Syndication Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.2(a) of the Credit Agreement:

               (i)     The Business Day of the Proposed Borrowing is __________,
____.

               (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

               (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

               (iv)   The aggregate amount of the Proposed Borrowing is $______.

               [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

               (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

               (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

               [(C) If the Proposed Borrowing consists of a Revolving Credit Borrowing, the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances to be outstanding plus the Available Amount of all Letters of Credit then outstanding after giving effect to the Proposed Borrowing.]

               Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

                                     Very truly yours,

                                     AMKOR TECHNOLOGY, INC.



                                     By
                                           -------------------------------------
                                     Title:

                                                                       EXHIBIT C

                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


               Reference is made to the Amended and Restated Credit Agreement dated as of March 30, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Amkor Technology, Inc. (the "BORROWER"), the Initial Lenders and Initial Issuing Banks party thereto, Salomon Smith Barney Inc. ("SSBI") as Book Manager, Citicorp USA, Inc. ("CUSA"), as Administrative Agent and as Collateral Agent, SSBI and Deutsche Banc Alex. Brown Inc. ("DBAB"), as Arrangers and DBAB, as Syndication Agent.

               Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

               1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

               2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes, if any, held by such Assignor and requests, to the extent requested of it by such Assignee, that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

               3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

               4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

               5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

               6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

               8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

               IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE


==========================================================================================
ASSIGNORS:

------------------------------------------------------------------------------------------
Term B Facility

------------------------------------------------------------------------------------------
        Percentage interest assigned                        %     %      %      %     %

------------------------------------------------------------------------------------------
        Term B Commitment assigned                        $      $     $      $      $

------------------------------------------------------------------------------------------
        Outstanding principal amount of                   $      $     $      $      $
               Term B Advance assigned

------------------------------------------------------------------------------------------
        Principal amount of Term B Note                   $      $     $      $      $
               payable to ASSIGNOR

------------------------------------------------------------------------------------------
Revolving Credit Facility

------------------------------------------------------------------------------------------
        Percentage interest assigned                        %     %      %     %/\    %

------------------------------------------------------------------------------------------
        Revolving Credit Commitment assigned              $      $     $      $      $

------------------------------------------------------------------------------------------
        Aggregate outstanding principal amount of         $      $     $      $      $
               Revolving Credit Advances assigned

------------------------------------------------------------------------------------------
        Principal amount of Revolving Credit Note         $      $     $      $      $
               payable to ASSIGNOR

------------------------------------------------------------------------------------------
Letter of Credit Facility

------------------------------------------------------------------------------------------
        Letter of Credit Commitment assigned              $      $     $      $      $

------------------------------------------------------------------------------------------
        Letter of Credit Commitment retained              $      $     $      $      $

------------------------------------------------------------------------------------------
ASSIGNEES:

------------------------------------------------------------------------------------------
Term B Facility

------------------------------------------------------------------------------------------
        Percentage interest assumed                         %     %      %      %     %

------------------------------------------------------------------------------------------
        Term B Commitment assumed                         $      $     $      $      $

------------------------------------------------------------------------------------------
        Outstanding principal amount of                   $      $     $      $      $
               Term B Advance assumed

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
        Principal amount of Term B Note                   $      $     $      $      $
               payable to ASSIGNEE

------------------------------------------------------------------------------------------
Revolving Credit Facility

------------------------------------------------------------------------------------------
        Percentage interest assumed                         %     %      %      %     %
------------------------------------------------------------------------------------------
        Revolving Credit Commitment assumed               $      $     $      $      $

------------------------------------------------------------------------------------------
        Aggregate outstanding principal amount of         $      $     $      $      $
               Revolving Credit Advances assumed

------------------------------------------------------------------------------------------
        Principal amount of Revolving Credit Note         $      $     $      $      $
               payable to ASSIGNEE

------------------------------------------------------------------------------------------
Letter of Credit Facility

------------------------------------------------------------------------------------------
        Letter of Credit Commitment assumed               $      $     $      $      $

==========================================================================================

Effective Date (if other than date of acceptance by Administrative Agent):

--------------- ----, ------.

                                    ASSIGNORS


                                                          , as Assignor
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----

                                                          , as Assignor
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----

                                                          , as Assignor
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----

                                                          , as Assignor
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----

                                                          , as Assignor
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----


                                    ASSIGNEES


                                                          , as Assignee
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:


                                                          , as Assignee
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----


                                    Domestic Lending Office:


                                    Eurodollar Lending Office:


                                                          , as Assignee
                                    ----------------------
                                    [Type or print legal name of Assignor]

                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:


                                                          , as Assignee
                                    ----------------------
                                    [Type or print legal name of Assignee]


                                    By
                                      ------------------------------------------
                                      Title:


                                    Dated:
                                          ------------ ----, -----


                                    Domestic Lending Office:


                                    Eurodollar Lending Office:


                                                          , as Assignee
                                    ----------------------
                                    [Type or print legal name of Assignor]


                                    By
                                      ------------------------------------------
                                      Title:


                                                   Dated:
                                                         ----------- ----, -----

                                                   Domestic Lending Office:


                                                   Eurodollar Lending Office:


Accepted (1)[and Approved] this

-------------------------
(1) Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(iii) or (b) of the definition of "Eligible Assignee".

day of                ,
       ---------------  -----



CITICORP USA, INC.,
    as Administrative Agent



By
   -----------------------------------------
    Title:

(2)[Approved this               day
                  -------------
of             ,
   ------------  -----

AMKOR TECHNOLOGY, INC.,



By:
    ----------------------------------------
    Title:]





-------------------------
(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(iii) or (b) of the definition of "Eligible Assignee" unless a Default has occurred and is continuing.

                                                                EXHIBIT D TO THE
                                                                CREDIT AGREEMENT



                                     FORM OF
                           BORROWING BASE CERTIFICATE

To:         Citicorp USA, Inc.
            2 Penns Way, Suite 200
            New Castle, DE 19720

            Attn:
            Fax:

                             Amkor Technology, Inc.
                            -----------------------

                            Date:
                                 ------------------

(1)     Inventory Net Availability
        [Total from Schedule I]                                                $
                                                                                -------
(2)     Accounts Receivable Net Availability
        [Total from Schedule II]                                               $
                                                                                -------
(3)     Total Borrowing Base Availability
        [1 plus 2]                                                             $
           ----                                                                 -------
(4)     Revolving Credit Commitment                                            $
                                                                                -------

(5)     The lesser of (3) and (4)                                              $
                                                                                -------

(6)     Revolving Credit Advances Outstanding                                  $
                                                                                -------
(7)     Aggregate Principal Amount of
        Letter of Credit Advances Outstanding                                  $
                                                                                -------

(8)     Total Available Amount of all
        Letters of Credit Outstanding

                a.     Standby Letters of Credit                               $
                                                                                -------
                b.     Trade Letters of Credit                                 $
                                                                                -------
                c.     Total Letters of Credit [(a) + (b)]                     $
                                                                                -------

(9)     Total Revolving Credit Availability
        [(5) less (6) less (7) less (8)]                                       $
             ----     ----     ----                                             -------

               This report is submitted pursuant to the Amended and Restated Credit Agreement dated as of March 30, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Initial Lenders and Initial Issuing Banks party thereto, Salomon Smith Barney Inc. ("SSBI") as Book Manager, Citicorp USA, Inc. ("CUSA"), as Administrative Agent and as Collateral Agent, SSBI and Deutsche Banc Alex. Brown Inc. ("DBAB"), as Arrangers and DBAB, as Syndication Agent. All of the current accounts referred to in this report (the "ACCOUNTS") have been assigned to the Collateral Agent and the Collateral Agent has been granted a security interest in the Accounts pursuant to the Loan Documents.

               The undersigned hereby certifies that (i) the amounts and the representations set forth above are true and correct in all material respects,
(ii) the calculations determined herein are determined in accordance with the Credit Agreement and (iii) except as noted, none of the Accounts referred to in this report falls within the ineligible or prohibited categories as noted in the Credit Agreement. We further confirm the above mentioned assignment and grant of security interest in the Accounts to the Collateral Agent.


                                               AMKOR TECHNOLOGY, INC.


Date:                                          By:
       -----------------------------              ---------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE I
                               Eligible Inventory

(a)     Gross Inventory                                                                 $
                                                                                         --------

Less:   Ineligible Inventory

----------------------------------------------------------------------------------------------------
(b)     Inventory located on leaseholds as to which the lessor has not entered          $
        into a consent and agreement required by the Collateral Agent pursuant           --------
        to the Credit
        Agreement

----------------------------------------------------------------------------------------------------
(c)     Inventory that is obsolete, unusable or otherwise                               $
        unavailable for sale                                                             --------

----------------------------------------------------------------------------------------------------
(d)     Inventory with respect to which the representations and warranties set          $
        forth in Section 9 of the Security Agreement applicable to Inventory are         --------
        not true and correct in all material respects

----------------------------------------------------------------------------------------------------
(e)     Inventory that fails to meet all standards imposed by any governmental          $
        agency, or department or division thereof, having regulatory authority           --------
        over such Inventory or its use or sale

----------------------------------------------------------------------------------------------------
(f)     Inventory that is subject to any licensing, patent, royalty, trademark,         $
        trade name or copyright agreement with any third party from whom any             --------
        Domestic Loan Party has received notice of a dispute in respect of any such agreement to the extent of such dispute

----------------------------------------------------------------------------------------------------
(g)     Inventory that is not in the possession of or under                             $
        the sole control of the Domestic Loan Parties                                    --------

----------------------------------------------------------------------------------------------------
(h)     Inventory consisting of work in progress                                        $
                                                                                         --------
----------------------------------------------------------------------------------------------------
(i)     Inventory in respect of which the Security Agreement, after giving              $
        effect to the related filings of financing statements that have then             --------
        been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the
        Collateral Agent for the benefit of the Secured
        Parties securing the Secured Obligations

----------------------------------------------------------------------------------------------------
(j)     Other Ineligible Inventory                                                      $
                                                                                         --------
----------------------------------------------------------------------------------------------------
(k)     Total Ineligible Inventory [(sum of (b) through (j)]                            $
                                                                                         --------
----------------------------------------------------------------------------------------------------
(l)     Eligible Inventory [(a) less (k)]                                               $
                                                                                         --------
====================================================================================================

Loan Value of Eligible Inventory
(Product of (1) and 50%)                                                                $
                                                                                         ========

----------------------------------------------------------------------------------------------------
(j)     Receivables arising out of sales to account debtors outside the United          $
        States unless such Receivables are (i) fully backed by an irrevocable            --------
        letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Collateral Agent or the
        Administrative Agent or (ii) owing from an account debtor that is a foreign subsidiary or division of a Person organized and in good standing under the laws of a jurisdiction within the United States

--------------------------------------------------------------------------------------------------
(k)     Receivables arising out of sales on a guaranteed sale,                          $
        sale-or-return, sale on approval or consignment basis                            --------
        or subject to any right of return, set-off or
        charge-back
--------------------------------------------------------------------------------------------------
(l)     Receivables owing from an account debtor that is an agency, department          $
        or instrumentality of the United States or any State thereof unless the          --------
        Borrower shall have satisfied the requirements of the Assignment of
        Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor

--------------------------------------------------------------------------------------------------
(m)     Receivables the full and timely payment of which the Administrative Agent        $
        in its reasonable judgment believes to be doubtful                                --------

--------------------------------------------------------------------------------------------------
(n)     Receivables in respect of which the Security Agreement, after giving            $
        effect to the related filings of financing statements that have then             --------
        been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the
        Collateral Agent for the benefit of the Secured Parties securing the
        Secured Obligations
--------------------------------------------------------------------------------------------------
(o)     Other Ineligible Receivables                                                    $
                                                                                         --------
--------------------------------------------------------------------------------------------------
(p)     Total Ineligible Receivables [sum of (b) through (o)]                           $
                                                                                         --------

--------------------------------------------------------------------------------------------------
(q)     Eligible Receivables [(a) less (p)]                                             $
                                  ----                                                   --------
--------------------------------------------------------------------------------------------------

Loan Value of Eligible Inventory
(product of (q) and 85%)                                                                $
                                                                                         ========